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INDEX TO THE FINANCIAL STATEMENTS OF MARATHON REAL ESTATE MORTGAGE TRUST

As filed with the Securities and Exchange Commission on August 28, 2009

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Marathon Real Estate Mortgage Trust

(Exact name of registrant as specified in its governing instruments)

One Bryant Park, 38th Floor
New York, New York 10036
(212) 500-3000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

David Arzi
Chief Executive Officer
Marathon Real Estate Mortgage Trust
One Bryant Park, 38th Floor
New York, New York 10036
(212) 500-3000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jeffrey B. Steiner, Esq. M. David Krohn, Esq. Jeffrey M. Sullivan, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas 27th Floor New York, NY 10020-1104 Tel: (212) 335-4500 Fax: (212) 335-4501	David J. Goldschmidt, Esq. Jennifer A. Bensch, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Tel: (212) 735-3000 Fax: (212) 735-2000

         Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Shares of Beneficial Interest	$300,000,000	$16,740

(1)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION, DATED August 28, 2009

             Shares

Marathon Real Estate Mortgage Trust

Common Shares

         Marathon Real Estate Mortgage Trust is a newly-formed financial services company that will invest primarily in mortgage-backed securities, mortgage loans and other real estate-related loans and securities. We expect that initially our investment opportunities will be predominantly in residential mortgage-backed securities and residential mortgage loans. We will be externally managed and advised by Marathon Asset Management, L.P., a global alternative asset manager focused on distressed and special situations investing across corporate credit, structured debt, mortgages and other real estate assets. Marathon Asset Management also owns a residential mortgage servicer and special servicer, Marix Servicing LLC. We plan to invest a portion of the proceeds of this offering and the concurrent private placement described below in a legacy securities public-private investment fund sponsored by our manager under the U.S. Department of the Treasury's Public-Private Investment Program, which fund we refer to as the Marathon PPIF.

         This is our initial public offering, and no public market currently exists for our common shares. We are offering             of our common shares as described in this prospectus. We expect the initial public offering price of our common shares to be $             per share. We intend to apply to have our common shares listed on the New York Stock Exchange under the symbol "             ."

         Concurrently with the consummation of this offering, we expect to complete a private placement in which we would sell             of our common shares to affiliates of our manager at the initial public offering price, for an investment of $              million.

         We intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ending December 31, 2009. To assist us in qualifying as a REIT, shareholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding common shares or of our outstanding shares of beneficial interest. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our common shares. See "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer."

         Investing in our common shares involves risks. See "Risk Factors" beginning on page 22 of this prospectus for a discussion of these risks.

  •
  We are dependent on our manager and its key personnel for our success.

  •
  We have no operating history and may not operate successfully or generate sufficient cash flows to make or sustain distributions to our shareholders.

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  The U.S. Department of the Treasury could change the terms of the Public-Private Investment Program or otherwise terminate or curtail its investment in the Marathon PPIF, which would eliminate or substantially limit our ability to make our anticipated investments through the Marathon PPIF.

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  There are conflicts of interest in our relationship with our manager and its affiliates, which could result in decisions that are not in the best interests of our shareholders.

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  Our performance will be impacted by the performance of the Marathon PPIF, which will be externally advised by Marathon Asset Management.

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  Neither we nor the Marathon PPIF has identified any specific investments.

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  Maintaining an exemption from the Investment Company Act of 1940 limits our operations.

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  Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$

         The underwriters may also purchase up to an additional             of our common shares from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover over-allotments, if any.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The U.S. Department of the Treasury has not participated in the preparation of this prospectus or made any representation regarding, and expressly disclaims any liability or responsibility to any investor in our company for, the accuracy, completeness or correctness of any of the information contained herein. Without limitation of the foregoing, the U.S. Department of the Treasury does not approve or disapprove of any tax disclosure or advice set forth in this prospectus.

The shares will be ready for delivery on or about                           , 2009.

Credit Suisse	J.P. Morgan

The date of this prospectus is                           , 2009.

        You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Until                        , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

        The following summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including "Risk Factors," before making a decision to invest in our common shares. In this prospectus, references to "Marathon Real Estate Mortgage Trust," "our company," "the company," "we," "us" and "our" mean Marathon Real Estate Mortgage Trust, a Maryland real estate investment trust, and Marathon Real Estate Mortgage Operating Partnership, L.P., a Delaware limited partnership and the subsidiary through which we will conduct substantially all of our business and which we refer to as "our operating partnership," except where it is clear from the context that the term only means the issuer of the common shares in this offering, Marathon Real Estate Mortgage Trust. References to "our manager" or "Marathon" mean Marathon Asset Management, L.P. Our manager has been selected by the U.S. Department of the Treasury as an initial pre-qualified fund manager for a legacy securities public-private investment fund. The U.S. Department of the Treasury's final determination as to initial fund managers remains subject to the completion of customary due diligence and the negotiation and execution of definitive documentation. Unless indicated otherwise, the information included in this prospectus assumes (1) our manager's selection by the U.S. Department of the Treasury as an initial fund manager, (2) no exercise of the underwriters' option to purchase up to            additional common shares of our company, (3) the common shares to be sold in this offering are sold at $            per share, (4) a $             million investment will be made by affiliates of our manager in a private placement concurrent with the consummation of this public offering and (5) no issuance of long-term incentive plan units or restricted common shares under our equity incentive plan.

 Our Company

        We are a newly-formed financial services company that will invest primarily in mortgage-backed securities, mortgage loans and other real estate-related loans and securities. We expect that initially our investment opportunities will be predominantly in residential mortgage-backed securities and residential mortgage loans. As opportunities arise, we may also invest in commercial mortgage-backed securities and commercial mortgage loans. We refer to mortgage-backed securities, mortgage loans, other real estate-related loans and securities and other assets in which we may invest as our target assets.

        We will be externally managed by Marathon Asset Management, L.P., a global alternative asset manager focused on distressed and special situations investing across corporate credit, structured debt, mortgages and other real estate assets. Marathon also owns a residential mortgage servicer and special servicer, Marix Servicing LLC, or Marix. Marathon was founded in 1998 and as of June 30, 2009, managed approximately $14.5 billion in market value of total assets, of which approximately $7.8 billion in notional value and more than $1.6 billion in market value was residential mortgage-backed securities, or RMBS, commercial mortgage-backed securities, or CMBS, and other real estate-related loans and securities. Marathon has an experienced 20-person mortgage investment team led by five senior portfolio managers who have an average of 20 years of investment experience managing mortgage-related investments.

        On July 8, 2009, our manager was selected by the U.S. Department of the Treasury as one of only nine initial pre-qualified fund managers for a legacy securities public-private investment fund, or a Legacy Securities PPIF, to be established under the U.S. Department of the Treasury's Public-Private Investment Program, or the PPIP. We refer to the Legacy Securities PPIF to be sponsored by our manager as the Marathon PPIF. The Marathon PPIF will be formed to invest in, finance and manage RMBS not issued or guaranteed by a U.S. government agency or a federally-chartered corporation, or non-Agency RMBS, and CMBS meeting eligibility requirements of the U.S. Department of the Treasury. The Marathon PPIF is expected to receive equity capital and long-term, limited recourse debt financing from the U.S. Department of the Treasury and to have a term of eight years, subject to two one-year extensions. We plan to invest a portion of the proceeds from this offering and the concurrent private placement into the Marathon PPIF. We currently expect that a significant portion of the Marathon PPIF's initial portfolio will be non-Agency RMBS and the balance will be in CMBS.

        We also intend to make direct investments in mortgage-related securities, loans and other target assets outside the Marathon PPIF, both during and after the investment period of the Marathon PPIF, and expect our investments outside the Marathon PPIF to become a larger portion of our total investments as the Marathon PPIF matures. Our core investment strategy will be to focus on investing in credit-intensive target assets, many of which may be acquired at discounts to their unpaid principal balances and face amounts. We plan to utilize Marathon's experienced residential and commercial mortgage team to analyze, due diligence and manage mortgage securities and loans, with the objective of providing attractive risk-adjusted returns to our investors over the long term, while also focusing on current cash flows and capital preservation. In particular, in the case of sub-performing and non-performing residential mortgage whole loans that we acquire, we will also seek to maximize the value of these loans through the special servicing capabilities of Marathon's mortgage servicing subsidiary, Marix. Marix specializes in the collection and resolution of sub-performing and non-performing residential mortgage loans and foreclosed real estate. In addition, we expect to invest directly in whole pools of RMBS for which a U.S. government agency or a federally-chartered corporation guarantees payments of principal and interest on the securities, or Agency RMBS, in order to maintain a degree of liquidity in our overall portfolio, as well as an exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.

        We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to shareholders and maintain our intended qualification as a REIT. We intend to form one or more taxable REIT subsidiaries, or TRSs, and will hold certain assets and conduct certain activities through our TRSs, including loan modifications and some hedging activity. Any TRS will be subject to corporate tax on its earnings. We intend to operate our business in a manner that will permit us to maintain an exemption from registration under the Investment Company Act.

Our Manager

        We will be externally managed and advised by Marathon Asset Management, L.P., a Delaware limited partnership. Marathon is a global alternative investment and asset management company that manages a family of separate funds, managed accounts, single client funds and collateralized loan and debt obligation vehicles. Marathon has a history of conducting deep credit analysis and employing prudent leverage in managing its investments. Its investment management team specializes in global credit investments, including RMBS and CMBS, real estate debt and equity investments, structured finance, corporate bonds and bank debt, distressed debt, convertible bonds and special situations. Marathon was founded in 1998 by Bruce Richards and Louis Hanover and today employs 140 professionals worldwide with corporate headquarters in New York City. Our manager is a registered investment adviser under the Investment Advisers Act of 1940 and has received the highest operations rating from Moody's of "OQ1: Excellent" across a number of its managed funds.

        Mr. Richards, our manager's Chief Executive Officer and co-founding partner, has 27 years of experience in principal investing and alternative asset management leadership and will serve as the Chairman of our board of trustees. David Arzi, a Senior Managing Director of our manager and a member of its investment committees, has 23 years of experience investing in mortgage-related assets as a senior portfolio manager at Marathon, Credit Suisse First Boston and Heller Financial, Inc. Mr. Arzi will serve as our Chief Executive Officer and as a trustee. Andrew Springer, a Senior Managing Director and Senior Portfolio Manager of our manager, has 22 years of experience investing and trading in mortgage and other asset-backed securities and assets with Marathon, Smith Barney and Donaldson, Lufkin & Jenrette. Mr. Springer will serve as our Chief Investment Officer. Jon Halpern, our manager's Head of Real Estate Investments and partner, has 23 years of experience investing in and operating real estate-related assets and businesses and will serve as the Vice Chairman of our board of trustees. Mark Kleinman, a Senior Managing Director of our manager, has 28 years of experience in senior financial management for financial services businesses, including serving as the Treasurer of JPMorgan Chase & Co. where he was responsible for managing the company's balance sheet, capital, liquidity and funding. Mr. Kleinman will serve as our Chief Financial Officer.

        Our manager also benefits from its residential mortgage servicer and special servicer, Marix, which will enter into a loan servicing agreement with us that will be effective upon completion of this offering. Marix is on Standard & Poor's Select Servicer List and is an approved servicer by Freddie Mac and the U.S. Department of Housing and Urban Development. Our manager plans to utilize Marix and its senior management teams to provide insight and information to inform our investment decisions and to endeavor to enhance the value of the sub-performing and non-performing residential mortgage loans that we acquire. Marix currently has more than 100 employees and is licensed in all 50 States and the District of Columbia.

Concurrent Private Placement

        Concurrently with the consummation of this offering, we will complete a private placement in which we will sell            of our common shares to affiliates of our manager at the initial public offering price, for an investment of $                         million. Upon consummation of this offering and the concurrent private placement, our manager and its affiliates will own or control approximately            % of our common shares on a fully diluted basis. The shares purchased in the private placement will be subject to a                lock-up agreement, and we will grant the purchasers registration rights with respect to such shares.

Our Market Opportunities

        We believe that the decline and dislocation in the U.S. real estate and credit markets presents us with unique opportunities to invest in discounted mortgage-related assets and, with prudent management, to generate attractive risk-adjusted returns. Market prices for mortgage-related assets have declined significantly due to increased borrower defaults, falling real estate prices, inability for consumers to refinance consumer credit and the lack of available capital to purchase mortgage-related assets in the secondary market.

        We believe that our manager's experience acquiring and managing mortgage-related assets and its disciplined investment strategy will allow us to take advantage of this market opportunity. We expect the opportunity to purchase mortgage-related assets at discounted prices will persist for an extended period and that our ability to invest across all aspects of mortgage-related assets will afford us opportunities not available to many other purchasers of these assets. As prices return to normalized historical levels, we expect new opportunities will arise for us to generate attractive risk-adjusted returns through credit-oriented mortgage-related assets and securities.

Non-Agency Residential Mortgage-Backed Securities

        According to research by JPMorgan Chase & Co., the RMBS market represents approximately $7 trillion of assets, of which over $2 trillion is non-Agency RMBS. The majority of non-Agency RMBS issued in 2006 and 2007 that had originally been rated AAA is now rated below investment grade. Many financial institutions that originally purchased these assets may now be motivated to sell them either because the institutions are no longer able to hold them at non-AAA ratings or due to the bonds' credit risk. The U.S. government has recently announced significant new programs designed to increase liquidity in the non-Agency RMBS market by providing capital and financing to acquirors of non-Agency RMBS, including the PPIP, under which our manager was selected as an initial pre-qualified fund manager for a Legacy Securities PPIF.

Residential Mortgage Loans

        According to the Federal Reserve's Flow of Funds report as of December 31, 2008, there were more than $4 trillion in residential mortgage whole loans outstanding, residing mainly in financial institutions that originated or purchased these assets prior to the correction in the real estate market. Many of these financial institutions are under financial duress and may be motivated to sell these loans directly or through recently-announced government programs. In addition, the Federal Deposit Insurance Corporation, or FDIC, and other regulatory or government agencies have acquired and are expected to continue to acquire significant portfolios of troubled loans from failed depository institutions. As of August 21, 2009, 81 depository institutions had failed this year with approximately $87.9 billion in combined assets, of which $20.2 billion were residential mortgage loans. In addition, as of June 30, 2009, there were 416 depository institutions with $300 billion in total assets on the FDIC's Problem List, which the FDIC defines as a list of those institutions with financial, operational or managerial weaknesses that threaten their continued financial viability. Additional opportunities to acquire residential mortgage loans may arise though FDIC-assisted sales and other U.S. government programs.

Commercial Mortgage-Backed Securities and Commercial Mortgage Loans

        We believe that fundamentals will continue to deteriorate in the CMBS and commercial mortgage loan markets. We believe that as opportunities develop, direct investing in discounted CMBS and commercial mortgage loans may generate attractive risk-adjusted returns. Although CMBS prices had fallen in advance of the sector's anticipated deterioration in fundamentals, as a result of the inclusion of AAA-rated CMBS as eligible assets in the Term Asset-Backed Securities Lending Facility announced by the U.S. Department of the Treasury and the Federal Reserve System, or the TALF, and the recent announcement by Standard & Poor's of potential downgrades of CMBS securities, there has been significant price volatility. While many CMBS assets and commercial mortgage loans will be downgraded and impaired, we believe significant value can be realized from investments in certain of these assets and loans over time through disciplined credit and return analysis by experienced investors.

Our Competitive Strengths

        We believe that our competitive strengths include the following:

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  Dedicated Investment Team with Extensive Experience and Industry Contacts.  Our manager employs 140 professionals, 20 of whom dedicate time to the management of mortgage-related assets. Our manager's five senior mortgage portfolio managers, including David Arzi, our Chief Executive Officer, and Andrew Springer, our Chief Investment Officer, have an average of 20 years of experience managing such investments. The portfolio managers have extensive experience in the origination, underwriting and structuring of investments through various credit environments and economic cycles. This team is also able to draw on the experience of Marix and its senior management team, as well as Marathon's 13-member real estate equity team, all of whom assist the mortgage investment team in the analysis, modeling and evaluation of investment opportunities. Our manager maintains relationships with numerous banks, broker-dealers and other financial intermediaries, and transacts financings and trades with more than 30 different counterparties, including primary dealers, leading United States and European investment banks and others.

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  Disciplined Credit-Intensive Investment Strategy Focused on Capital Preservation.  Marathon's investment strategy is based on a rigorous and disciplined approach to credit analysis that focuses on and evaluates the underlying performance of the mortgage loan collateral pools in order to assess the future cash flows of and potential stresses in mortgage-backed securities. Marathon values RMBS and CMBS on a loan-by-loan basis using proprietary forecasts of key variables, including, in the case of RMBS, prepayments at the loan level and home price trends at the zip code level. Marathon further utilizes this approach to evaluate the underlying potential cash flow of performing mortgage loans as well as the potential recovery value of sub-performing and non-performing mortgage loans. Marathon combines this detailed bottom-up approach to individual asset credit with the monitoring of overall portfolio risk and distribution, while taking into account capital markets dynamics and asset pricing trends in each investment decision. We believe that our manager's investment approach and commitment to portfolio diversification, conservative leverage and capital preservation will provide us with a competitive advantage in the analysis and valuation of our target assets, which may provide us with opportunities to generate future returns through both our investment in the Marathon PPIF and the direct acquisition of our target assets.

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  Opportunities to use Marix to Enhance Investment Selection and the Value of Our Residential Mortgage Loans.  We anticipate that Marix will provide us with proprietary information and special servicing that will inform our investment selections and may create opportunities for us to enhance the value of distressed residential mortgage loans we acquire. The members of its senior servicing team have an average of 25 years experience in the industry, including experience at some of the largest servicers in the United States. Marix has more than 100 employees, serves all U.S. time zones and is appropriately licensed to service residential loans and for debt collection in all 50 States and the District of Columbia. Marix is on Standard & Poor's Select Servicer List and is an approved servicer by Freddie Mac and the U.S. Department of Housing and Urban Development. Marix has also been approved to act as a subservicer for leading U.S. banks, such as Wells Fargo Bank and affiliates of Bank of America, N.A. Marix provides current information on zip code level home price changes, foreclosed real estate, foreclosure timelines and property values. In addition, through direct borrower interaction, Marix is able to provide insight into borrower behavior and neighborhood trends.

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  Robust Asset Management Infrastructure and Risk Management Systems.  Marathon has made a significant investment in its asset management, risk management, administrative, and compliance systems and procedures and strives to employ "best-in-class" practices and policies in these areas. Marathon employs proprietary valuation systems with controls and protections to foster prudent investment decisions and effective risk management. It maintains a dedicated global infrastructure group of 65 individuals with backgrounds in audit, law, tax, compliance, risk management, trading and operations with significant financial services experience. As a result of its risk management systems and other infrastructure, our manager has received the highest operations rating from Moody's of "OQ1: Excellent" across a number of its managed funds.

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  Opportunity for Participation in the U.S. Government's Public-Private Investment Program.  Our manager was selected by the U.S. Department of the Treasury as one of the initial nine pre-qualified fund managers to participate in the Legacy Securities Program, and our company may afford the opportunity for public equity investors to participate indirectly in the Legacy Securities Program. The Marathon PPIF, in which we will invest a portion of the proceeds of this offering and the concurrent private placement, may have the opportunity to purchase from financial institutions legacy non-Agency RMBS and CMBS that meet eligibility requirements of the U.S. Department of the Treasury. As a result of the selection of our manager by the U.S. Department of the Treasury, the Marathon PPIF will have access to equity capital and debt financing from the U.S. Department of the Treasury, which is providing each fund manager of a Legacy Securities PPIF with a limited recourse loan, subject to a maturity date of the earlier of 10 years and the termination of the Marathon PPIF, in an amount up to the lesser of approximately $2.2 billion and 100% of the Marathon PPIF's total drawn equity. We believe that through our investment in the Marathon PPIF, we will be well positioned to source target assets held by FDIC-regulated and other financial institutions and to capitalize on the opportunity to produce attractive risk-adjusted returns on eligible discounted real-estate related debt instruments.

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  Alignment of our Shareholders' and our Manager's Interests.  Upon consummation of this offering and the concurrent private placement, Marathon and its affiliates will own or control       % of our outstanding common shares on a fully-diluted basis. In addition, the incentive fees payable to our manager pursuant to the management agreement will be dependent upon our earnings. As a result, the economic interests of our manager will be significantly aligned with those of our shareholders.

Investment Strategy and Targeted Investments

        We intend to utilize the significant expertise, mortgage investing capabilities and resources of our manager to identify, analyze, purchase and manage investments in mortgage-backed securities, mortgage loans, other real estate-related loans and securities, and other assets.

        We expect that initially a portion of our capital will be invested in the Marathon PPIF, which will be formed to invest in, finance and manage non-Agency RMBS, CMBS and other assets, if any, approved by the U.S. Department of the Treasury, referred to as eligible assets. The Marathon PPIF's investment objective is to generate attractive returns through long-term opportunistic investments in eligible assets. We anticipate holding our indirect interest in the Marathon PPIF until its liquidation, which is expected to occur within eight years of the date of its formation, subject to two one-year extensions.

        We also plan to invest outside of the Marathon PPIF across a wide range of other targeted investments, including non-Agency RMBS and sub-performing or non-performing residential mortgage loans and other real estate-related assets, focusing on the particular investments that we believe will maximize our risk-adjusted returns. We expect to invest directly in whole pools of Agency RMBS, which we believe will provide a degree of liquidity to our overall portfolio and allow us to maintain our exemption from registration under the Investment Company Act. Over time, we intend to rely more on our investments in mortgage loans to maintain our Investment Company Act exemption.

        Our manager's investment team has a strong focus on underlying credit fundamentals, current and projected macroeconomic factors, cash yields, financing and liquidity, residential real estate prices, delinquencies, default rates, recovery of various sectors, vintage of collateral relative value, and risk-adjusted returns. We believe that mortgage loans and securities available for purchase will significantly exceed our capacity, allowing Marathon to be selective in pursuing investments in these assets. We intend to utilize the capabilities and knowledge of Marix to inform our investment decisions as well as to endeavor to enhance the value of the sub-performing and non-performing residential mortgage loans that we acquire.

        We will evaluate opportunities in our target asset markets as conditions change with a view toward maximizing the returns from our investment portfolio and identifying dislocations in the residential and commercial mortgage loans and securities markets. This strategy, combined with the breadth of experience and knowledge of our manager's investment team and our proprietary credit strategies and resolution capabilities, is designed to benefit us during various interest rate and credit cycles and capital market conditions to provide attractive long-term returns to our investors.

        Our target assets include:

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  Non-Agency Residential Mortgage-Backed Securities.  We intend to invest in non-Agency RMBS, which are RMBS not issued or guaranteed by a U.S. government agency or federally-chartered corporation, including eligible assets under the Legacy Securities Program.

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  Residential Mortgage Loans.  We intend to invest in sub-performing and non-performing loans secured by residential real property. From time to time, we may also acquire performing loans.

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  Agency Residential Mortgage-Backed Securities.  We intend to invest in Agency RMBS that are mortgage pass-through certificates and Agency RMBS that are collateralized mortgage obligations. Agency RMBS are RMBS for which a U.S. government agency such as the Government National Mortgage Association, or Ginnie Mae, or a federally-chartered corporation such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, guarantees payments of principal and interest on the securities.

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  Other Assets.  We may invest in CMBS secured by interests in a single commercial mortgage loan or a pool of mortgage loans secured by commercial property, including eligible assets under the Legacy Securities Program. We may also invest in loans secured by commercial real estate, other real estate structured finance products, mortgage servicing rights, other real estate-related loans and securities and other assets, to the extent that we believe such investments present attractive risk-adjusted return opportunities.

        We cannot predict the percentage of our investments that will be in any particular asset class or whether we will acquire and manage investments in other asset classes. We may change our investment strategies at any time without a vote of our shareholders. In all cases, we intend to pursue an investment strategy that allows us to maintain our REIT qualification and our exemption from registration under the Investment Company Act.

Our Investment Guidelines

        Our board of trustees has adopted the following investment guidelines:

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  no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes or subject us to the REIT "prohibited transaction" tax;

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  no investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act;

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  our investments will be in our target assets; and

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  until the partnership investing in the Marathon PPIF requires its capital contribution from us and other appropriate investments can be identified, our manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts or funds, that are consistent with our intention to qualify as a REIT.

        Our investment guidelines may be changed from time to time by our board of trustees without the approval of our shareholders.

The Public-Private Investment Program and the Marathon PPIF

        The PPIP, which includes the Legacy Securities Program and the Legacy Loans Program, was designed to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. Legacy Securities PPIFs, including the Marathon PPIF, will be established under the PPIP to purchase from financial institutions "eligible assets," which include legacy non-Agency RMBS and CMBS meeting eligibility requirements. It is possible, however, that the U.S. Department of the Treasury will expand the categories of eligible assets or specify additional requirements for eligible assets, and we cannot therefore be certain of the characteristics of the Marathon PPIF's investments throughout its term.

        Marathon will be required to raise a minimum of $500 million to invest in the Marathon PPIF. We expect to invest a portion of the proceeds from this offering and the concurrent private placement in the Marathon PPIF, and the invested proceeds will constitute a portion of the capital raised by

Marathon for investment in the Marathon PPIF. The U.S. Department of the Treasury will match the equity raised by the Marathon PPIF from us and other investors up to the amount of approximately $1.1 billion. In addition, the U.S. Department of the Treasury will provide the Marathon PPIF with a limited recourse loan, subject to a maturity date of the earlier of 10 years and the termination of the Marathon PPIF, in an amount up to the lesser of approximately $2.2 billion and 100% of the Marathon PPIF's total equity including the equity invested by the U.S. Department of the Treasury, subject to the terms and conditions of the program.

        In connection with establishing the Marathon PPIF, our manager entered into an agreement with Blaylock Robert Van, LLC, or BRV, to provide certain services and to share in a portion of the compensation related to our manager's service as a contractual manager of the Marathon PPIF. BRV is an African-American owned, full service investment banking boutique. We anticipate that BRV will make an indirect equity investment in the Marathon PPIF.

Our Financing and Hedging Strategy

        We plan to employ a conservative financing and leverage strategy. Our expected direct and indirect financing sources, including financing at the Marathon PPIF, may include: (1) debt financing and equity capital from the U.S. Department of the Treasury in connection with the PPIP and the Marathon PPIF; (2) repurchase agreements to finance Agency RMBS we may acquire; and (3) to the extent available, borrowings under the TALF and other available federal programs or other financings that we or the Marathon PPIF believe to be prudent and consistent with our manager's conservative leverage philosophy.

        On a long-term basis, in an effort to minimize refinancing risk and reduce the impact of changing interest rates on our earnings and cash flows, we may seek to "match fund" or match the maturities, repricing dates and interest rate indices of our assets with those of our liabilities. We intend to use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. Our financing strategy will be subject to our intent to maintain our qualification as a REIT and our exemption from the Investment Company Act.

        To the extent consistent with maintaining our REIT qualification and exemption from registration as an investment company under the Investment Company Act, we will seek to manage risk exposure to protect our investment portfolio against the effects of major interest rate changes, including through using hedging instruments. The Marathon PPIF will generally employ a buy-and-hold strategy and will not engage in any hedging activities other than with respect to interest rate risk.

Our Structure

        We were formed as a Maryland real estate investment trust on June 10, 2009. We intend to conduct substantially all of our business and make substantially all of our investments through our operating partnership, Marathon Real Estate Mortgage Operating Partnership, L.P. Upon the completion of this offering and the concurrent private placement, we will contribute the proceeds from this offering and the concurrent private placement to our operating partnership in exchange for substantially all of the limited partnership interests and, indirectly, the general partnership interests in our operating partnership.

        Through our operating partnership, we expect to invest a portion of the proceeds of this offering and the concurrent private placement in a joint venture that we refer to as the Partnership, which in turn will invest those proceeds in the Marathon PPIF.

        The Marathon PPIF will be formed by Marathon as a Delaware limited partnership to participate in the Legacy Securities PPIP. We expect that the U.S. Department of the Treasury will own a 50% interest in the Marathon PPIF and that its interest will be a limited partnership interest. We further expect that the Partnership will own a 50% interest in the Marathon PPIF, but we intend for the Partnership to serve as the general partner of the Marathon PPIF and for all or a portion of the Partnership's interest in the Marathon PPIF to be a general partnership interest.

        The Partnership will be formed by Marathon as a Delaware limited partnership to invest in the Marathon PPIF. The Partnership's only activities will be holding its interests in the Marathon PPIF and related activities. We will invest in the Partnership and may or may not hold a majority of the economic interests in the Partnership. We intend for a wholly-owned limited liability company subsidiary of our operating partnership to serve as the general partner of the Partnership and to hold all or a portion of our indirect interest in the Partnership as a general partnership interest.

        We expect that other investors, including affiliates of our manager and BRV, will acquire limited partnership interests in the Partnership.

        Each of the Marathon PPIF and the Partnership will be externally advised by our manager and will enter into management agreements with Marathon. Under these management agreements, the general partner of each entity will delegate investment management authority and ancillary duties to Marathon in consideration for payment of management fees, subject to the supervision and oversight of the general partner. Such management agreements will be terminable upon 30-days' written notice to Marathon. Even though we intend for a subsidiary of ours to be the indirect general partner of the Partnership and the Marathon PPIF, we will not be able to terminate either of the management agreements without, among other matters, the consent of the holders of a majority of the limited partnership interests in the Partnership not held by us.

        The Partnership will be closed end and will not permit any of the private investors to voluntarily withdraw or redeem their interests.

        The Marathon PPIF and the Partnership should receive flow-through tax treatment for U.S. federal income tax purposes.

        The structure and terms of the Marathon PPIF and the Partnership are not final and are currently under negotiation. The actual structure and terms may differ from our expectations and the descriptions in this prospectus.

        The following chart depicts our proposed structure and ownership on a fully-diluted basis following the completion of this offering and the concurrent private placement:

(1)
The percentage ownership interest in our company indicated for our manager includes common shares to be issued in the concurrent private placement to affiliates of our manager.

(2)
The remaining ownership interests in Marix are owned by a third party. In addition, key employees of Marix hold profits interests in Marix.

(3)
Consists of                restricted common shares to be granted to certain employees of Marathon and/or Marix under our equity incentive plan upon the completion of this offering and                                    restricted common shares to be granted to our executive officers and our independent trustees under our equity incentive plan upon the completion of this offering. Excludes beneficial ownership of our common shares attributable to certain employees of Marathon and/or Marix, our executive officers and our trustees as a result of the concurrent private placement to affiliates of our manager. See footnote (1) above.

(4)
Consists of                                    LTIP units to be granted to our executive officers and certain employees of Marathon and/or Marix under our equity incentive plan upon the completion of this offering. LTIP units are interests in our operating partnership that, upon the occurrence of certain events, may ultimately be redeemable for common shares. See "Management—Equity Incentive Plan."

(5)
We intend for a wholly-owned limited liability company subsidiary of our operating partnership to serve as the general partner of the Partnership and to hold all or a portion of our indirect interest in the Partnership as a general partnership interest. We expect that other investors in the Partnership will hold their interests as limited partnership interests. The structure and terms of the Partnership have not been finalized and may differ from the descriptions in this prospectus.

(6)
Other investors in the Partnership include affiliates of our manager and BRV.

(7)
We may form one or more TRSs. We expect to use our TRSs to conduct our loan modification and some of our hedging activity and to hold some of the property we may acquire by foreclosure and assets acquired with an intent to sell.

(8)
We intend for a wholly-owned limited liability company subsidiary of the Partnership to serve as the general partner of the Marathon PPIF and to hold all or a portion of its interest in the Marathon PPIF as a general partnership interest. We expect that the U.S. Department of the Treasury's interest in the Marathon PPIF will be a limited partnership interest. The structure and terms of the Marathon PPIF have not been finalized and may differ from the descriptions in this prospectus.

Our Management Agreement

        We expect that substantially all of our investment and asset management decisions will be made by our manager and not by us, as we do not and will not employ individuals related to these matters. Furthermore, our manager has the sole discretion to hire and fire its employees, and our board of trustees and shareholders will not have any authority over the individual employees of our manager. Our manager, however, will at all times be subject to the supervision and oversight of our board of trustees and has only such functions and authority as will be delegated to it.

        We will enter into a management agreement with our manager that will be effective upon completion of this offering, pursuant to which Marathon will manage our business affairs in accordance with the investment policies that are approved and monitored by our board of trustees. The management agreement has an initial term of three years, expiring on    , and will be automatically extended for another three-year term at the end of each term unless terminated or not renewed in the manner or on the occurrence of the events described under "Our Manager and the Management Agreement—Management Agreement—Term and Termination Rights," some of which will require us to pay a substantial termination fee as described in such section. Our independent trustees will review Marathon's performance and the management fees annually.

        Marathon is subject to the supervision and direction of our board of trustees, the terms and conditions of the management agreement and such further limitations or parameters as may be imposed from time to time by our board of trustees. Marathon will be responsible for (1) the selection, purchase and sale of all of our investments, (2) our financing activities and (3) providing us with investment advisory services. Marathon will be responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our operations, including our investments and their financing, as may be appropriate. Pursuant to the terms of our management agreement, Marathon will be obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel, to provide the management services required of Marathon as set forth in the management agreement. Members of that team will be required to devote such time to us as is necessary and appropriate, commensurate with the level of our activity. To the extent we employ any individuals in the future, we will be responsible for the salary, benefits and other expenses associated with the employed individuals. Marathon will also provide personnel for service on the investment guideline committee. Marathon will not assume any responsibility other than to provide the services specified in the management agreement and will not be responsible for any action of our board of trustees in following or declining to follow its advice or recommendations.

        Pursuant to the management agreement, we will pay certain fees and incentive compensation to Marathon to manage our day-to-day operations. The following table summarizes the fees payable to our manager pursuant to the management agreement in connection with this offering:

Fee	Summary Description
Base management fee	Our manager will be entitled to a base management fee calculated and payable quarterly in advance in an amount equal to % per annum, of our Shareholders' Equity. Shareholders' Equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common shares, excluding any unrealized gains, losses or other non-cash items that have impacted shareholders' equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP, and certain other non-cash charges after discussions between our manager and our independent trustees and after approval by a majority of our independent trustees. Shareholders' Equity for purposes of the base management fee may be different than the amount of shareholders' equity on our financial statements.
Incentive fee	Our manager will be entitled to an incentive fee that is payable quarterly in arrears in an amount equal to % of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before incentive fees, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of common shares outstanding in such quarter and (2) %. For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our manager and our independent trustees and after approval by a majority of our independent trustees.
Any net loss incurred by us in a given quarter will be offset against any net income earned by us in the next succeeding three quarters for purposes of calculating the incentive fee.
Offset	To the extent any fees are payable to our manager in connection with the Marathon PPIF or another fund managed by our manager or any subsidiary of our manager in which we

Fee	Summary Description
are invested, our manager has agreed to reduce the management fee payable by us under the management agreement (but not below zero) by the amount of the fees payable to our manager or its subsidiaries under the Marathon PPIF or such other fund with regard to our equity investment therein.
Termination fee	Upon termination by us without cause, or upon our manager's decision not to renew the management agreement because we defaulted in the performance of any material term of the agreement and such default is not cured within a period of 30 days after written notice to us, our manager will be entitled to receive a termination fee equal to three times the average of the sum of the annual management and incentive fees for the immediately-preceding two-year period (or, if the period is less than two years, annualized). No termination fee will be owed if the management agreement is terminated for "cause," as defined in the agreement, if we are required to register as an investment company under the Investment Company Act and our manager terminates the agreement, or if our manager declines to renew the agreement for reasons other than a default by us as described above.
In addition, following any termination of the management agreement, our manager must be paid all compensation accruing to the date of termination.
Reimbursement of expenses	Our manager will be entitled to reimbursement of certain organizational and operating expenses, including third-party expenses incurred on our behalf but generally excluding the salaries and other compensation of our manager's employees, as described in the management agreement.

        We will also enter into a loan servicing agreement with Marix that will be effective upon completion of this offering, pursuant to which we expect to have the ability to use Marix to provide primary servicing and special servicing for a substantial portion of our residential mortgage loans. The loan servicing to be provided by Marix will include collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as providing special servicing, which may include, among other things, collection activities, loan workouts, modifications and refinancings, foreclosures and financings to facilitate sales of real estate owned properties. The term of the loan servicing agreement is evergreen and is subject to termination by us with 180-days' notice and upon payment of a mutually agreeable termination fee based on the total assets serviced for Marathon at the time of termination. Marix may retain subservicers where it deems advisable. We are under no obligation to use Marix and can choose to utilize another servicer at our sole discretion. We will engage a third-party servicer to service any residential mortgage loans for which we cannot or do not use Marix as servicer and commercial mortgage loans we may own. With respect to mortgage-backed securities we purchase, we typically will not have the right to appoint, either directly or indirectly, the servicer or special servicer.

        Marix will be entitled to customary market-based servicing fees and charges including incentive fees arising from certain servicing activities for the mortgage loans held in our portfolio, such as modifications, deeds in lieu, re-performance, short payoffs and liquidations as well as customary fees and interest income. In order to provide Marix with an incentive to work with borrowers to refinance sub-performing and non-performing loans and to dispose of real estate that we acquire through foreclosure, we have agreed to pay Marix customary market-based incentive fees in cases where Marix has facilitated the resolutions. Marix will also be entitled to reimbursement of certain expenses, including third-party expenses. We expect Marix will maintain the resources necessary to service those loans for which we are using it as servicer or special servicer up to mutually agreeable standards and will use its best efforts to add employees and infrastructure, as necessary, to maintain these standards.

Conflicts of Interest

        Our manager will experience conflicts of interest in connection with the management of our business. We depend on our manager to conduct our operations, and we do not have any independent officers or employees. Marathon also acts as investment manager for two funds with investment objectives that may overlap with ours and that are actively investing in our target assets, as well as numerous funds and accounts with non-overlapping investment objectives. Partners and employees of Marathon have ownership interests in these similar and different funds. In addition, Marathon will establish and serve as the external adviser to the Marathon PPIF pursuant to a management agreement. We and other Marathon-managed funds and accounts rely on the executive officers of Marathon to identify suitable investments. To the extent suitable investments are directed to other Marathon-managed investment entities, accounts or any future investment entities or accounts with investment objectives similar to ours, we may invest in less attractive investment opportunities or not have acceptable investment opportunities. The management and other key personnel of our manager, whose services are essential to us, will also face a conflict in allocating their time and other resources between us and the other Marathon-managed investment entities, accounts and activities in which they are involved, including funds with different investment objectives than ours.

        We will invest in the Marathon PPIF and, to the extent available, we may seek to invest in additional Legacy Securities PPIFs, Legacy Loans PPIFs or other funds, that Marathon or its subsidiaries may establish and manage in the future (an Affiliated Fund). Marathon would have a conflict of interest in recommending our participation in any Affiliated Fund to the extent the fees payable to it by any Affiliated Fund are greater than the fees payable to it by us under our management agreement. To the extent any fees are payable to our manager or its subsidiaries in connection with the Marathon PPIF or an Affiliated Fund in which we are invested, our manager has agreed to reduce the management fee payable by us under the management agreement (but not below zero) by the amount of the fees payable to our manager or its subsidiaries under the Marathon PPIF or such Affiliated Fund with regard to our equity investment therein.

        We have agreed to pay our manager a base management fee that is tied to our Shareholders' Equity and incentive compensation that is based on our Core Earnings. The base management fee component may not sufficiently incentivize our manager to generate attractive, risk-adjusted returns for us. On the other hand, the incentive compensation component may cause our manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value and long-term performance of our investment portfolio.

        It will be difficult and costly to terminate the management agreement without cause. Upon any such termination without cause, we will pay Marathon a termination fee equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive compensation earned by Marathon during the immediately-preceding two-year period before termination (or, if the period is less than two years, annualized), calculated as of the end of the most recently completed fiscal quarter.

        Marix may also experience conflicts of interest providing loan servicing to us. The management and other key personnel of Marix face a conflict in allocating their time and other resources between us and the other Marix-serviced portfolios, including portfolios managed by our manager. For its services under the loan servicing agreement, Marix will be entitled to customary market-based servicing fees. The negotiations of each of the management agreement and loan servicing agreement were not at arm's length, and we will pay certain prescribed fees to each of our manager and loan servicer regardless of the quality of services each provides to us, other than as such fees pertain to the satisfaction of applicable service-level requirements in the loan service agreement.

        To address the additional potential conflicts of interest discussed above, we have established a compensation committee that will be composed of at least three trustees who are independent of our manager and its affiliates. The compensation committee will be responsible for supervising our relationships with Marathon and Marix, including evaluating the performance of our manager and Marix and reviewing the fees payable to our manager under the management agreement and the fees payable to Marix under the loan servicing agreement. Further, the approval of a majority of our independent trustees or the compensation committee will be required to approve any transaction between us and Marathon or its affiliates, including Marix.

        In addition, Marathon has implemented extensive procedures related to conflicts of interest that require Marathon to use its best efforts to ensure that no fund or account is treated unfairly in relation to any other fund or account in the allocation of investment opportunities. Pursuant to these procedures, if a proposed investment, based on the judgment of the portfolio manager, satisfies the suitability objectives for multiple funds or accounts, such funds or accounts will invest generally on a pro-rata basis. There may be situations, based on a fund's or account's investment guidelines, where such fund or account may not be able to use its full allocation of a specific investment. For instance, we would not be able to use the full allocation of a specific investment if the investment were not consistent with our maintenance of our REIT qualification or our exemption under the Investment Company Act. Marathon's policy requires that, if a trade is not allocated proportionately, the reasons therefor must be fully documented. Marathon has adopted a detailed investment allocation policy designed to ensure fairness in the allocation process. See "Management—Conflicts of Interest" for additional information on the allocation of investment opportunities.

        In the early stages of our business, Marathon does not anticipate that there will be a significant overlap of eligible asset investment opportunities between the Marathon PPIF and us or among the Marathon PPIF and other funds or accounts managed by Marathon. Should such an overlap arise, Marathon may allocate a larger than proportional percentage of investment opportunities to the Marathon PPIF. Marathon anticipates that such an allocation would be appropriate within Marathon's conflict of interest policy for the following reasons: (1) fund leverage; (2) fund lock up; (3) available liquidity at the relevant Marathon funds or accounts; (4) respective redemption rights of the Marathon funds; and (5) likely average duration of the assets.

        Pursuant to certain agreements between our manager and other affiliated funds, our manager must present and offer certain commercial real estate equity investments to the affiliated funds, including opportunities that may be attractive investment opportunities. We do not believe that the investment guidelines initially adopted by our board of trustees will result in us investing in a material number of commercial real estate equity transactions that would need to be offered to the affiliated funds first. Accordingly, we do not believe that this restriction will materially limit our ability to invest in target assets in the manner we intend.

        Finally, we note that in an effort to address conflicts of interest that might affect the Marathon PPIF, the U.S. Department of the Treasury has required that, without its consent, Marathon may not form a fund that competes with the Marathon PPIF on or prior to the earlier of (1) the date on which the Marathon PPIF has invested 85% of its capital commitments or (2) the one-year anniversary of the initial closing of the Marathon PPIF. Our company, however, as a publicly-offered vehicle, should not be restricted in its investments pursuant to this provision.

Operating and Regulatory Structure

REIT Qualification

        We intend to qualify as a REIT commencing with our taxable year ending December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

        As a REIT, we generally will not be subject to federal income tax on our taxable income that we distribute to our shareholders. If we fail to qualify for taxation as a REIT in any year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we would generally be disqualified from treatment as a REIT for the four taxable years following the year of our failure to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to certain state and local taxes on our income or property and to federal income and excise taxes on our undistributed income.

Investment Company Act Exclusion

        We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1) of the Investment Company Act defines an "investment company" as any issuer that:

  •
  is, or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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  is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of its total assets on an unconsolidated basis. "Investment securities" exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) (relating to private investment companies) or Section 3(c)(7) (relating to qualified purchaser funds).

        We are structured as a holding company and intend to conduct our business primarily through our operating partnership and its subsidiaries. We intend to conduct our operations so that we and our subsidiaries do not come within the definition of an investment company or are exempted from registration from registration as an investment company.

        If we, our operating partnership or one or more of its subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (ii) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

        With respect to our operating partnership, we expect to rely on Section 3(c)(5)(C) of the Investment Company Act to exclude it from Investment Company Act regulation. The SEC staff's position on Section 3(c)(5)(C) generally requires that each such subsidiary maintain at least 55% of its assets in "mortgages and other liens on and interests in real estate" ("Qualifying Assets"); at least 80% of its assets in Qualifying Assets plus real estate-related assets ("Real Estate-Related Assets"); and no more than 20% of the value of its assets in other than Qualifying Assets and Real Estate-Related Assets. To constitute a Qualifying Asset under this 55% requirement, a real estate interest must meet various criteria; therefore our operating partnership and certain of its subsidiaries are limited by the provisions of the Investment Company Act as to value of certain assets that they may own at any given time. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries.

        With respect to our company, Marathon Real Estate Mortgage Trust, we expect to rely on the exclusion provided by Section 3(c)(6) of the Investment Company Act. Section 3(c)(6) provides that an issuer that would be considered an investment company with the definitions set forth in Section 3(a)(1) will not be considered an investment company or required to register as an investment company if it is primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act (from which not less than 25% of its gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities.

        We may organize special purpose subsidiaries that will borrow under the TALF. We anticipate that some of these subsidiaries may be organized to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the Investment Company Act, these subsidiaries will need to comply with the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur.

        Qualification for exclusion or exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of our operating partnership and those of its subsidiaries that rely on Section 3(c)(5)(C) to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate.

Our Distribution Policy

        We generally need to distribute at least 90% of our taxable income each year (subject to certain adjustments) to our shareholders in order to qualify as a REIT under the Internal Revenue Code. Depending on the terms of any financing we receive, the amount of income earned on our investments (including our investment in the Marathon PPIF), our ability to receive distributions from our investment in the Marathon PPIF (which are subject to restrictions), the nature of the assets in which we may invest and other factors, we may need to make distributions in part in shares (subject to a limit measured as a percentage of the total distribution) and in part in cash. Although we anticipate initially making quarterly distributions to our shareholders, the timing, form and amount of distributions to our shareholders, if any, will be at the sole discretion of our board of trustees and will depend upon a number of factors, as to which no assurance can be given. Our ability to make distributions to our shareholders depends, in part, upon the performance of our investment portfolio. Distributions to our shareholders will be generally taxable to our shareholders as ordinary income, although a portion of our distributions may be designated by us as capital gain or qualified dividend income or may constitute a return of capital. We may also, in certain circumstances, distribute dividends eligible for taxation as "qualified dividend income." See "U.S. Federal Income Tax Considerations—Taxation of Shareholders."

 Restrictions on Ownership and Transfer of Shares

        Our declaration of trust, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest, referred to in this prospectus collectively as the share ownership limits. Our declaration of trust also prohibits any person from directly or indirectly owning our shares of beneficial interest of any class if such ownership would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT.

        Our declaration of trust generally provides that any shares of beneficial interest owned or transferred in violation of the foregoing restrictions will be deemed to be transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee will acquire no rights in such shares. If the foregoing is ineffective for any reason to prevent a violation of these restrictions, then the transfer resulting in such violation will be void from the time of such purported transfer.

        No person may transfer our shares of beneficial interest or any interest in our shares if the transfer would result in our shares of beneficial interest being owned by fewer than 100 persons. Any attempt to transfer our shares of beneficial interest in violation of this minimum will be void from the time of such purported transfer.

Summary Risk Factors

        An investment in our common shares involves various material risks. You should consider carefully the risks described below and under "Risk Factors" before purchasing our common shares in this offering:

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  We are dependent upon our manager and certain key personnel provided to us by our manager and may not find a suitable replacement if the management agreement with us is terminated or not renewed or key personnel are no longer available to us.

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  We have no operating history and neither we nor our manager has experience operating as a REIT or a public company and may not operate successfully or generate sufficient cash flows to make or sustain distributions to our shareholders.

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  The U.S. Department of the Treasury could terminate or curtail its investment in the Marathon PPIF, which could materially and adversely impact the returns we receive on our anticipated investments in the Marathon PPIF. The U.S. Department of the Treasury could change the proposed terms of the Legacy Securities Program, the PPIP or other programs we intend to use and, accordingly, the eligible assets may be different and may provide lower returns or be riskier than the eligible assets that we describe in this prospectus. Accordingly, our Marathon PPIF investment may not perform as intended.

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  There are conflicts of interest in our relationship with Marathon, which could result in decisions that are not in the best interests of our shareholders, such as conflicts in allocating investments that may also be suitable for Marathon or in allocating time of officers and other employees between us and Marathon.

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  Our performance will be impacted by the performance of the Marathon PPIF, which will be externally advised by Marathon.

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  Neither we nor the Marathon PPIF has identified any specific investments.

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  Neither the management agreement nor the loan servicing agreement with affiliates of Marathon were negotiated on an arm's-length basis and may not be as favorable to us as if each had been negotiated with an unaffiliated third party, and each may be costly and difficult to terminate.

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  Our board of trustees will approve very broad investment guidelines for our manager and will not review or approve each investment decision made by our manager. In addition, our board of trustees may change our targeted investments and investment guidelines without shareholder consent, which could result in investments that are different, and possibly riskier, than the target assets we describe in this prospectus.

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  There can be no assurance that the actions of the U.S. government, Federal Reserve, U.S. Department of the Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the PPIP or the TALF, or market response to those actions, will achieve the intended effect, and our business may not benefit from such stabilization, and further government or market developments could adversely impact us. Conversely, their actions, directly or through market reaction, may cause the price of our target assets to increase, thereby reducing any potential profitability of investing in our target assets.

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  Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders.

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  Compliance with our Investment Company Act exemption imposes limits on our operations.

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  Under the Legacy Securities Program our manager is required to implement a conflicts of interest mitigation plan and a code of ethics reasonably satisfactory to the U.S. Department of the Treasury. The plan requirements may be modified or supplemented by the U.S. Department of the Treasury in the future. The consequences of failure of our manager to comply with these requirements in any respect are not certain but could include the imposition of additional requirements and the removal of the manager by the U.S. Department of the Treasury.

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  As a result of our involvement in the Marathon PPIF, we face unknown consequences, including the possibility of having to implement directly and comply with a conflicts of interest mitigation plan and code of ethics that could affect our operations, the removal of our subsidiary as the general partner of the Partnership by the U.S. Department of the Treasury and the risk of third-party litigation.

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  If we are unable to obtain repurchase agreement financing of our anticipated Agency RMBS investments, our ability to maintain an exemption from registration under the Investment Company Act may be jeopardized. As a result of recent market events, including the contraction among, and failure, of certain lenders, it may be more difficult for us to secure non-governmental financing on attractive terms or at all.

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  We may acquire non-Agency RMBS collateralized by subprime and Alt-A mortgage loans, which are subject to increased risks.

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  The manner of determining the incentive fee may cause our manager to invest in more risky investments to increase our short-term Core Earnings and thereby increase the incentive fee it earns.

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  An increase in our borrowing costs relative to the interest that we receive on investments in our target assets may adversely affect our profitability, and our cash available for distribution to our shareholders.

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  Interest rate fluctuations could significantly decrease our net income, liquidity and the market value of our assets, and our ability to use hedging instruments may be limited by our status as a REIT and by the Marathon PPIF's participation in the Legacy Securities Program.

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  Changes in prepayment rates on our assets may decrease our net interest income.

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  We operate in a highly competitive market for investment opportunities, and competition may limit our ability to acquire desirable target assets and could also affect the pricing of these assets.

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  We will depend upon Marix to provide primary servicing and special servicing for a substantial portion of our portfolio of residential mortgage loans; if the loan servicing agreement with Marix is terminated, we may not be able to replace those services on as favorable terms, or at all, and there is no restriction on the ability of Marix to provide servicing to other entities or accounts.

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  To the extent available to us, we may seek to finance our investments in non-Agency RMBS, CMBS and mortgage loans with equity capital and debt financing under U.S. government programs, and our inability to access this financing could have a material adverse effect on our results of operations, financial condition and business.

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  Our investments may be concentrated by asset or property type or region, increasing our risk of loss if there are adverse developments or greater risks affecting the particular concentration.

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  Our mortgage loan and mortgage-backed security investments, whether senior or subordinated, will subject us to the risks of delinquency and foreclosure, which could result in losses to us.

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  The REIT distribution requirements will limit our ability to retain earnings and will therefore affect our liquidity.

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  Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

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  Certain provisions of our organizational documents and Maryland law may delay or prevent a change in our control, which could have significant consequences on the market price of our common shares.

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  Limits on distributions imposed on the Marathon PPIF under the Legacy Securities Program may adversely affect our ability to satisfy the REIT distribution requirements, and therefore to maintain our qualification as a REIT, or may cause us to make distributions in part in common shares.

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  We may acquire debt instruments for less than their face amount and may be required to recognize the discount as taxable income in advance of our receipt of cash on or proceeds from the instruments, and we may be required to report taxable income in early periods that exceeds the economic income we may ultimately realize on the instruments.

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  The share ownership limits for REITs imposed by the Internal Revenue Code and our declaration of trust may reduce the liquidity of our common shares and restrict business combination opportunities.

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  There may not be an active market for our common shares, which may cause our common shares to trade at a discount and make it difficult for purchasers in this offering to sell their shares.

The Offering

Common shares offered by us	common shares (plus up to an additional common shares that we may issue and sell upon the exercise of the underwriters' over-allotment option.)
Common shares to be outstanding after this offering	common shares.(1)(2)
Use of proceeds

We intend to use the net proceeds of this offering and our concurrent private placement in accordance with our investment objective and strategies described in this prospectus, including investing a portion of the proceeds in the Marathon PPIF. Prior to the full investment of the offering proceeds into our targeted asset classes, we may make investments in high grade, interest-bearing short-term securities and cash equivalents for temporary cash management, consistent with our intention to qualify as a REIT. See "Use of Proceeds."

Proposed NYSE symbol	" "
Ownership and transfer restrictions

Our declaration of trust, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest. See "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer."

Risk factors

Investing in our common shares involves a high degree of risk. You should carefully read and consider the information set forth under "Risk Factors" and all other information in this prospectus before investing in our common shares.

(1)
Assumes the underwriters' over-allotment option to purchase up to an additional                of our common shares is not exercised and includes            of our common shares that we will sell to affiliates of our manager in a separate concurrent private placement at a per share price equal to the initial public offering price per share in this offering, for an investment of $       million.

(2)
Does not include (1)         restricted common shares to be granted to employees of Marathon and/or Marix under our equity incentive plan upon the completion of this offering, (2)         restricted common shares to be granted to our executive officers and our independent trustees under our equity incentive plan upon the completion of this offering, (3)         LTIP units to be granted to our executive officers and certain employees of Marathon and/or Marix under our equity incentive plan upon the completion of this offering or (4)         of our common shares available for future grant under our equity incentive plan upon the completion of this offering. See "Management—Equity Incentive Plan."

Our Corporate Information

        Our principal executive offices are located at One Bryant Park, 38th Floor, New York, New York 10036. Our telephone number is (212) 500-3000. Our website is                 . The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

        An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, before making a decision to purchase our common shares in this offering. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, cash flows, liquidity, results of operations, our earnings, share price, ability to service our indebtedness and ability to make cash distributions to our shareholders and could cause you to lose all or a significant part of your investment in our common shares. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

Risks Associated with Our Management and Relationship with Marathon

We are dependent upon our manager and its key personnel and may not find a suitable replacement if the management agreement is terminated or not renewed or such key personnel are no longer available to us, which would materially and adversely affect us.

        In accordance with our management agreement, we are externally advised by Marathon Asset Management, L.P. and all of our executive officers and investment and management employees are employees of our manager. Pursuant to our management agreement, members of our senior management will devote their time to our management as necessary and appropriate, commensurate with the level of our activity. We also rely on key personnel of our manager. We expect that substantially all of our investment and asset management decisions will be made by our manager and not by us, as we do not and will not employ individuals related to these matters. Furthermore, our manager has the sole discretion to hire and fire its employees, and our board of trustees and shareholders will not have any authority over the individual employees of our manager, although our manager is at all times subject to the supervision and oversight of our board of trustees and has only such functions and authority as we delegate to it. The departure of any of the executive officers or key personnel of our manager could have a material adverse effect on our performance. Accordingly, we are completely reliant upon, and our success depends on, our manager's personnel, services and resources. Our manager also has significant discretion as to the implementation of our operating policies and strategies and will evaluate, negotiate, structure, close and monitor our individual investments. No assurance can be given that Marathon will act in our best interests with respect to the allocation of personnel, services and resources to our business. In addition, the management agreement does not require our manager to dedicate specific personnel to us or to require personnel servicing our business to allocate a specific amount of time to us. We are also subject to the risk that the management agreement is terminated or not renewed and that no suitable replacement is found to manage us. If the management agreement is terminated or not renewed and a suitable replacement is not secured in a timely manner or key personnel of our manager are not available to us with an appropriate time commitment, we may be unable to execute our business plan, which would materially and adversely affect us.

We are dependent on our manager, who has no experience operating a REIT or a public company.

        Although our manager has been active in real estate operations, trading and lending for many years, it has no experience operating a REIT or operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code or the Investment Company Act applicable to REITs. This lack of experience in managing a portfolio of assets under REIT and Investment Company Act constraints may hinder our manager's ability to achieve our investment objectives.

There are conflicts of interest in our relationship with our manager, which could result in decisions that are not in the best interests of our shareholders.

        We are subject to conflicts of interest arising out of our relationship with our manager. Specifically, each of our officers and three of our trustees are employees of our manager. Our manager and executive officers may have conflicts between their duties to us and their duties to, and interests in, our manager and its other investment funds and managed accounts. Our manager is not required to devote a specific amount of time to our operations. At times when there are turbulent conditions in the mortgage markets, distress in the credit markets, significant investing opportunities or other times when we will need focused support and assistance from our manager, our manager, the Marathon PPIF and other investment funds and accounts managed by our manager will likewise require greater focus and attention, placing our manager's resources in high demand. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if our manager did not act as a manager for other entities.

        We will compete for investment opportunities directly with other investment funds and accounts managed by our manager and its affiliates, including the Marathon PPIF and two funds with investment objectives similar to ours that are actively investing in our target assets. In addition, pursuant to certain agreements between our manager and other affiliated funds, our manager must present and offer certain commercial real estate equity investments to the affiliated funds, including opportunities that may be attractive investment opportunities to us. As a result, we may either not be presented with the opportunity or have to compete with our manager, the Marathon PPIF and other investment funds and accounts managed by our manager to acquire these investments. Although our manager has an investment allocation policy to specifically address some of the conflicts relating to our investment opportunities, which are described under "Management—Conflicts of Interest," there is no assurance that this policy is adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us.

Neither the management agreement nor the loan servicing agreement were negotiated on an arm's-length basis and the terms, including the fees payable to our manager and to Marix, may not be as favorable to us as if the agreements were negotiated with an unaffiliated third party.

        The management agreement and loan servicing agreement were each negotiated between related parties, and we did not have the benefit of arm's-length negotiations of the type normally conducted with an unaffiliated third party, and the terms, including the fees payable to Marathon and Marix, may not be as favorable to us as if such terms had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement or the loan servicing agreement because of our desire to maintain our ongoing relationship with Marathon or Marix, as the case may be.

Termination of our management agreement could be costly and, in certain cases, not permitted.

        It is difficult and costly to terminate the management agreement we have entered into with Marathon without cause. Our independent trustees will review Marathon's performance and the management fees, and following the initial term ending                        , 2012, the management agreement provides that it may be terminated by us at the expiration of each subsequent three-year term without cause upon the affirmative vote of at least two-thirds of our independent trustees or by a vote of the holders of at least two-thirds of our outstanding common shares, in each case based upon (1) Marathon's unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to Marathon are not fair, subject to Marathon's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent trustees. Marathon must be provided 180-days' prior notice of any such termination. Upon any such termination without cause, we will pay Marathon a termination fee equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive compensation earned by Marathon during the immediately-preceding two-year period before termination (or, if the period is less than two years, annualized), calculated as of the end of the most recently completed fiscal quarter. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our interest or ability to terminate Marathon without cause.

Risks Related to Our Company

We have no operating history and may not be able to operate our business successfully or generate sufficient cash flows to make or sustain distributions to our shareholders.

        We were organized in June 2009 and have no operating history. We have no assets and will only commence operations upon completion of this offering. We also may not be able to operate successfully as a separate business or implement our operating policies and strategies successfully. Furthermore, there can be no assurance that we will be able to generate sufficient returns to pay our operating expenses and make distributions to our shareholders.

As a result of difficult conditions in the financial markets and the economy generally, the risks to our business strategies are high, and there are no assurances that we will be successful in implementing our business strategies.

        The implementation of our business strategies may be materially affected by current conditions in the mortgage market, the financial markets and the economy generally. Continuing concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. The residential mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. The severity of the liquidity limitation was largely unanticipated by the markets, and access to mortgages has been substantially limited. While the limitation on financing was initially in the subprime mortgage market, the liquidity issues have now also affected prime and Alt-A lending, with mortgage rates on certain types of loans remaining higher than previously available in recent periods and many product types being severely curtailed. This has an impact on new demand for homes, which will compress ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates and residential mortgage loan delinquencies.

        In addition to the foregoing, the residential mortgage market in the United States has experienced defaults, credit losses and significant liquidity concerns. Certain commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential mortgage market. These losses have reduced financial industry capital, leading to reduced liquidity for many institutions. These factors have impacted investor perception of the risk associated with residential mortgage loans, RMBS, real estate-related securities and various other asset classes in which we intend to invest. As a result, values for residential mortgage loans, RMBS, real estate-related securities and various other asset classes in which we intend to invest have experienced substantial volatility. A continuation or increase in the volatility and deterioration in the broader residential mortgage and RMBS markets may adversely affect the performance and market value of our investments. If we purchase distressed mortgage loans at discounts to their unpaid principal balances, further deterioration in home prices or the value of our investments could require us to take charges that may be material.

        Dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, have resulted in, and may result in further, significant asset write-downs by depository institutions, which, combined with other factors, have caused many depository institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. Institutions from which we may seek to obtain financing may have owned or financed residential mortgage loans, real estate-related securities and real estate loans which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential mortgage market. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other depository institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. As a result, our ability to acquire assets and implement our business strategy may be hindered, and our results of operations may be negatively affected.

        Additionally, the commercial mortgage market in the United States has also experienced defaults, significant liquidity concerns and refinancing unavailability. Certain commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the commercial mortgage market. Such losses have caused many of such institutions to curtail or completely cease their commercial mortgage lending programs. These factors have significantly impacted investor perception of the risk associated with commercial mortgage loans and CMBS. As a result, values for commercial mortgage loans and CMBS have experienced substantial volatility. A continuation or increase in the volatility and deterioration in the broader commercial mortgage and CMBS markets may adversely affect the performance and market value of our investments. If we purchase distressed commercial mortgage loans at discounts to their unpaid principal balances, further deterioration in commercial property prices or the value of our investments could require us to incur material losses.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these assets.

        We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by Marathon), commercial and investment banks, commercial finance and insurance companies and other financial institutions. In addition, the Federal Reserve's program to purchase Agency RMBS and the PPIP could cause an increase in the price thereof, which would negatively impact the net interest margin with respect to RMBS we expect to purchase. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government through programs other than the PPIP. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in our target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Compliance with our Investment Company Act exemption imposes limits on our operations, and if we become an unregistered investment company, we may not be able to continue our business.

        We do not intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

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  limitations on capital structure;

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  restrictions on specified investments;

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  prohibitions on transactions with affiliates; and

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  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

        We do not intend to register as an investment company because we expect that most of our investments will be held by our operating partnership, which intends to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which generally means that at least 55% of each of their portfolios must be comprised of qualifying real estate assets and at least another 25% of each of their portfolios must be comprised of additional qualifying real estate assets and/or real estate-related assets. To qualify for this exemption, our operating partnership will invest in Agency RMBS and may from time to time invest in whole mortgage loans and participations in whole mortgage loans and B-notes in which it has the unilateral right to foreclose on the collateral and other qualifying assets. Although we intend to monitor our portfolio periodically and prior to each acquisition, there can be no assurance that we will be able to maintain this exemption from registration by investing in sufficient qualifying real estate assets and/or real estate-related assets. In addition, depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgaged-backed securities, mezzanine loans, preferred equity investments, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and/or real estate-related assets.

        Our ownership of different investments, therefore, may be limited by provisions of the Investment Company Act and SEC staff interpretations. For example, to maintain compliance with the Investment Company Act exception described above, we may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, we may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Furthermore, there may be future revisions of the Investment Company Act or further guidance from the staff of the SEC or actions by the U.S. Department of the Treasury with respect to the Marathon PPIF or our investment or participation therein that may cause us to lose our exemption or force us to re-evaluate our portfolio and our business strategy. Any such loss or change to our portfolio or business strategy may prevent us from operating our business successfully.

        As part of our manager's obligations under the management agreement, our manager has agreed to use its commercially reasonable efforts to cooperate with our efforts to conduct our operations so as not to cause us to become regulated as an investment company under the Investment Company Act and to refrain from any action that, in our manager's judgment, would adversely affect our status as an entity that is not regulated as an investment company under the Investment Company Act. Failure to maintain this exemption would require us to significantly restructure our business strategy, the success of which cannot be assured. For example, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we fail to maintain our exemption and may be required to terminate our management agreement, the servicing agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to execute our business strategy. If the management agreement is terminated, it could constitute an event of default under our financing arrangements and financial institutions may then have the right to accelerate their outstanding loans to us and terminate their arrangements and their obligation to advance funds to us in the future. In addition, we may not be able to secure a replacement manager on favorable terms, if at all.

        If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our financial statements.

        Accounting rules for mortgage loan sales and securitizations, valuations of financial instruments, investment consolidations and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our shareholders. Changes in accounting interpretations or assumptions could impact our financial statements and our ability to timely prepare our financial statements. Our inability to timely prepare our financial statements in the future would likely adversely affect our share price significantly.

Our board of trustees will approve very broad investment guidelines for Marathon and will not approve each investment and financing decision made by Marathon unless required by our investment guidelines.

        Our board of trustees will adopt a set of very broad investment guidelines that discuss our target assets and other criteria to be used by our manager to evaluate specific assets as well as our overall portfolio composition. Accordingly, our board of trustees will not approve each investment and financing decision made by our manager. Our manager will be authorized to follow very broad investment guidelines set by our board of trustees. Our board of trustees will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments. In addition, in conducting periodic reviews, our board of trustees may rely primarily on information provided to them by Marathon. Furthermore, Marathon may use complex strategies, and transactions entered into by Marathon may be costly, difficult or impossible to unwind by the time they are reviewed by our board of trustees. Marathon will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of target assets it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments and financing arrangements entered into by Marathon may not fully reflect the best interests of our shareholders.

Our board of trustees may change any of our investment strategy or guidelines, financing strategy or leverage policies without shareholder consent.

        Our board of trustees may change any of our investment strategy or guidelines, financing strategy or leverage policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions at any time without the consent of our shareholders, which could result in an investment portfolio with a different risk profile. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Risks Related to U.S. Government Programs

Certain terms and conditions of the Legacy Securities Program have not been finalized, and there is no assurance that the final terms will enable us to participate in the Legacy Securities Program in a manner consistent with our investment strategy.

        The Marathon PPIF has not entered into final documentation with the U.S. Department of the Treasury with respect to its participation in the Legacy Securities Program. It is possible that agreement with the U.S. Department of the Treasury will not be reached or that the final terms of the documentation will limit Marathon's ability to participate in the Legacy Securities PPIP or our ability to participate in the Marathon PPIF in a manner consistent with our investment strategy and applicable regulatory requirements. The U.S. Department of the Treasury has broadly defined the types of financial institutions allowed to sell assets into the Legacy Securities Program. If the U.S. Department of the Treasury were to impose limitations on the types of financial institutions permitted to sell securities into the Legacy Securities Program, such limitations may reduce the assets available in which the Marathon PPIF may invest, which in turn may limit our ability to fully utilize the Marathon PPIF to invest our capital.

There can be no assurance that the actions of the U.S. government, the Federal Reserve, U.S. Department of the Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect, or that our business will benefit from such stabilization, and further government or market developments would materially and adversely impact us.

        In response to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the Emergency Economic Stabilization Act of 2008, or the EESA, was enacted in October 2008. The EESA provides the Secretary of the U.S. Department of the Treasury with the authority to use up to $700 billion to, among other things, inject capital into financial institutions and establish a program to purchase from financial institutions residential or commercial mortgage loans and any securities, obligations or other instruments that are based on or related to such mortgages, that were originated or issued on or before March 14, 2008, as well as any other financial instrument that the Secretary of the U.S. Department of the Treasury, after consultation with the Chairman of the Federal Reserve, determines necessary to promote financial stability. In addition, the Secretary of the U.S. Department of the Treasury has the authority to establish a program to guarantee, upon request of a financial institution, the timely payment of principal and interest on these financial assets.

        The recent economic challenges in the residential mortgage markets have significantly affected Fannie Mae and Freddie Mac. The Housing and Economic Recovery Act of 2008, or the HERA, which established a new regulator for Fannie Mae and Freddie Mac, the FHFA, was signed into law on July 30, 2008. Under this plan, among other things, the FHFA has been appointed as conservator of both Fannie Mae and Freddie Mac, allowing the FHFA to direct and control the actions of Fannie Mae and Freddie Mac without forcing them to liquidate, which would occur if Fannie Mae and Freddie Mac were placed under receivership. Importantly, the primary focus of the plan is to increase the availability of mortgage finance by allowing these companies to continue to grow their guarantee business without limit, while limiting net purchases of RMBS to a modest amount through the end of 2009. Beginning in 2010, these companies will gradually start to reduce their portfolios.

        In addition, in an effort to further stabilize the U.S. mortgage market, the U.S. Department of the Treasury took three additional actions. First, the U.S. Department of the Treasury entered into a preferred stock purchase agreement with each of Fannie Mae and Freddie Mac, pursuant to which $200 billion will be available to each entity. Second, it established a new secured credit facility, the Government Sponsored Enterprise Credit Facility, or the GSECF, available to each of Fannie Mae and Freddie Mac (as well as Federal Home Loan Banks) through December 31, 2009, when other funding sources are unavailable. Third, it has established an Agency RMBS purchase program, under which the U.S. Department of the Treasury may purchase Agency RMBS in the open market. This latter program will also expire on December 31, 2009. Although the federal government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, these entities could continue to suffer losses and could fail to honor their guarantees and other obligations which could materially adversely affect our business, operations and financial condition.

        Furthermore, on November 25, 2008, the U.S. Department of the Treasury and the Federal Reserve announced the creation of the TALF. Under the TALF, the Federal Reserve Bank of New York, or the FRBNY, provides non-recourse loans to borrowers to fund their purchase of eligible assets, which initially included certain asset-backed securities but not RMBS or CMBS. The first TALF Loans were made in March 2009. On March 23, 2009, the U.S. Department of the Treasury announced preliminary plans to expand the TALF to include CMBS and non-Agency RMBS. Beginning in June 2009, the TALF was expanded to include certain highly rated, newly-issued CMBS as eligible assets and beginning in July 2009, the TALF was further expanded to include certain highly rated legacy CMBS issued before January 1, 2009. On August 17, 2009, the U.S. Department of the Treasury and the Federal Reserve announced that they do not anticipate any further additions to the types of collateral that are eligible for the TALF. However, the FRBNY may limit the volume of the TALF loans secured by legacy CMBS.

        On March 23, 2009, the U.S. Department of the Treasury, in conjunction with the FDIC, announced the creation of the PPIP. The PPIP is designed to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of certain financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. Legacy Loans PPIFs will be established to purchase troubled loans from insured depository institutions and Legacy Securities PPIFs will be established to purchase legacy non-Agency RMBS and CMBS that meet eligibility requirements. Legacy Loans PPIFs and Legacy Securities PPIFs will have access to equity capital from the U.S. Department of the Treasury as well as debt financing provided or guaranteed by the U.S. government. As initially proposed, under the Legacy Loans Program, the U.S. Department of the Treasury will provide up to 50% of the equity capital for each Legacy Loans PPIF, with the remaining 50% provided by private investors, and the FDIC will guarantee the debt issued by the PPIF up to a 6-to-1 debt-to-equity ratio. Under the Legacy Securities Program, the U.S. Department of the Treasury will provide each Legacy Securities PPIF with up to 50% of the equity capital and senior debt up to 100% of the total equity capital of such PPIFs.

        There can be no assurance that the EESA, HERA, TALF, PPIP or other recent U.S. government actions will have a beneficial impact on the financial markets, including on current extreme levels of volatility. To the extent the market does not respond favorably to these initiatives or these initiatives do not function as intended, our business may not receive the anticipated positive impact from the legislation. With the exception of the Legacy Securities Program, there can also be no assurance that we will be eligible to participate in any programs established by the U.S. government. In addition, there can be no assurance that we will be able to utilize any of these programs successfully or at all. In addition, because the programs are designed, in part, to restart the market for certain of our target assets, the establishment of these programs may result in increased competition for attractive opportunities in our target assets. It is also possible that our competitors may utilize the programs which would provide them with attractive debt financing and equity capital funding from the U.S. government. In addition, the U.S. government, the Federal Reserve, the U.S. Department of the Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have a dramatic impact on our business, results of operations and financial condition.

Our manager faces unknown consequences, including possible removal as a PPIF manager by the U.S. Department of the Treasury, if it fails to implement and comply with a conflicts of interest mitigation plan and code of ethics in satisfaction of U.S. Department of the Treasury requirements.

        The U.S. Department of the Treasury has indicated that a conflicts of interest mitigation plan and a code of ethics will require Marathon to (1) comply with the Investment Advisers Act of 1940, (2) adhere to specified allocation and valuation policies with respect to investment opportunities for the Marathon PPIF, (3) invest a minimum of $20 million of its own firm capital in the Marathon PPIF, (4) acknowledge fiduciary duties to the U.S. Department of the Treasury and private investors in the Marathon PPIF, (5) provide access to the Marathon PPIF's records to the Office of the Special Inspector General for the Troubled Asset Relief Program, or SIGTARP, and the U.S. Government Accountability Office, to cause key persons and other investment professionals to be available to discuss the Marathon PPIF with the U.S. Department of the Treasury and others, to provide access to the U.S. Department of the Treasury and its representatives to the books of the private vehicles that invest in the Marathon PPIF and to retain those documents for at least three years after the termination of the Marathon PPIF, (6) permit the U.S. Department of the Treasury and SIGTARP to review its compliance with these plans, (7) maintain an eligible assets securities watch list and to employ a compliance officer to monitor compliance with allocation policies and other applicable rules, (8) identify and disclose all conflicts of interest with the Marathon PPIF, (9) disclose to the U.S. Department of the Treasury and SIGTARP all information in its possession or in the possession of certain affiliates regarding the beneficial owners of equity in the Marathon PPIF, (10) disclose the 10 largest investment positions of the Marathon PPIF, (11) comply with "know your customer" regulations, office of Foreign Asset Control statutes and regulations and all relevant federal securities screening laws and anti-money laundering obligations with respect to new investors and transferees, (12) consent to annual audit of its internal controls by an independent auditor and the delivery of such internal audit to the U.S. Department of the Treasury and SIGTARP, (13) implement conflicts of interest policies that will provide that the Marathon PPIF may not acquire eligible assets from or sell eligible assets to the manager or its affiliates, any other PPIF or any investor that has invested 9.9% or more of the private capital raised by the PPIF, (14) require that all transactions of the Marathon PPIF be conducted on any arm's length and commercially reasonable basis, (15) disclose all instances where certain affiliates service or invest in eligible assets, (16) implement a luxury expense policy and (17) represent that fees paid by the PPIF to any servicer are arm's length and perform diligence on a regular basis determine that such fees are at market rates. The plan and code will also prohibit any broker-dealer affiliate of our manager from executing trades for the Marathon PPIF or other PPIFs and address conflicts of interest of our manager's employees and certain of their family members. The U.S. Department of the Treasury requires our manager to implement policies requiring best price and best execution on all Marathon PPIF transactions, no crossing of Marathon PPIF trades, no purchase of eligible assets with the intention to resell within one week and no resale of eligible assets within 24 hours of purchasing such assets. The U.S. Department of the Treasury can require our manager to take corrective action if the manager's participation in certain other governmental programs could create a conflict of interest. Finally, our manager may not engage in marketing related to the U.S. Department of the Treasury's relationship to the manager, other than with respect to marketing the Marathon PPIF itself. The consequences of failure of our manager to comply with these requirements in any respect are not certain; however, if our manager engages in a material violation of these requirements, the U.S. Department of the Treasury may remove the manager.

As a result of our involvement in the Marathon PPIF, we face unknown consequences, including the possibility of having to implement directly and comply with a conflicts of interest mitigation plan and code of ethics that could affect our operations, the removal of our subsidiary as the general partner of the Partnership by the U.S. Department of the Treasury and the risk of third-party litigation.

        As noted in the risk factor immediately above ("Our manager faces unknown consequences, including possible removal as a PPIF manager by the U.S. Department of the Treasury, if it fails to implement and comply with a conflicts of interest mitigation plan and code of ethics in satisfaction of U.S. Department of the Treasury requirements"), the U.S. Department of the Treasury will require that Marathon adopt a conflicts of interest mitigation plan and a code of ethics. Because we intend for a subsidiary of our operating partnership to serve as the general partner of the Partnership and for the Partnership in turn to serve as the general partner of the Marathon PPIF, the U.S. Department of the Treasury may also require that we and our subsidiaries implement directly and comply with all or a portion of the conflicts of interest mitigation plan or the code of ethics or both. The implementation of the plan or code of ethics may have an adverse affect on our ability to operate our business or engage in business outside of the Marathon PPIF and may significantly increase our operating expenses.

        There can be no assurance that we would be able to maintain compliance with the conflicts of interest mitigation plan or the code of ethics, and the consequences of our failure to comply with these requirements in any respect (including the failure of our manager to cause us to comply in any respect) are not certain and may trigger the right of the U.S. Department of the Treasury to remove our subsidiary as the general partner of the Partnership or remove the Partnership as the general partner of the Marathon PPIF. Such removal may have an adverse consequence on us, including on our ability to maintain compliance with or adequately monitor our qualification as a REIT under the Code and our exclusion from registration as an investment company under the Investment Company Act.

        In addition, because of our subsidiary's indirect general partner interest in the Partnership and the Marathon PPIF and our subsidiary's anticipated ability to participate in the management of those entities, we may be exposed to risk of litigation arising from investor dissatisfaction with the performance of the Partnership or the Marathon PPIF or related to alleged breaches of fiduciary duties to the Partnership or the Marathon PPIF. In such actions we may be obligated to bear legal, settlement and other costs, and those costs may be in excess of any insurance coverage that we may maintain. In addition, although we expect to be indemnified by the Partnership, our rights to indemnification may be challenged. If we are required to incur all or a portion of the costs arising out of litigation or investigations, our business, financial condition, liquidity, results of operations and our ability to make distributions to shareholders could be materially adversely affected.

        Until definitive documents for the Marathon PPIF and the Partnership are finalized, we will not fully understand the consequences of our participation in the Marathon PPIF, including the results of our subsidiary serving as the general partner of the Partnership or of the Partnership serving as the general partner of the Marathon PPIF.

There can be no assurance that PPIP funding will be available after the one-year anniversary of the funding of the Marathon PPIF.

        The U.S. Department of the Treasury has reserved the right to terminate its commitment to contribute equity capital and to provide debt financing to the Marathon PPIF at any time after the one-year anniversary date of the initial closing of the Marathon PPIF, in its sole discretion. The Marathon PPIF may be unable to obtain capital and debt financing on similar terms and such actions may adversely affect its ability to purchase eligible assets and may otherwise affect expected returns on its and our investments. Requests for funding under the PPIP may surpass the amount of funding authorized by the U.S. Department of the Treasury, resulting in an early termination of the PPIP and possibly the loss of the Marathon PPIF's ability to rely on debt or equity commitments previously made by the U.S. Department of the Treasury.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could significantly impact our ability to capitalize on our investment in the Marathon PPIF.

        At any time new legislation or administrative or judicial action may significantly limit or completely halt our ability to capitalize on our indirect investment in the Marathon PPIF. The PPIP is newly enacted and subject to ongoing political debate. The PPIP could be amended pursuant to new legislation or administrative or judicial action which could have the effect of preventing us from benefiting from our indirect investment in the Marathon PPIF. In addition, the U.S. Department of the Treasury has reserved the right to modify the proposed terms of the Marathon PPIF. The effect of such new legislation, administrative or judicial action or amendment could be retroactive, requiring us to return profits earned through the Marathon PPIF.

The terms and conditions of the Legacy Loans Program have not been finalized and there is no assurance that the final terms will enable us to participate in the Legacy Loans Program in a manner consistent with our investment strategy.

        While the FDIC has released a summary of proposed terms and conditions for the Legacy Loans PPIP, it has not released the final terms and conditions governing this program and the program is currently suspended. The existing proposed terms and conditions do not address the specific terms and conditions relating to: (1) the guaranteed debt to be issued by participants in the Legacy Loans Program, (2) certain terms of the debt financing to be guaranteed by the FDIC and (3) the warrants that the U.S. Department of the Treasury will receive under the program. In addition, the FDIC has reserved the right to modify the proposed terms of the PPIP and it is possible that the Legacy Loans Program is not enacted at all. If the program is enacted, there is no assurance that we will be able to participate in the PPIP in a manner acceptable to us consistent with our investment strategy and applicable regulatory requirements.

The Marathon PPIF must satisfy an asset coverage ratio test before distributing its investment proceeds to its investors, which may limit our ability to make cash distributions to our shareholders.

        During the term of any U.S. Department of the Treasury loan received through the PPIP, the Marathon PPIF is subject to an asset coverage ratio test calculated by dividing (1) the sum of the aggregate market value of all eligible assets and permitted temporary investments held by the Marathon PPIF and directly by any financing subsidiary, less the outstanding principal amount and any accrued and unpaid interest on third-party debt in respect of such financing subsidiaries, if any, by (2) the sum of the outstanding principal amount of the U.S. Department of the Treasury loan and accrued and unpaid interest due thereon.

        In the event the Marathon PPIF is unable, on any date of determination, to achieve an asset coverage ratio of 150% (or 225% if the Marathon PPIF has elected to be able to incur any third-party debt), it is required to pay down the U.S. Department of the Treasury loan until such time as it achieves the required asset coverage ratio. The Marathon PPIF cannot make distributions of its investment proceeds until its satisfies the asset coverage ratio test. There can be no assurance that the Marathon PPIF will achieve the required asset coverage ratio. Our ability to satisfy the REIT distribution requirements, and therefore to maintain our qualification as a REIT, may be adversely affected by these debt pay down requirements, and we may make distributions in our shares as well as cash to maintain our REIT status and/or avoid tax on our net income in some circumstances.

        Commencing on the loan payment date occurring in January 2010 and continuing on each loan payment date thereafter, in the event the Marathon PPIF achieves an asset coverage ratio of 200% (or 300% if the Marathon PPIF has elected to be able to incur any third-party debt), it shall have the option to make a distribution (after making certain other payments) to its investors in an amount not to exceed in any 12-month period the lesser of (1) 8% of its funded capital commitments (excluding the amount of funded capital commitments held in the working capital reserve), and (2) the cumulative net interest income of the Marathon PPIF for the preceding 12-month period.

        If the Marathon PPIF is restricted in its ability to make cash distributions to us, we may be unable to make the required REIT cash distribution requirements. If we are unable to satisfy the REIT distribution requirements, our ability to qualify as a REIT may be adversely affected unless we may make distributions of our shares as well as cash.

Risks Related to Our Investments

Our performance will be impacted by the performance of the Marathon PPIF.

        We expect that the largest investment in our portfolio will be our indirect investment in the Marathon PPIF, which will be externally advised by and dependent on Marathon. Our performance will be impacted by the performance of the Marathon PPIF and its ability to make distributions to us. Our indirect investment in the Marathon PPIF will not be publicly traded and we expect that it will be difficult to sell or transfer if the investment performs below our expectations. The Marathon PPIF is subject to a number of risks. See "—Risks Related to U.S. Government Programs."

Neither we nor the Marathon PPIF has identified any specific investments.

        We have not yet identified any specific investments for our portfolio, other than our investment in the Marathon PPIF. The Marathon PPIF also has not identified any specific assets and, thus, you will not be able to evaluate any proposed investments before purchasing our common shares. Additionally, our investments will be selected by our manager and our shareholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in our common shares.

        Until appropriate investments can be identified, our manager may invest the net proceeds of this offering in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act. These investments are expected to provide a lower net return than we will seek to achieve from investments in our target assets. Our manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available.

        We cannot assure you that we will be able to identify assets that meet our investment objective, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make using the net proceeds of this offering will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our shareholders.

The lack of liquidity in our investments may adversely affect our business, including our ability to sell our investments and respond to changes in economic and other conditions.

        We expect that the assets that we will acquire will not be publicly traded. A portion of our assets, including our investment in the Marathon PPIF, will be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly-traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises, which may cause us to incur losses. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may either be prohibited from doing so or may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our manager has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Our investments may be concentrated and will be subject to risk of default.

        We are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of trustees. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio, directly or indirectly through our indirect investment in the Marathon PPIF, is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common shares and accordingly reduce our ability to pay distributions to our shareholders.

Marathon's due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

        Before making an investment, Marathon will assess the strengths and weaknesses of the originators, borrowers, and the underlying property values, as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, Marathon will rely on resources available to it and, in some cases, an investigation by third parties. There can be no assurance that Marathon's due diligence process will uncover all relevant facts or that any investment will be successful.

Marathon will utilize analytical models and data in connection with the valuation of our investments, and any incorrect, misleading or incomplete information used in connection therewith would subject us to potential risks.

        Given the complexity of our investments and strategies, Marathon must rely heavily on analytical models (both proprietary models developed by Marathon and those supplied by third parties) and information and data supplied by third parties, or models and data. Models and data will be used to value investments or potential investments and also in connection with hedging our investments. When models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon expose us to potential risks. For example, by relying on models and data, especially valuation models, Marathon may be induced to buy certain investments at prices that are too high, to sell certain other investments at prices that are too low or to miss favorable opportunities altogether. Similarly, any hedging based on faulty models and data may prove to be unsuccessful. Furthermore, any valuations of our investments that are based on valuation models may prove to be incorrect.

We may acquire non-Agency RMBS collateralized by subprime or Alt-A mortgage loans, which are subject to increased risks.

        We may acquire non-Agency RMBS backed by collateral pools of mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting "prime mortgage loans." These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans, the performance of non-Agency RMBS backed by subprime mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

The mortgage loans that we will acquire, and the mortgage and other loans underlying the RMBS and CMBS that we will acquire, are subject to defaults, foreclosure timeline extension, fraud and commercial and residential price depreciation, which could result in losses to us.

        Residential mortgage loans are secured by single family residential property and are subject to risks of defaults, foreclosure timeline extension, fraud and home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, accompanying the underlying residential mortgage loans. The ability of a borrower to repay a loan secured by a residential property typically is dependent upon the income or assets of the borrower. A number of factors may impair borrowers' abilities to repay their loans, including:

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  acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

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  acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

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  adverse changes in national and local economic and market conditions;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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  costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

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  the potential for uninsured or under-insured property losses.

        In addition, we intend to acquire non-Agency RMBS, which are backed by residential real property but, in contrast to Agency RMBS, their principal and interest are not guaranteed by federally-chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

        CMBS are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the CMBS we invest in are subject to all of the risks of the respective underlying commercial mortgage loans. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired by among other things:

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  tenant mix;

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  success of tenant businesses;

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  property management decisions;

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  property location, condition and design;

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  competition from comparable types of properties;

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  changes in laws that increase operating expenses or limit rents that may be charged;

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  changes in national, regional or local economic conditions and/or specific industry segments, including the credit and securitization markets;

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  declines in regional or local real estate values;

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  declines in regional or local rental or occupancy rates;

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  increases in interest rates, real estate tax rates and other operating expenses;

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  costs of remediation and liabilities associated with environmental conditions;

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  the potential for uninsured or underinsured property losses;

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  changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

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  acts of God, terrorist attacks, social unrest and civil disturbances.

        In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor in possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

We may invest in other types of real estate-related assets, including mezzanine loans, B-notes, bridge loans, construction loans, corporate bank debt and debt securities of commercial real estate operating or finance companies, or derivative instruments, which would subject us to various risks and uncertainties inherent in those types of assets.

        We may also invest in other types of real estate-related assets, including mezzanine loans, B-notes, bridge loans, construction loans, corporate bank debt and debt securities of commercial real estate operating or finance companies, and derivative instruments. As a result of our investment in these types of assets, we will be subject to certain additional risks and uncertainties. For example, mezzanine loans, B-notes, and other subordinated debt investments carry a higher degree of risk of loss than senior secured debt investments, because in the event of default and foreclosure, holders of senior liens will be paid in full before subordinated investors and, depending on the value of the underlying collateral, there may not be sufficient assets to pay all or any part of amounts owed to subordinated investors.

This risk and other risks inherent in mezzanine loans, B-notes, bridge loans, construction loans, corporate bank debt and debt securities of commercial real estate operating or finance companies, and derivative instruments could have a negative impact on your investment and affect cash available for distributions.

We may not be able to fund the unfunded portions of financial assets we purchase that require us to lend money.

        We may purchase financial assets, such as mortgage or construction loans with unfunded portions, that require us to fund the unfunded portions thereof. In such a circumstance, we may not have the cash necessary or available to fund our obligations. If we cannot fund the unfunded portions as required by the terms of such financial assets, we would be in default thereof and could be subject to a claim for damages.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

        Some of our investments may be rated by Moody's Investors Service, Fitch Ratings or Standard & Poor's. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us. Further, if rating agencies reduce the ratings on assets that we intended to finance through the TALF, such assets would no longer be eligible collateral that could be financed through the TALF, according to current program guidelines.

Increases in interest rates could adversely affect the value of our investments.

        We expect to invest in Agency RMBS, non-Agency RMBS, CMBS and whole mortgage loans. In a normal yield curve environment, an investment in such assets will generally decline in value if long-term interest rates increase. A significant risk associated with our target assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of Agency RMBS.

        Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, or increases or expected increases in voluntary prepayments for those investments that are subject to prepayment risk or widening of credit spreads.

We may experience a decline in the market value of our assets.

        A decline in the market value of our assets may require us to recognize an "other-than-temporary" impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair market value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

Many of our securities and loan investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

        Many of our securities investments, including our indirect investment in the Marathon PPIF, will be in the form of securities that are not publicly traded. The fair value of these securities and of our whole loan investments may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 157, "Fair Value Measurements," or SFAS 157, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Changes in prepayment rates on our assets may decrease our net interest income.

        The interest income we receive on our target assets is highly sensitive to the prepayment speeds of the mortgage loans we acquire or the mortgage loans that underlie the securities we acquire. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors, all of which are beyond our control. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by conditions in the housing and financial markets, limitations on the sizes and terms of mortgages conforming to the requirements of Fannie Mae and Freddie Mac, general economic conditions and the relative interest rates on fixed-rate and adjustable-rate mortgage loans. Faster or slower than expected prepayments could adversely affect our profitability, including in the following ways:

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  We expect to acquire certain target assets at a discount to the face amount of the asset, particularly non-Agency RMBS, residential mortgage loans, CMBS and commercial mortgage loans. In accordance with accounting rules, we would amortize this discount over the anticipated term of the asset. If the actual prepayment rates on the asset are slower than anticipated at the time of purchase, we would be required to recognize the discount as income more slowly than anticipated, adversely affecting our interest income. Slower than expected prepayments also may adversely affect the market value of a discount mortgage asset.

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  We expect to acquire certain target assets at a premium over the face amount of the asset, particularly Agency RMBS. In accordance with accounting rules, we would amortize this premium over the anticipated term of the asset. If principal distributions are received faster than anticipated, we would be required to expense the premium faster, adversely affecting our interest income. Faster than expected prepayments also may adversely affect the market value of a premium mortgage asset.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our investment portfolio.

        Our success depends on our ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that underlie our RMBS and mortgage loans we acquire. Changes in interest rates and prepayments affect the market price of the target assets that we intend to purchase and any target assets that we hold at a given time. As part of our overall portfolio risk management, we will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our investment portfolio. In conducting our analysis, we will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. If the recent dislocations in the mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, our ability to (1) assess the market value of our investment portfolio, (2) implement our hedging strategies and (3) implement techniques to reduce our prepayment rate volatility would be significantly affected, which could materially adversely affect our financial position and results of operations.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the target assets in which we intend to invest.

        The U.S. government, through the Federal Reserve, the Federal Housing Administration, or FHA, the FDIC as well as various state and local legislatures, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential or commercial mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, members of Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. The servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if such modifications are in the best interests of the holders of the mortgage securities and such modifications are done in accordance with the terms of the relevant agreements. Loan modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market conditions, and when the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the mortgage securities on an ongoing basis. These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, the target assets in which we intend to invest. We are unable to predict whether U.S. federal, state or local authorities will enact laws, rules or regulations that will require changes in our practices in the future, and any such changes could adversely affect our cost of doing business and profitability.

Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our investments.

        Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on or from its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

        The presence of hazardous substances may adversely affect an owner' ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make debt payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our shareholders.

        If we take title to a property, the presence of hazardous substances on the property may adversely affect our ability to sell the property, and we may become liable to a governmental entity or to third parties for property damage, personal injury, investigation, remediation costs, or we may be required to investigate or clean up hazardous or toxic substances. Such liabilities would harm our business, financial condition, liquidity, results of operation and our ability to make distributions to our shareholders.

There is no assurance that we will be able to obtain any of the TALF loans, and the terms and conditions of the TALF may adversely affect our investments and our business either directly or through the Marathon PPIF.

        The TALF is operated by the FRBNY. The FRBNY has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for the TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Department of the Treasury, resulting in an early termination of the TALF. Moreover, the terms and conditions of the TALF, including asset and borrower eligibility, could be changed at any time. Any such modifications may adversely affect the market value of any of our assets financed through the TALF and otherwise or our ability to obtain additional TALF financing. To date, TALF loans are available to finance the acquisition of certain newly-issued asset-backed securities, newly-issued CMBS and legacy CMBS issued before January 1, 2009. On August 17, 2009, the U.S. Department of the Treasury and the Federal Reserve announced that they do not anticipate any further additions to the types of collateral that are eligible for the TALF. Accordingly, it appears unlikely that the TALF will be expanded to cover RMBS. The TALF was originally scheduled to expire on December 31, 2009. In its August 17 announcement, the U.S. Department of the Treasury and the Federal Reserve extended the TALF through March 31, 2010 for non-CMBS asset-backed securities and legacy CMBS, and June 30, 2010 for newly-issued CMBS. There can be no assurance that the term of the TALF will be further extended. If the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected. We may seek to enhance the returns on our investments, especially loan originations, by securitizing those investments. Further, we could lose our eligibility as a TALF borrower. If for any reason we are deemed not to be eligible to participate in the TALF, all of our outstanding TALF loans will become immediately due and payable and we will not be eligible to obtain future TALF loans.

        Each TALF loan must be repaid within three to five years. We may invest in assets that meet the TALF asset eligibility requirements that do not mature within the term of the TALF loan. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the FRBNY in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan and the FRBNY elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from that sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the FRBNY in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

        As a condition of the TALF, we must agree not to exercise or refrain from exercising any voting, consent or waiver rights with respect to assets meeting the TALF eligibility requirements without the consent of the FRBNY. During the continuance of a collateral enforcement event, the FRBNY will have the right to exercise voting rights in the collateral.

        To obtain TALF loans, we must execute a customer agreement with at least one primary dealer which will act on our behalf under the agreement with the FRBNY. These customer agreements may impose additional requirements that could affect our ability to obtain TALF loans. Each primary dealer is expected to have relationships with other TALF borrowers, and a primary dealer may allocate more resources toward assisting other borrowers with whom it has other business dealings. Primary dealers are also responsible for distributing principal and interest after receipt thereof from The Bank of New York Mellon, as custodian for the TALF. Once funds or collateral are transferred to a primary dealer or at the direction of a primary dealer, neither the custodian nor the FRBNY has any obligation to account for whether the funds or collateral are transferred to the borrower. We will therefore be exposed to bankruptcy risk of our primary dealers. Under such agreements, we will be required to represent to the primary dealer and to the FRBNY that, among other things, we are an eligible borrower, that the eligible assets that we pledge meet the TALF eligibility criteria and, with respect to legacy CMBS, that our agreement to purchase any legacy CMBS was made on an arm's-length basis and we have not received and are not entitled to receive directly or indirectly, any payment, forgiveness of debt, loan, extension of credit or other consideration or financial consideration in exchange for and in consideration of our agreement to purchase such legacy CMBS and such purchase is not being made in satisfaction of a pre-existing obligation. The FRBNY will have full recourse to us for repayment of the loan for any breach of these representations. Further, the FRBNY may have full recourse to us for repayment of a TALF loan if the eligibility criteria for collateral under the TALF are considered continuing requirements and the pledged collateral no longer satisfies such criteria. In addition, we will be required to pay to our primary dealers fees under the customer agreements and to indemnify our primary dealers for certain breaches under the customer agreements and to indemnify the FRBNY and its custodian for certain breaches under the agreement with the FRBNY. Payments made to satisfy such full recourse requirements and indemnities could have a material adverse effect on our net income and our distributions to our shareholders, including any proceeds of this offering that we have not yet invested in eligible assets or distributed to our shareholders.

        Interest payments that are received from the assets that are used as collateral for a TALF loan must be applied to pay interest on the related TALF loan before any interest payments can be distributed to us. See "—Risks Related to Our Taxation as a REIT—The REIT distribution requirements could adversely affect our ability to execute our business strategies." To the extent there are interest payments from the collateral in excess of the required interest payment on the related TALF Loan, the amount of such excess interest that will be distributed to us will be limited. For example, for a five-year TALF loan for legacy RMBS, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to the related TALF loan principal. For a three-year TALF loan for legacy CMBS, such net carry will be remitted to us in each loan year until it equals 30% per annum of the original haircut amount, with the remainder applied to principal.

        We may be required to use our earnings to keep the TALF loans current. If the interest on the collateral pledged to support a TALF loan is not sufficient to cover the interest payment on such loan, we will have a grace period of 30 days to make the interest payment. If the loan remains delinquent after the grace period, the FRBNY will enforce its rights to the collateral.

The Marathon PPIF may not be able to acquire sufficient amounts of eligible assets to qualify for the PPIP or the TALF consistent with its and our investment strategy.

        Assets to be used as collateral for PPIP and TALF loans must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity, and credit rating and with respect to the origination date of the underlying collateral. These restrictions may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the PPIP and TALF consistent with our investment strategy. In the Legacy Loans Program, eligible financial institutions must consult with the FDIC before offering an asset pool for sale and there is no assurance that a sufficient number of eligible financial institutions will be willing to participate as sellers in the Legacy Loans Program. Once an asset pool has been offered for sale by an eligible financial institution, the FDIC will determine the amount of leverage available to finance the purchase of the asset pool. There is no assurance that the amount of leverage available to finance the purchase of eligible assets will be acceptable to us. The asset pools will be purchased through a competitive auction conducted by the FDIC. The auction process may increase the price of these eligible asset pools. Even if we submit the highest bid on an eligible asset pool at a price that is acceptable to us, the selling financial institution may refuse to sell us the eligible asset pool at that price. These factors may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the Legacy Loans Program consistent with our investment strategy.

Our ability to transfer any assets we may purchase using PPIP and TALF funding, to the extent available to us, is restricted.

        Any assets we may purchase using PPIP funding, to the extent available to us, will be pledged to the U.S. Department of the Treasury as collateral for debt financing under the Legacy Securities Program and to the FDIC as collateral for their guarantee under the Legacy Loans Program. If we sell or transfer any of these assets, we may be required either to repay the related loan or obtain the consent of the U.S. Department of the Treasury or the FDIC to assign our obligations to the applicable assignee.

        Our assets purchased using TALF funding will be pledged to the FRBNY as collateral for the TALF loans. If we sell or transfer any of these assets, we must either repay the related TALF loan or obtain the consent of the FRBNY to assign our obligations under the related TALF loan to the applicable assignee. The FRBNY in its discretion may restrict or prevent us from assigning our loan obligations to a third party, including a third party that meets the criteria of an eligible borrower. In addition, the FRBNY will not consent to any assignments after the termination date for making new loans, which is March 31, 2010 for non-CMBS asset-backed securities and legacy CMBS and June 30, 2010 for newly issued CMBS, unless extended by the Federal Reserve.

        These restrictions may limit our ability to trade or otherwise dispose of our investments, and may adversely affect our ability to take advantage of favorable market conditions and make distributions to shareholders.

Risks Related to Our Financing Strategies

We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our shareholders.

        We expect to use leverage to finance our assets through borrowings from repurchase agreements, to the extent available to us, borrowings under programs established by the U.S. government such as the Legacy Securities Program and the TALF, and other secured and unsecured forms of borrowing and expect to make investments in the Marathon PPIF and other funds that receive financing under the PPIP. Initially, we do not expect to deploy leverage on our non-Agency RMBS, CMBS and mortgage loan assets, except with borrowings, to the extent available to us, under programs established by the U.S. government. Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we may deploy for particular assets will depend upon Marathon's assessment of the credit and other risks of those assets. Initially, we anticipate utilizing moderate leverage on our Agency RMBS. However, we may significantly increase the amount of leverage we utilize at any time without approval of our board of trustees. In addition, we may leverage individual assets at substantially higher levels. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us.

        The capital and credit markets have been experiencing extreme volatility and disruption since July 2007. In 2009, the volatility and disruption have reached unprecedented levels. In a large number of cases, the markets have exerted downward pressure on stock prices and credit capacity for issuers. Our access to capital depends upon a number of factors over which we have little or no control, including:

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  general market conditions;

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  the market's view of the quality of our assets;

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  the market's view of our growth potential;

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  our eligibility to participate in and access capital from programs established by the U.S. government;

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  our current and potential future earnings and cash distributions; and

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  the market price of our common shares.

        The current weakness in the financial markets, the residential and commercial mortgage markets and the economy generally could adversely affect one or more of our potential lenders. Institutions from which we seek to obtain financing may have owned or financed residential or commercial mortgage loans, real estate-related securities and real estate loans which have declined in value and caused losses as a result of the recent downturn in the markets. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent. As a result of recent market events, it may be more difficult for us to secure non-governmental financing as there are fewer institutional lenders and those remaining lenders have tightened their lending standards. If we are unable to obtain such financing to acquire Agency RMBS, our ability to meet the requirements for exemption from registration under the Investment Company Act would be adversely affected.

        Current market conditions have affected different types of financing for mortgage-related assets to varying degrees, with some sources generally being unavailable, others being available but at a higher cost, while others being largely unaffected. For example, in the repurchase agreement market, non-Agency RMBS have been more difficult to finance than Agency RMBS. In connection with repurchase agreements, financing rates and advance rates, or haircut levels, have also increased. Repurchase agreement counterparties have taken these steps in order to compensate themselves for a perceived increased risk due to the illiquidity of the underlying collateral. In some cases, margin calls have forced borrowers to liquidate collateral in order to meet the capital requirements of these margin calls, resulting in losses.

        The return on our assets and cash available for distribution to our shareholders may be reduced to the extent that market conditions prevent us from leveraging our assets or cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. Our financing costs will reduce cash available for distributions to shareholders. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. We plan to leverage our Agency RMBS through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses. The satisfaction of such margin calls may reduce cash flow available for distribution to our shareholders. Any reduction in distributions to our shareholders may cause the value of our common shares to decline.

Interest rate fluctuations could significantly impact our financing costs and decrease our results of operations and cash flows.

        To the extent that our financing costs will be determined by reference to floating rates, such as LIBOR or a U.S. Treasury index, plus a margin, the amount of which will depend on a variety of factors, including, without limitation, (1) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (2) the level and movement of interest rates and (3) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may not compensate for such increase in interest expense, the interest income we earn on our fixed rate investments would not change, the duration and weighted average life of our fixed rate investments would increase and the market value of our fixed rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating rate investments would decrease, while any decrease in the interest we are charged on our floating rate debt may not compensate for such decrease in interest income and interest we are charged on our fixed rate debt would not change. Any such scenario could materially and adversely affect us.

        We expect to fund most of our investments in Agency RMBS with repurchase agreements that have interest rates that adjust more frequently than the interest rate indices and repricing terms of Agency RMBS backed by ARMs or hybrid ARMs. Accordingly, if short-term interest rates increase, our borrowing costs may increase faster than the interest rates on Agency RMBS backed by ARMs or hybrid ARMs adjust. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these interest rate index mismatches could reduce our net income or produce a net loss, and adversely affect the level of our dividends and the market price of our common shares.

        In addition, Agency RMBS backed by ARMs or hybrid ARMs will typically be subject to lifetime interest rate caps which limit the amount an interest rate can increase through the maturity of the Agency RMBS. However, our borrowings under repurchase agreements typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on these types of Agency RMBS. This problem is magnified for Agency RMBS backed by ARMs or hybrid ARMs that are not fully indexed. Further, some Agency RMBS backed by ARMs or hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on these types of Agency RMBS than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss during periods of rising interest rates.

        Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

        We expect to engage in repurchase transactions, whereby we would sell securities to lenders (repurchase agreement counterparties) and receive cash from these lenders. Under such agreements, lenders are obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we would receive from the lender when we initially sell the securities to the lender would be less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we may incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender can terminate the transaction and cease entering into any other repurchase transactions with us. We expect our repurchase agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our shareholders. Currently, we have no repurchase agreements in place and we may not be able to enter into any such agreements on favorable terms, or at all.

Our use of repurchase agreements to finance our Agency RMBS may give our lenders greater rights in the event that either we or a lender files for bankruptcy.

        Our borrowings under repurchase agreements, if any, for our Agency RMBS may qualify for special treatment under the U.S. Bankruptcy Code, giving our lenders the ability to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to take possession of and liquidate the assets that we have pledged under their repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the U.S. Bankruptcy Code may make it difficult for us to recover our pledged assets in the event that a lender party to such agreement files for bankruptcy. Therefore, our use of repurchase agreements to finance our investments exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

The repurchase agreements that we expect to use to finance our Agency RMBS investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

        We expect to use repurchase agreements to finance our acquisition of Agency RMBS. If the market value of the Agency RMBS pledged or sold by us to a financing institution declines, we may be required by the financing institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so, which could result in defaults. Posting additional collateral to support our credit will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, financing institutions can accelerate repayment of our indebtedness, increase interest rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for bankruptcy protection.

        Further, financial institutions providing the repurchase facilities may require us to maintain a certain amount of cash uninvested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

In the event non-recourse long-term securitizations become available to us in the future, such structures may expose us to risks which could result in losses to us.

        We may utilize non-recourse, long-term securitizations of our investments in mortgage loans, if and when they become available. Prior to any such financing, we may seek to finance these investments with relatively short-term facilities until a sufficient portfolio is accumulated. As a result, we would be subject to the risk that we would not be able to acquire, during the period that any short-term facilities are available, sufficient eligible assets to maximize the efficiency of a securitization. We also would bear the risk that we would not be able to obtain new short-term facilities or would not be able to renew any short-term facilities after they expire should we need more time to seek and acquire sufficient eligible assets for a securitization. In addition, conditions in the capital markets, including the current unprecedented volatility and disruption in the capital and credit markets, may not permit a non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. While we would intend to retain the unrated equity component of securitizations and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into such securitizations would increase our overall exposure to risks associated with direct ownership of such investments, including the risk of default. Our inability to refinance any short-term facilities would also increase our risk because borrowings thereunder would likely be recourse to us as an entity. If we are unable to obtain and renew short-term facilities or to consummate securitizations to finance our investments on a long-term basis, we may be required to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price.

Any warehouse facilities that we may obtain in the future may limit our ability to acquire assets that we intend to finance through these facilities, and we may incur losses if the collateral is liquidated.

        In the event that securitization financings become available, we may utilize warehouse facilities pursuant to which we would accumulate mortgage loans in anticipation of a securitization financing, which assets would be pledged as collateral for such facilities until the securitization transaction is consummated. In order to borrow funds to acquire assets under any future warehouse facilities, we expect that our lenders thereunder would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to acquire assets that we believe would be beneficial to us and we may be unable to obtain alternate financing for such assets. In addition, no assurance can be given that a securitization structure would be consummated with respect to the assets being warehoused. If the securitization is not consummated, the lender could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral assets exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the consummation, we would have to bear any resulting loss on the sale. Currently, we have no warehouse facilities in place, and we may not be able to obtain one or more warehouse facilities on favorable terms, or at all.

Lenders may require us to enter into restrictive covenants relating to our operations.

        If or when we obtain debt financing, lenders (especially in the case of bank credit facilities) may impose restrictions on us that would affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, make distributions to our shareholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategies. For example, our loan documents may contain negative covenants that limit, among other things, our ability to repurchase our common shares, distribute more than a certain amount of our net income or Core Earnings to our shareholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, this could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT for U.S. federal income tax purposes.

We expect to depend upon Marix to provide primary servicing and special servicing for a substantial portion of our portfolio of residential mortgage loans; if the loan servicing agreement with Marix is terminated, we may not be able to replace those services on as favorable terms, and there is no restriction on the ability of Marix to provide servicing to other entities or accounts.

        We expect that Marix will provide primary servicing and special servicing for a substantial portion of our portfolio of residential mortgage loans, as described under "Certain Relationships and Related Transactions—Loan Servicing Agreement." For its services under the loan servicing agreement, Marix will be entitled to customary market-based servicing fees and charges including incentive fees arising from certain servicing activities for the mortgage loans held in our portfolio, such as modifications, deeds in lieu, re-performance, short payoffs and liquidations as well as customary fees and interest income. In addition, to the extent we participate in federal or state programs that establish standard loan modification guidelines for "at risk" homeowners and that provide incentive payments to certain participants, including loan servicers, for achieving modifications and successfully remaining in the program, Marix will be entitled to retain any incentive payments made to it in connection with our participation therein. Marix may retain subservicers where Marix deems it advisable, and the fees of such subservicers will be paid by Marathon.

        We will rely on Marix to provide these services for a substantial portion of our residential mortgage portfolio and will have no in-house capability to handle these services independently of Marix. The costs of these services will increase our operating costs and may adversely affect our net income. If the loan servicing agreement is terminated, we will have to obtain the loan servicing from another servicer. We may not be able to replace these services in a timely manner or on as favorable terms, including, without limitation, cost, or at all. In addition, Marix also provides primary and special servicing to the Marathon funds and there is no limitation on the ability of Marix to provide primary and special servicing to other entities or accounts in the future.

        Marix will have no obligation to provide assistance to us other than as specified in the loan servicing agreement.

The liability of each of Marathon and Marix is limited under the management agreement and the loan servicing agreement, respectively, and we have agreed to indemnify Marathon and Marix against certain liabilities.

        The management agreement and the loan servicing agreement provide that Marathon (in the case of the management agreement) and Marix (in the case of the loan servicing agreement) will not assume any responsibility other than to provide the services specified in such agreements. The agreements further provide that neither Marathon (in the case of the management agreement) nor Marix (in the case of the loan servicing agreement) will be responsible for any action of our board of trustees in following or declining to follow its advice or recommendations. In addition, each of Marathon (in the case of the management agreement) and Marix (in the case of the loan servicing agreement) and their respective affiliates, managers, officers, trustees, directors, employees and members will be held harmless from, and indemnified by us against, certain liabilities on customary terms.

We are represented by the same counsel that represents our manager and may represent Marix at some time in the future.

        DLA Piper LLP (US) is counsel to us and our manager in connection with this offering and may in the future act as counsel to us, our manager and/or Marix. There is a possibility that in the future our interests may become adverse to the interests of our manager and/or Marix. In the event of a dispute between us and our manager or Marix, DLA Piper LLP (US) may not represent us therein and we may need to retain separate counsel.

The failure of Marix or any third-party servicer to effectively service our portfolio of mortgage loans would materially and adversely affect us.

        Most mortgage loans and securitizations of mortgage loans require a servicer to manage collections on each of the underlying loans. We expect Marix will provide us with primary and special servicing for residential mortgage loans. As Marix is a residential mortgage servicer, it will not service any commercial mortgage loan investments we make. We will retain a third-party servicer to service all commercial mortgage loan investments we make and any residential mortgage loan investments we make that are not serviced by Marix. We will also rely on third-party servicers to service the loans underlying the mortgage securities in which we invest. Both default frequency and default severity of loans may depend upon the quality of the servicer. If Marix, any third-party mortgage loan servicer or any subservicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If Marix, any third-party mortgage loan servicer or any subservicers take longer to liquidate non-performing assets, loss severities may tend to be higher than originally anticipated. The ability of Marix or any third-party mortgage loan servicer to effectively service our portfolio of mortgage loans and the mortgage loans underlying our mortgage securities is critical to our success.

        With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a "directing certificateholder" or a "controlling class representative," which is appointed by the holders of the most subordinate class of CMBS in such series. To the extent we focus on acquiring classes of existing series of CMBS originally rated AAA, we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

        Many servicers have gone out of business in recent years, requiring a transfer of servicing to another servicer. This transfer takes time and loans may become delinquent because of confusion or lack of attention. When servicing is transferred, servicing fees may increase which may have an adverse effect on the credit support of RMBS or CMBS held by us. In the case of pools of securitized loans, servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance, interest may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the trust may be greater than the outstanding principal balance of that loan (greater than 100% loss severity).

        Any third-party servicer may have interests that are not aligned with ours and may not service our investments to maximize our return therefrom. We will have only a limited ability to control a third-party servicer and, without our approval, it may take actions that adversely impact the value of our investments.

We are highly dependent on information systems, and systems failures could significantly disrupt our business, which could have a material adverse effect on our results of operations and cash flows.

        Our business is highly dependent on the communications and information systems of Marathon and Marix. Any failure or interruption of these systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our results of operations and cash flows and negatively affect the market price of our common shares and ability to make distributions to our shareholders.

If we fail to implement and maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our shareholders could lose confidence in our financial results, which could harm our business and the market value of our common shares.

        Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require each of us and our independent auditors to evaluate and report on our internal controls over financial reporting. While we intend to undertake substantial work to prepare for compliance with Section 404, we cannot be certain that we will be successful in implementing or maintaining adequate control over our financial reporting and financial processes. Furthermore, as we grow our business, our internal controls will become more complex, and we will require more resources to ensure our internal controls remain effective. If we or our independent auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market value of our common shares. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any material weaknesses or significant deficiency that may be discovered and may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

We and/or Marix are required to have various state licenses in order to conduct our business and there is no assurance we and/or Marix will be able to obtain or maintain those licenses.

        We and Marix are required to be licensed to conduct business in certain jurisdictions. Marix is appropriately licensed to service residential loans and for debt collection in all 50 states and the District of Columbia. Our failure or the failure by Marix to satisfy the various requirements or to maintain them over time will restrict our direct business activities. Marix is subject to a variety of federal, state and local laws and regulations with respect to the privacy of the information it receives from borrowers which limit the types and format of the information it may share with our manager.

The manner of determining the base management fee may not provide sufficient incentive to our manager to maximize risk-adjusted returns on our investment portfolio because it is based on our shareholders' equity and not on our performance.

        Our manager is entitled to receive a base management fee that is based on the book value of our shareholders' equity at the end of each month, regardless of our performance. Accordingly, the possibility exists that significant base management fees could be payable to our manager for a given month despite the fact that we could experience a net loss during that month. Our manager's entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to our manager to devote its time and effort to maximize risk-adjusted returns on our investment portfolio, which could, in turn, adversely affect our ability to make distributions to our shareholders and the market price of our common shares.

The manner of determining the incentive fee may cause our manager to invest in more risky investments to increase our short-term Core Earnings and thereby increase the incentive fee it earns.

        Our manager is entitled to receive incentive compensation based upon our achievement of targeted levels of Core Earnings for the trailing four quarters. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on our Core Earnings may lead our manager to place undue emphasis on the maximization of short-term Core Earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier and more speculative. This could result in increased risk to our investment portfolio.

If one or more of our manager's executive officers are no longer employed by our manager, financial institutions providing any financing arrangements we may have may not provide future financing to us, which could materially and adversely affect us.

        If financial institutions that we seek to use to finance our investments require that one or more of our manager's executives continue to serve in such capacity and if one or more of our manager's executives are no longer employed by our manager, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings and for our future investments under such circumstances, we could be materially and adversely affected.

We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

        Various U.S. federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The U.S. federal Home Ownership and Equity Protection Act of 1994, or HOEPA, prohibits inclusion of certain mortgage rates or origination costs in residential loans in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in the HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as "high cost" loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

        The failure of Marix or other third-party servicers acting on our behalf, or the failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our assets, could subject us to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If any of our loans are found to have been originated in violation of predatory or abusive lending laws, or if Marix or other third-party servicers acting on our behalf, violate predatory or abusive lending laws, we could incur losses, which could adversely impact our results of operations, financial condition and business.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

        The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the U.S. and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. The economic impact of these events could also adversely affect the credit quality of some of our loans and investments and the properties underlying our interests.

        We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and may cause the market value of our common shares to decline or be more volatile. A prolonged economic slowdown, recession or declining real estate values could impair the performance of our investments and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We cannot predict the severity of the effect that potential future armed conflicts and terrorist attacks would have on us. Losses resulting from these types of events may not be fully insurable.

The Marathon PPIF may have a difficult time enforcing its rights and remedies against the U.S. Department of the Treasury.

        We may invest a significant portion of the proceeds from this offering in the Marathon PPIF. The U.S. Department of the Treasury has made a commitment to match the equity raised by Marathon for investment in the Marathon PPIF from us and other investors up to the amount of approximately $1.1 billion. In addition, the U.S. Department of the Treasury will provide the Marathon PPIF with a limited recourse loan, subject to a maturity date of the earlier of 10 years and the termination of the Marathon PPIF, in an amount up to the lesser of approximately $2.2 billion and 100% of the Marathon PPIF's total drawn equity, subject to the terms and conditions of the program. In the event the U.S. Department of the Treasury fails to fund its capital commitments or otherwise defaults on its obligations, Marathon's remedies may be significantly limited, which limitation may adversely affect our investment in the Marathon PPIF. In some cases, federal statutory law and relevant judicial decisions may make it difficult to pursue a legal remedy against a federal governmental agency, such as the U.S. Department of the Treasury, when such agency is a party to contract with a private party, such as Marathon or our company, and the public agency breaches the terms of the contract to which it is a party. Even if the Marathon PPIF can legally enforce its rights and obligations against the U.S. Department of the Treasury, it may be costly to do so. Finally, our investors could be adversely affected if the U.S. Department of the Treasury were to change the Legacy Securities Program or terminate or curtail the U.S. Department of the Treasury's investment in the Marathon PPIF.

Risks Related to Hedging

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our shareholders.

        Subject to maintaining our qualification as a REIT, we intend to pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

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  due to a credit loss, the duration of the hedge may not match the duration of the related liability;

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  the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a TRS) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

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  the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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  the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

In addition, we may fail to recalculate, readjust and execute hedges in an efficient manner or to employ hedges in situations where a hedge would have been protective.

        Any hedging activity in which we engage may materially and adversely affect our results of operations and cash flows. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

        Hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

        Subject to maintaining our qualification as a REIT, part of our investment strategy may involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

We may fail to qualify for hedge accounting treatment.

        We intend to record derivative and hedging transactions in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," or SFAS 133. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

The terms of the PPIP will limit our ability to hedge effectively.

        The terms of the PPIP prevent us from effectively hedging credit and market risks related to the investments made by the Marathon PPIF in which we indirectly invest. The failure to effectively hedge certain investments may subject us to greater losses even where we have properly identified the investment risk.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit a change in our control.

        Certain provisions of the Maryland General Corporation Law, or the MGCL, applicable to a Maryland real estate investment trust may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in our control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then prevailing market price of such shares. We are subject to the "business combination" provisions of the MGCL that, subject to limitations, prohibit certain business combinations between us and an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of our then outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder and, thereafter, imposes special appraisal rights and special shareholder voting requirements on these combinations. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of a real estate investment trust prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person, provided that the business combination is first approved by our board of trustees. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Business Combinations."

        The "control share" provisions of the MGCL provide that "control shares" of a Maryland real estate investment trust (defined as shares which, when aggregated with all other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in the election of trustees) acquired in a "control share acquisition" (defined as the acquisition of "control shares," subject to certain exceptions) have no voting rights except to the extent approved by our shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our trustees who are also our employees. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future. See "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Control Share Acquisitions."

        The "unsolicited takeover" provisions of the MGCL permit our board of trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement certain provisions if we have a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which we will have upon the completion of this offering), and at least three independent trustees. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then current market price. Our declaration of trust contains a provision whereby we elect to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of trustees as soon as we become eligible to do so. See "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Subtitle 8."

Our authorized but unissued common and preferred shares may prevent a change in our control.

        Our declaration of trust authorizes us to issue additional authorized but unissued common shares and preferred shares. In addition, our board of trustees may, without shareholder approval, increase the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue and classify or reclassify any unissued common shares or preferred shares and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, among other things, our board may establish a class or series of common shares or preferred shares that could delay or prevent a transaction or a change in our control that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Rapid changes in the values of our real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.

        If the market value or income potential of real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

Our rights and the rights of our shareholders to take action against our trustees and officers are limited, which could limit your recourse in the event of actions not in your best interests.

        Our declaration of trust limits the liability of our present and former trustees and officers to us and our shareholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law, our present and former trustees and officers will not have any liability to us or our shareholders for money damages other than liability resulting from:

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  actual receipt of an improper benefit or profit in money, property or services; or

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  active and deliberate dishonesty by the trustee or officer that was established by a final judgment and is material to the cause of action.

        Our declaration of trust authorizes us to indemnify our present and former trustees and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present and former trustee or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former trustees and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. As a result, we and our shareholders may have more limited rights against our present and former trustees and officers than might otherwise exist absent the current provisions in our declaration of trust and bylaws or that might exist with other companies, which could limit your recourse in the event of actions not in your best interests.

Our declaration of trust contains provisions that make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

        Our declaration of trust provides that a trustee may only be removed for cause upon the affirmative vote of holders of two-thirds of the votes entitled to be cast in the election of trustees. Vacancies may be filled only by a majority of the remaining trustees in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in control of our company that is in the best interests of our shareholders.

Certain provisions in the partnership agreement for our operating partnership may delay or prevent unsolicited acquisitions of us.

        Provisions in the partnership agreement for our operating partnership may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some shareholders might consider such proposals, if made, desirable. These provisions include, among others:

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  redemption rights of qualifying parties;

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  transfer restrictions on our operating partnership units;

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  the ability of the general partner in some cases to amend the partnership agreement without the consent of the limited partners; and

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  the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

        Any potential change of control transaction may be further limited as a result of provisions of the partnership unit designation for the long term incentive plan units, or LTIP units, which require us to preserve the rights of LTIP unit holders and may restrict us from amending the partnership agreement for our operating partnership in a manner that would have an adverse effect on the rights of LTIP unit holders.

Our staggered board may delay or prevent a change in our control.

        Our board of trustees is divided into three classes of trustees. The current terms of the Class I, Class II and Class III trustees will expire in 2010, 2011 and 2012, respectively. Trustees of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of trustees is elected by the shareholders. The staggered terms of our trustees may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interests of our shareholders.

Our declaration of trust generally does not permit ownership in excess of 9.8% of our common shares or 9.8% of our shares of beneficial interest and attempts to acquire our shares in excess of the share ownership limits will be ineffective unless an exemption is granted by our board of trustees.

        Our declaration of trust generally prohibits beneficial or constructive ownership by any person of more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest. Our board of trustees, in its sole discretion, may grant an exemption to these prohibitions, subject to certain conditions and receipt by our board of certain representations and agreements. Our board of trustees may from time to time increase certain of these limits for one or more persons and may increase or decrease such limits for all other persons. Any decrease in the share ownership limits generally applicable to all shareholders will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person's percentage ownership of our shares equals or falls below such decreased limits, but any further acquisition of our shares in excess of such person's percentage ownership of our shares will be in violation of the applicable limits. Our board of trustees may not increase these limits (whether for one person or all shareholders) if such increase would allow five or fewer persons to beneficially own or constructively own in the aggregate more than 49.9% in value of our outstanding shares or otherwise cause us to fail to qualify as a REIT.

        Our declaration of trust's constructive ownership rules are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding shares by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding shares and thus violate the share ownership limits. Any attempt to own or transfer our common shares or preferred shares (if and when issued) in excess of the share ownership limits without the consent of our board of trustees or in a manner that would cause us to be "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shares are held during the last half of a taxable year) will result in the shares being deemed to be transferred to a trustee for a charitable trust or, if the transfer to the charitable trust is not automatically effective to prevent a violation of the share ownership limits or the restrictions on ownership and transfer of our shares, any such transfer of our shares in violation of the share ownership limits or the restrictions on ownership and transfer will be void from the time of such purported transfer. Further, any transfer of our shares that would result in our shares being held by fewer than 100 persons will be void from the time of such purported transfer.

Risks Related to Our Taxation as a REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders.

        We are organized and intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT status, we expect to receive the opinion of DLA Piper LLP (US) with respect to our qualification as a REIT. This opinion will be issued in connection with this offering of common shares. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of DLA Piper LLP (US) represents only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our manager, including representations relating to the values of our assets and the sources of our income. The opinion is expressed as of the date issued and will not cover subsequent periods. Counsel has no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of DLA Piper LLP (US), and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis, the results of which will not be monitored by DLA Piper LLP (US). Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes and the tax treatment of participation interests that we hold in mortgage loans and mezzanine loans may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements. If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to shareholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our shareholders, which in turn would have an adverse impact on the value of our common shares. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

The percentage of our assets represented by TRSs and the amount of our income that we can receive in the form of TRS dividends are subject to statutory limitations that could jeopardize our REIT status.

        A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A significant portion of our activities will likely be conducted through one or more TRSs, and we expect that such TRSs may from time to time hold significant assets.

        Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs (at the end of each quarter). While we intend to manage our affairs so as to satisfy this requirement, there can be no assurance that we will be able to do so in all market circumstances.

        A TRS will be subject to U.S. federal, state and local income tax on its taxable income, and its after-tax net income will be available for distribution to us. We will receive distributions from TRSs which will be classified as dividend income to the extent of the earnings and profits of the distributing TRS. We may from time to time need a TRS to make such distributions in order to keep the value of our TRSs below 25% of our total assets. However, TRS dividends will generally not constitute "good" income for purposes of one of the tests we must satisfy to qualify as a REIT, namely, that at least 75% of our gross income must in each taxable year generally be from real estate assets. While we will be monitoring our compliance with both this income test and the limitation on the percentage of our assets represented by TRS securities, and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. That is, it is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of our TRSs below 25% of our assets, but be unable to do so without violating the requirement that 75% of our gross income in the taxable year be derived from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

Despite our qualification as a REIT, a significant portion of our income may be earned through TRSs that are subject to U.S. federal income taxation.

        Despite our qualification as a REIT, we may be subject to a significant amount of U.S. federal income taxes. We intend to hold a significant amount of our assets from time to time in one or more TRSs, subject to the REIT qualification limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we acquire with an intention of selling in a manner that might expose us to the 100% tax on "prohibited transactions" will be sold by a TRS. Likewise, we intend that other assets, such as certain real estate-related assets, which might expose us to the 100% tax on "prohibited transactions" will also be disposed of via a TRS. In addition, loans that are to be modified may be held by a TRS on the date of their modification and for a period of time thereafter. Finally, some or all of the real estate properties that we may from time to time acquire by foreclosure or other procedure may be held in one or more TRSs. Taxable income and gains derived from the assets held from time to time in our TRSs will generally be subject to regular corporate income taxation.

Dividends payable by REITs do not generally qualify for the reduced tax rates applicable to certain corporate dividends.

        The maximum tax rate for dividends paid by corporations to domestic shareholders that are individuals, trusts and estates is generally 15% through taxable years beginning on or before December 31, 2010. Dividends paid by REITs, however, are generally not eligible for the reduced rates. However, to the extent such dividends are attributable to certain dividends that we receive from a TRS, such dividends generally will be eligible for the preferential tax rates that apply to qualified dividend income. Although this does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares.

The REIT distribution requirements could adversely affect our ability to execute our business strategies.

        We generally must distribute annually at least 90% of our taxable income, excluding any net capital gain, in order for us to maintain our qualification as a REIT. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under U.S. federal income tax laws. We intend to make distributions to our shareholders to comply with the requirements of the Internal Revenue Code and to avoid paying corporate tax on undistributed income. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the distribution requirements of the Internal Revenue Code.

        From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income from mortgage loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or pursuant to our involvement in the Legacy Loans Program or other similar programs recently announced by the federal government. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification.

        As a result, to the extent such income is not recognized within a TRS, the requirement to distribute a substantial portion of our taxable income could cause us to: (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (4) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with REIT requirements. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock. Moreover, if our only feasible alternative were to make a taxable distribution of our shares to comply with the REIT distribution requirements for any taxable year and the value of our shares was not sufficient at such time to make a distribution to our shareholders in an amount at least equal to the minimum amount required to comply with such REIT distribution requirements, we would generally fail to qualify as a REIT for such taxable year and would be precluded from being taxed as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

        Pursuant to the terms of the PPIP, the Marathon PPIF is required to satisfy certain asset coverage ratios according to the terms of any U.S. Department of the Treasury loan to which it is a party. If the Marathon PPIF fails to satisfy those asset coverage ratios, it may not be able to make distributions to us, which may adversely affect our ability to make cash distributions to our shareholders. See "—Risks Related to Government Programs—The Marathon PPIF must satisfy an asset coverage ratio test before distributing its investment proceeds to its investors."

We may be required to report taxable income early in our holding period for certain investments in excess of the economic income we ultimately realize from them.

        We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument based generally on the assumption that all future payments on the debt instrument will be made. Absent an election to accrue currently, accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would potentially be an ordinary loss (rather than capital loss) but this is not free from doubt, and may depend on the characteristics of the underlying obligation and the amount of cash we collect on maturity, etc. In addition, our ability to benefit from that ordinary loss (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed.

        Moreover, many of the mortgage-backed securities, or MBS, that we buy will likely have been issued with OID, which discount might reflect doubt as to whether the entire principal amount of such MBS will ultimately prove to be collectible. We will be required to report such OID based on a constant yield method and income will be accrued and currently taxable based on the assumption that all future projected payments due on such MBS will be made. If such MBS turns out not to be fully collectible, an offsetting deduction will become available only in the later year that uncollectibility is provable.

        Finally, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, we may be required to accrue interest income with respect to subordinate MBS at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss available to us when such interest was determined to be uncollectible, the utility of that deduction would depend on our having taxable income in that later year or thereafter.

        REITs may not carry back net operating losses to prior taxable years, but may only carry net operating losses over to future years. Amounts corresponding to the amounts of the types of income described in this prospectus would generally have been distributed and taxed to our shareholders as a dividend when we were required to report such income. If we had no taxable income in the later year that the bad debt deduction became available, we and our shareholders would derive no tax benefit from that deduction. This possible "income early, losses later" phenomena could, accordingly, adversely affect us and our shareholders if it were persistent and in significant amounts.

The share ownership limits applicable to us that are imposed by the Internal Revenue Code for REITs and our declaration of trust may restrict our business combination opportunities.

        In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first taxable year. Our declaration of trust, with certain exceptions, authorizes our board of trustees to take the actions that are necessary and desirable to preserve our qualification as a REIT. Under our declaration of trust, no person may own more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest. However, our board of trustees may, in its sole discretion, grant an exemption to the share ownership limits (prospectively or retrospectively), subject to certain conditions and the receipt by our board of certain representations and agreements. In addition, our board of trustees may change the share ownership limits as described under "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer." Our declaration of trust also prohibits any person from (1) beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code, our shares that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or that would otherwise cause us to fail to qualify as a REIT or (2) transferring shares if such transfer would result in our shares being owned by fewer than 100 persons. The share ownership limits applicable to us that are imposed by the tax law are based upon direct or indirect ownership by "individuals," which term includes certain entities. Ownership limitations are common in the organizational documents of REITs and are intended, among other purposes, to provide added assurance of compliance with the tax law requirements and to minimize administrative burdens. However, our share ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Even if we qualify as a REIT, we will face tax liabilities that reduce our cash flow.

        Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. Any of these taxes would decrease cash available for distribution to our shareholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold a significant portion of our assets through, and derive a significant portion of our taxable income and gains from, TRSs. Such subsidiaries will be subject to corporate level income tax at regular rates.

Complying with the REIT requirements can be difficult and may cause us to forego otherwise attractive opportunities.

        To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and MBS. The remainder of our investments in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

Liquidation of assets may jeopardize our REIT qualification.

        To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

We may in the future choose to pay dividends in our own shares, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

        We may in the future distribute taxable dividends that are payable in cash and common shares at the election of each shareholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our common shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash portion of the dividends received. If a U.S. shareholder sells the shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common shares at the time of the sale. Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividends that is payable in common shares. In addition, if a significant number of our shareholders determine to sell common shares in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common shares.

        Further, while Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or shares in 2008 and 2009, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and shares in later years. Moreover, various aspects of such a taxable cash/share dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/share dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/share dividends have not been met.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

        We intend to enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Investments in construction loans will require us to make estimates about the fair market value of land improvements that may be challenged by the IRS.

        We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

        We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan's treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

        If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a "pension held REIT," (3) a tax-exempt shareholder has incurred debt to purchase or hold our common shares, or (4) we pass through "excess inclusion income," then a portion of the distributions to and, in the case of a shareholder described in clause (3), gains realized on the sale of common shares by such tax-exempt shareholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code.

If our operating partnership failed to qualify as a partnership for U.S. federal income tax purposes, we could fail to qualify as a REIT and suffer other adverse consequences.

        We believe that our operating partnership is organized and will be operated in a manner so as to be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. As a partnership, it will not be subject to U.S. federal income tax on its income. Instead, each of its partners, including us, will be allocated its share of our operating partnership's income. No assurance can be provided, however, that the Internal Revenue Service will not challenge its status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the Internal Revenue Service were successful in treating our operating partnership as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we could fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, could cease to qualify as a REIT. Also, the failure of our operating partnership to qualify as a partnership would cause it to become subject to federal corporate income tax, which would reduce significantly the amount of its cash available for debt service and for distribution to its partners, including us. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Effect of Subsidiary Entities" for more information.

The "taxable mortgage pool" rules may increase the taxes that we or our shareholders may incur, and may limit the manner in which we effect future securitizations.

        Certain of our securitizations or other financing arrangements could be considered to result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we would generally not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of shareholders, however, such as foreign shareholders eligible for treaty benefits, shareholders with net operating losses, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our shares are owned by tax-exempt "disqualified organizations," such as certain government-related entities that are not subject to tax on unrelated business income, although U.S. Department of the Treasury regulations have not yet been drafted to clarify the law, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization or other financing transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans or other assets at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

        The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute "gross income" for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through a domestic TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our common shares. The U.S. federal tax rules that affect REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Department of the Treasury, which results in statutory changes as well as frequent revisions to U.S. Department of the Treasury regulations and interpretations. Revisions in U.S. federal tax laws and interpretations thereof could cause us to change our investments and commitments, which could also affect the tax considerations of an investment in our common shares.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

        Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Risk Related to This Offering

Prior to this offering, there was no public market for our common shares and an active market for our common shares may not develop or be maintained, which may cause our common shares to trade at a discount and make it difficult or costly to sell your common shares.

        Prior to this offering, there was no public market for our common shares. Accordingly, the initial public offering price for our common shares will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will reflect the value of our common shares or correspond to the price at which our common shares will trade in the public market subsequent to this offering.

        We intend to apply to have our common shares listed on the New York Stock Exchange, or NYSE, under the symbol "      ." However, no assurance can be given as to:

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  the likelihood that an active public market for our common shares will develop or, if one develops, be maintained;

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  the liquidity of any market for our common shares;

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  the ability of any shareholder to sell common shares when desired, or at all; or

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  whether any price that a shareholder may obtain for his or her common shares will exceed the price paid for such shares.

        Even if an active public market develops for our common shares, the market price for our common shares may be highly volatile and subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price include:

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  actual or anticipated variations in our distributions;

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  actual or projected results of operations or Core Earnings, which we report or which are estimated by analysts;

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  actual or projected financial condition and liquidity;

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  actual or anticipated changes in business strategy or prospects;

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  actual or perceived conflicts of interest with Marathon;

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  issuances by us, or resales by our shareholders, or the perception that such issuances, sales or resales may occur;

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  actions and initiatives of the U.S. government and changes to U.S. government policies;

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  actual or anticipated accounting problems;

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  publication of research reports about us or the industry in which we operate;

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  increases in market interest rates, which may lead purchasers of our common shares to demand a higher distribution yield, if we began to make distributions, and would result in increased interest expenses on our debt;

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  changes in market valuations of similar companies;

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  adverse market reaction to the level of leverage we employ;

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  replacement of our manager or residential loan servicer or additions or departures of key personnel;

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  actions by institutional shareholders;

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  speculation in the press or investment community;

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  price and volume fluctuations in the stock market generally;

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  other events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts; and

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  general market and economic conditions.

        No assurance can be given that the market price of our common shares will not fluctuate or decline significantly in the future or that you will be able to sell your shares for a profit when desired, or at all.

Future issuances of debt securities, which would rank senior to our common shares upon our liquidation, and future issuances of equity securities, which would dilute the holdings of our existing shareholders and may be senior to our common shares for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common shares.

        In the future, we may issue debt or equity securities or make other borrowings. Upon liquidation, holders of our debt securities and other loans and preferred shares will receive a distribution of our available assets before holders of our common shares. Additional common shares issuances, directly or through convertible or exchangeable securities, warrants or options, may dilute the holdings of our existing shareholders or reduce the market price of our common shares, or both. Our preferred shares, if issued, would likely have a preference on liquidating distributions and dividend payments, which could limit our ability to pay dividends or make liquidating distributions to holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares bear the risk that our future issuances of debt or equity securities or other borrowings will reduce the market price of our common shares and dilute their common share holdings in us.

Future issuances and sales of our common shares may depress the market price of our common shares.

        Subject to applicable law, our board of trustees has the authority, without further shareholder approval, to issue additional common shares and preferred shares on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future issuances of our common shares or the prospect of such issuances on the market price of our common shares. Issuances of a substantial amount of our common shares, or the perception that such issuances might occur, could depress the market price of our common shares.

        Upon the completion of this offering, we will have                  common shares outstanding, on a fully diluted basis, or                  common shares if the underwriters' over-allotment option is exercised in full, not including an aggregate of (1)                   LTIP units to be granted to our executive officers and certain employees of Marathon and/or Marix under our equity incentive plan, (2)             restricted common shares to be granted to certain employees of Marathon and/or Marix under our equity incentive plan and (3)                   restricted common shares to be granted to our independent trustees under our equity incentive plan.

        We, and each of our executive officers, our trustees and our trustee nominees have agreed with the underwriters not to offer, sell or otherwise dispose of any common shares or any securities convertible into or exercisable or exchangeable for common shares or any rights to acquire common shares for a period of 180 days after the date of this prospectus, without the prior written consent of the representatives of the underwriters, subject to specific limited exceptions.

        Affiliates of our manager who will purchase common shares in the concurrent private placement (including certain of our executive officers and trustees) have agreed that, for a period of             after the date of this prospectus, without the consent of the representatives of the underwriters, such purchaser will not offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any of our common shares purchased in the private placement completed concurrently with the closing of this offering, subject to specific limited exceptions.

        The representatives of the underwriters may, in their sole discretion, at any time from time to time and without notice, waive the terms and conditions of the lockup agreements to which it is a party. Assuming no exercise of the underwriters' over-allotment option to purchase additional shares, approximately            % of our common shares are subject to lockup agreements. When the lockup periods expire, these common shares will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, which are described under "Shares Eligible for Future Sale—Rule 144."

        Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common shares, including common shares underlying the LTIP units, that may be issued under our equity incentive plan, including the restricted common shares to be granted to our executive officers, other employees of Marathon and/or Marix and our independent trustees. See "Shares Eligible for Future Sale—Registration Rights." Upon registration, these common shares will be eligible for sale without restriction.

        After the closing of this offering, we may issue additional common shares and securities convertible into, or exchangeable or exercisable for, common shares under our equity incentive plan.

        We also may issue from time to time additional common shares in connection with property, portfolio or business acquisitions and may grant demand or piggyback registration rights in connection with such issuances.

You should not rely on lock-up agreements in connection with this offering and the concurrent private placement to limit the amount of common shares sold into the market.

        We will agree with the underwriters not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any common shares, any options or warrants to purchase any common shares or any securities convertible into or exercisable for any of our common shares for a period of 180 days following the date of this prospectus, subject to certain exceptions and subject to extension in certain cases. Each of our trustees and executive officers and each executive officer of our manager (other than purchasers of common shares in the concurrent private placement) will agree, with limited exceptions and subject to extension in certain cases, for a period of 180 days after the date of this prospectus, that he, she or it will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common shares or any securities convertible into, or exercisable or exchangeable for, shares of our common shares.

        Affiliates of our manager who will purchase common shares in the concurrent private placement (including certain of our executive officers and trustees) have agreed that, for a period of             after the date of this prospectus, without the consent of the representatives of the underwriters, such purchaser will not offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any of our common shares purchased in the private placement completed concurrently with the closing of this offering, subject to specific limited exceptions.

        The representatives of the underwriters may, at any time, release all or a portion of the securities subject to the foregoing lock-up provisions. There are no present agreements between the underwriters and us or any of our executive officers or trustees, our manager or affiliates of our manager releasing them or us from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representatives of the underwriters may waive these restrictions. If the restrictions under the lock-up agreements with our executive officers or trustees, our manager or affiliates of our manager are waived or terminated, or merely upon expiration of a lock-up period, a significant number of additional common shares will be available for sale into the market at that time, subject only to applicable securities rules and regulations. Such sales, or a perception that such sales may occur, could depress the market price for our common shares.

We may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders in the future.

        As a REIT, we are generally required to distribute at least 90% of our taxable income each year to our shareholders and we intend to pay quarterly dividends to our shareholders in amounts such that we distribute all or substantially all of our taxable income each year, subject to certain adjustments and to sufficient cash being available. However we have not established a minimum dividend payment level, and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. Our board of trustees has the sole discretion to determine the timing and amount of our dividends, if any, and such determination will depend upon, among other factors, our historical and projected results of operations, Core Earnings, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, contractual limitations and applicable law and such other matters as our board of trustees may deem relevant from time to time.

        Among the factors that could impair our ability to pay dividends to our shareholders are:

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  the returns generated by the initial asset portfolio;

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  our ability to make attractive risk-adjusted returns on our future investments;

  •
  defaults in our investment portfolio or decreases in its value; and

  •
  the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

        As a result, no assurance can be given that we will be able to pay dividends to our shareholders in the future or that the level of any dividends we pay will achieve a market yield or increase or even maintained over time, any of which could materially and adversely affect us.

        In addition, dividends that we pay to our shareholders will generally be taxable to our shareholders as ordinary income. However, a portion of our dividends may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder's investment in our common shares.

ERISA may restrict investments by Plans in our common shares.

        A plan fiduciary considering an investment in our common shares should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Internal Revenue Code or any substantially similar federal, state or local law and whether an exemption from such prohibited transaction rules is available. See "ERISA Considerations."

Investing in our common shares may involve a high degree of risk.

        The investments we make in accordance with our investment objective may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common shares may not be suitable for someone with lower risk tolerance.

Broad market fluctuations could negatively impact the market price of our common shares.

        The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performances. These broad market fluctuations could reduce the market price of our common shares. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

  •
  use of proceeds of this offering;

  •
  our business and investment strategy;

  •
  our projected operating results;

  •
  actions and initiatives of the U.S. government and changes to U.S. government policies;

  •
  our ability to obtain financing arrangements;

  •
  financing and advance rates for our target assets;

  •
  our expected leverage;

  •
  general volatility of the securities markets in which we invest;

  •
  our expected investments;

  •
  interest rate mismatches between our target assets and our borrowings used to fund such investments;

  •
  changes in interest rates and the market value of our target assets;

  •
  changes in prepayment rates on our target assets;

  •
  rates of default or decreased recovery rates on our target assets;

  •
  the degree to which our hedging strategies may or may not protect us from interest rate volatility;

  •
  changes in governmental regulations, tax law and rates, and similar matters;

  •
  our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

  •
  our ability to maintain our exemption from registration under the Investment Company Act;

  •
  availability of investment opportunities in mortgage-related, real estate-related and other securities;

  •
  availability of qualified personnel;

  •
  estimates relating to our ability to make distributions to our shareholders in the future;

  •
  our understanding of our competition; and

  •
  market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $                 million (or approximately $                 million if the underwriters exercise their over-allotment option in full), in each case assuming an initial public offering price of $                per share and after deducting underwriting discounts of approximately $                (or approximately $                if the underwriters exercise their over-allotment option in full), and estimated organizational and offering expenses of approximately $                 million payable by us. We estimate that the net proceeds from our concurrent private placement will be approximately $                 million assuming a purchase price of $                per share. The underwriters will not receive a commission on the shares purchased in the private placement.

        We will contribute the net proceeds from this offering and the concurrent private placement to our operating partnership which will use the net proceeds in accordance with our investment objectives and strategies described in this prospectus, including contributing a portion of the proceeds indirectly into the Marathon PPIF and acquiring Agency RMBS. Prior to the full investment of the offering proceeds into our targeted asset classes, we may make investments in high grade, short-term securities, short-term funds, as well as cash equivalents for temporary cash management, consistent with our intention to qualify as a REIT. These investments are expected to provide a lower rate of return than we will seek from the implementation of our investment strategies. Prior to the time we have fully invested the net proceeds of this offering and our concurrent private placement, we may fund quarterly distributions out of such net proceeds.

 DISTRIBUTION POLICY

        U.S. federal income tax generally does not apply to a REIT's taxable income to the extent a REIT distributes to shareholders, in addition to meeting other requirements, an amount at least equal to (1) 90% of taxable income (determined before the deduction for dividends paid and excluding any net capital gain), plus (2) 90% of the excess of net income from foreclosure property (as defined in the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code, less (3) any excess non-cash income (as determined under the Internal Revenue Code). We are subject to income tax on income that is not distributed to our shareholders and to an excise tax to the extent that certain percentages of our income are not distributed to our shareholders by specified dates.

        To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable shares distribution or distribution of debt securities. Our cash available for distribution may be less than our taxable income because of a variety of reasons, including that the Marathon PPIF may not distribute cash to us in an amount equal to income allocated to us under the Marathon PPIF and that, because of the nature of some of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flows generated by or proceeds from the disposition of those assets. In addition, prior to the time we have fully invested the net proceeds of this offering, we may fund any quarterly distributions out of such net proceeds. We will generally not be required to make distributions with respect to activities conducted through any TRS that we form. For more information, see "U.S. Federal Income Tax Considerations—Taxation of Our Company."

        To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our taxable income to holders of our common shares out of assets legally available therefor. The timing, form and amount of distributions we make to our shareholders will be at the discretion of our board of trustees and will depend upon our earnings, financial condition, liquidity, debt covenants, funding or margin requirements under securitizations, warehouse facilities or other secured and unsecured borrowing agreements, terms and conditions of the Marathon PPIF, the nature of our assets, maintenance of our REIT qualification, applicable provisions of the Maryland REIT Law (including incorporated provisions of the Maryland General Corporation Law), and such other factors as our board of trustees deems relevant. Our earnings, financial condition and liquidity will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. See "Risk Factors."

        We anticipate that our distributions generally will be taxable as ordinary income to our shareholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see "U.S. Federal Income Tax Considerations—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders."

 CAPITALIZATION

        The following table sets forth (1) our actual capitalization at June 12, 2009 and (2) our capitalization as adjusted to reflect the effects of the sale of our common shares in this offering at an assumed initial public offering price of $                per share after deducting the underwriting discounts and estimated organizational and offering expenses payable by us, and the sale of                common shares in our concurrent private placement at a price per share equal to the initial public offering price per share in this offering. You should read this table together with "Use of Proceeds."

	As of June 12, 2009
	Actual	As Adjusted(1)(2)(3)
Shareholder's Equity:
Common shares, par value $0.01 per share; 1,000 shares authorized, 100 shares issued and outstanding, actual and common shares authorized and common shares outstanding, as adjusted	$1	$
Additional paid-in-capital	1,999

Total shareholder's equity	$2,000	$

(1)
Assumes                shares will be sold in this offering at an initial public offering price of $                per share for net proceeds of approximately $                 million after deducting the underwriting discounts and estimated organizational and offering expenses of approximately $                 million and the sale of                common shares in our concurrent private placement at the initial public offering price. The common shares sold in our concurrent private placement will be sold without payment of any underwriting discounts. See "Use of Proceeds."

(2)
Does not include the underwriters' option to purchase up to                additional common shares.

(3)
Does not include (1)                 LTIP units to be granted to our executive officers and certain employees of Marathon and/or Marix under our equity incentive plan, (2)                 restricted common shares to be granted to certain employees of Marathon and/or Marix under our equity incentive plan upon the completion of this offering, (3)                 restricted common shares to be granted to our executive officers and our independent trustees under our equity incentive plan upon the completion of this offering or (4)                 of our common shares available for future grant under our equity incentive plan. See "Management—Equity Incentive Plan."

SELECTED FINANCIAL INFORMATION

        The following table presents selected financial information as of June 12, 2009, that has been derived from our historical audited balance sheet as of such date and the related notes included elsewhere in this prospectus. We have no operating history and no investment portfolio.

        The following selected financial information is only a summary and is qualified by reference to and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited balance sheet as of June 12, 2009 and the related notes thereto included elsewhere in this prospectus.

As of June 12, 2009
Assets:
Cash	$80,400

Total assets	80,400

Liabilities and Shareholder's Equity:
Payable to manager	$78,400

Total liabilities	78,400

Shareholder's Equity:
Common shares of beneficial interest (par value $0.01, 1,000 shares authorized, 100 issued and outstanding)	$1
Additional paid in capital	1,999

Total shareholder's equity	$2,000
Total Liabilities and Shareholder's Equity	$80,400

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        You should read the following discussion in conjunction with the sections of this prospectus entitled "Risk Factors," "Cautionary Statement Regarding Forward-Looking Statements," "Business" and our audited balance sheet as of June 12, 2009 and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this prospectus.

Overview

    General

        We are a newly-formed financial services company that will invest primarily in mortgage-backed securities, mortgage loans and other real estate-related loans and securities. We expect that initially our investment opportunities will be predominantly in RMBS and residential mortgage loans. As opportunities arise, we may also invest in CMBS, commercial mortgage loans, other real estate-related loans and securities and other assets.

        We will be externally managed by Marathon. On July 8, 2009, our manager was selected by the U.S. Department of the Treasury as a pre-qualified fund manager for a Legacy Securities PPIF. Accordingly, our manager will manage the Marathon PPIF, which will be formed to invest in, finance and manage eligible assets. We expect a significant portion of the Marathon PPIF's initial portfolio will be in non-Agency RMBS, and the balance will be in CMBS. The Marathon PPIF is expected to receive equity capital and long-term, limited recourse debt financing from the U.S. Department of the Treasury and to have a term of eight years, subject to two one-year extensions.

        Concurrently with this offering, we will sell        of our common shares to affiliates of our manager in a private placement at the initial public offering price. We plan to invest a portion of the proceeds from this offering and the concurrent private placement into the Marathon PPIF and, in connection with our initial investment into the Marathon PPIF, plan for a wholly-owned subsidiary of our operating partnership to be the general partner of the Marathon PPIF. We intend to make direct investments in non-Agency RMBS and other target assets outside the Marathon PPIF, both during and after the investment period of the Marathon PPIF, and expect our investments outside the Marathon PPIF to become a larger portion of our total investments as the portfolio of the Marathon PPIF matures. In addition, we expect to invest directly in whole pools of Agency RMBS in order to maintain a degree of liquidity in our overall portfolio, as well as an exemption from registration under the Investment Company Act. Over time, we intend to rely more on our investments in mortgage loans to maintain our Investment Company Act exemption.

        A wholly-owned subsidiary of ours is the sole general partner of our operating partnership, and we intend to conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership. We will commence operations upon completion of this offering and will contribute to our operating partnership the net proceeds of this offering and the concurrent private placement as our initial capital contribution in exchange for substantially all of the limited partnership interests and the general partner interest in our operating partnership.

    Objective

        Our core investment strategy will be to focus on investing in credit-intensive target assets, many of which may be acquired at discounts to their unpaid principal balances and face amounts. These discounts relate to impairment losses and a general lack of liquidity present in the market for these instruments. We plan to engage Marathon's mortgage team to analyze, due diligence and manage mortgage securities and loans, with the objective of providing attractive risk-adjusted returns to our investors over the long term while focusing on current cash flows and capital preservation. We plan to construct a diversified investment portfolio designed to achieve these returns across a variety of market conditions and economic cycles. In the case of sub-performing and non-performing residential mortgage whole loans that we acquire, we will also seek to maximize the value of these loans through the special servicing capabilities of Marathon's mortgage servicing subsidiary, Marix. Marix specializes in the collection and resolution of sub-performing and non-performing residential mortgage loans and foreclosed real estate.

    Financing of Target Assets

        We plan to employ a conservative financing and leverage strategy. Our expected direct and indirect financing sources, including financing at the Marathon PPIF, may include: (1) debt financing and equity capital from the U.S. Department of the Treasury in connection with the PPIP and the Marathon PPIF; (2) repurchase agreements to finance Agency RMBS we may acquire; and (3) to the extent available, borrowings under the TALF and other available federal programs or other financings, including warehouse agreements, non-recourse securitization structures and bank lines of credit, that we or the Marathon PPIF believe to be prudent and consistent with our manager's conservative leverage philosophy.

        On a long-term basis, in an effort to minimize refinancing risk and reduce the impact of changing interest rates on our earnings and cash flows, we may seek to "match fund" or match the maturities, repricing dates and interest rate indices of our assets with those of our liabilities. We intend to use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. Our financing strategy will be subject to our intent to maintain our qualification as a REIT and our exemption from registration under the Investment Company Act.

    Manager

        We will be externally managed and advised by Marathon, a Delaware limited partnership. Marathon is a global alternative asset manager focused on distressed and special situations investing across corporate credit, structured debt, mortgages and other real estate assets. Marathon has received Moody's highest operations rating of "OQ1: Excellent" across a number of its funds.

        In addition to our investment in the Marathon PPIF, which will also be managed by Marathon, we will rely on Marathon's expertise in identifying target assets for acquisition. Our manager's investment team has a strong focus on underlying credit fundamentals, current and projected macroeconomic factors, cash yields, financing and liquidity, residential real-estate prices, delinquencies, default rates, recovery of various sectors, vintage of collateral relative value and risk-adjusted returns. We have not yet made any investments.

    Tax and Regulatory Considerations

        In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

        As a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income and property. In addition, subject to maintaining our qualification as a REIT, a significant portion of our business is expected to be conducted through, and a portion of our income may be earned in, one or more TRSs that are subject to corporate income taxation. Changes in the market values of mortgage loans and other assets that may be held by our TRSs may result in gain (or loss) and, accordingly, increases (or decreases) in the amount of corporate income taxes paid.

        We also intend to operate our business in a manner that will permit us not to register under the Investment Company Act as described in more detail under "Business—Operating and Regulatory Structure—Investment Company Act Exclusion."

Reporting Metrics

    Income

        We expect our primary sources of income, either directly or through the Marathon PPIF, will be:

  •
  net interest income;

  •
  realized gain or loss on the sale of mortgage loans and securities; and

  •
  unrealized appreciation or depreciation on loans and securities, including impairment losses.

        We expect the results of our operations to be affected by various factors, many of which are beyond our control. Generally, we expect that our portfolio may grow at an uneven pace, as opportunities to acquire distressed mortgage loans and securities may be irregularly timed and may involve large acquisitions of mortgage-backed securities, or MBS, and loan portfolios, and the timing and extent of our success in acquiring such assets cannot be predicted. This factor may cause our income to be depressed while our capital is being fully deployed. We expect that the Marathon PPIF will be similarly affected, and our income from the Marathon PPIF may also become depressed as the Marathon PPIF builds its investment portfolio.

        In addition, following the acquisition of MBS or a mortgage loan portfolio, our income may be negatively affected by any loan modifications to the extent that the loan modifications reduce the principal amount or stated interest rates on loans and thereby reduce interest income; by our foreclosures on loans where Marix or another servicer we may retain is unable to modify the loans on acceptable terms; and by other losses on defaulted loans. We expect that these activities will primarily commence in the first periods after we acquire a portfolio. Additionally, our results of operations may be impacted by changes in market interest rates and credit spreads, the availability and cost of financing, market liquidity and general economic conditions.

        Net Interest Income.    Interest income represents interest earned on mortgage loans and mortgage-related assets, including our indirect interest in the Marathon PPIF and reflects the amortization of purchase premiums and accretion of purchase discounts. We anticipate that the primary contributing elements of our interest income will be the size of the Marathon PPIF portfolio and our own portfolio, the timing of distributions, if any, by the Marathon PPIF, the timing of purchases of target assets, the level and changes of interest rates, prepayment speeds and the payment performance of borrowers.

        We expect that interest expense will be driven by the size of our direct and indirect investments in mortgage loan portfolios, the leverage employed and borrowing rates. Borrowing rates in turn will depend on market conditions, which are beyond our control, as well as the specific debt vehicle employed and the terms our manager is able to negotiate. Currently, we anticipate utilizing conservative leverage on our own portfolio, including leverage in connection with Agency RMBS we acquire. However, we expect the Marathon PPIF to utilize up to 100% leverage in loans obtained from the U.S. Department of the Treasury. Because we cannot predict with any certainty at this time the amount of Agency RMBS we may acquire or the overall mix of our investments in direct target assets as opposed to our indirect investment in the Marathon PPIF, we cannot predict with certainty the effect of interest expense on our results of operations.

        Realized Gain or Loss on Sale.    While we expect to hold our assets long-term, Marathon may determine that opportunities or circumstances may warrant a sale of our assets, including if a distressed asset recovers to a level that our investment objectives can be accomplished or if an asset underperforms and bears unexpected credit risk. We expect the Marathon PPIF to have a term of up to eight years, subject to two one-year extensions, and to begin liquidating its portfolio within its first eight years of existence. When we sell our mortgage loans or securities, we will record a gain or loss which will be determined by the nature and terms of the disposition transaction. Our ability to sell or assign our interest in the Marathon PPIF will be subject to restriction. In addition, we expect that we will not be in a position to dispose of our mortgage loans following modification until adequate time has passed to establish a satisfactory payment history. As a result, our ability to realize gain on our or Marathon PPIF's modified loans will be correspondingly deferred and we do not expect that our initial period of operations will include material levels of disposition transactions with regard to modified loans. In addition, as a result of our fair value accounting, in the event of a loan modification, we will incur realized gain (or loss) to the extent that the fair value of the modified loan exceeded (or was less than) the fair value of the loan prior to modification.

        Unrealized Appreciation or Depreciation.    It is our and the Marathon PPIF's business strategy to hold target assets as long-term investments. As such, we expect that the majority of our and the Marathon PPIF mortgage loans will be carried as available for sale securities. In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt or Equity Securities," or SFAS No. 115, changes in fair value of available for sale securities are recorded through accumulated other comprehensive income/(loss), a component of shareholders' equity, rather than through earnings. As a result, we do not expect that changes in the fair value of the assets will normally affect our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our target assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our mortgages or mortgage-related assets could result in our recognizing an impairment charge or realizing losses upon the sale of such assets. Additionally, a change in strategy whereby we no longer intend to hold target assets long-term would result in the changes in the fair value of our assets affecting our results of operations for the period in which such change in value occurs, and these changes may be material. Finally, credit losses incurred on such securities may be recognized as other than temporary impairments, even if we continue to have the intent and ability to hold such securities until maturity. The expectation of changes in home prices is a major determinant of the value of residential mortgage loans. This factor is beyond our control.

    Expenses

        We expect to incur management and incentive fees payable to Marathon that will be determined based on the size of our portfolio and upon our equity and profitability, among other factors. We also expect to incur loan servicing, origination and other fees payable to Marix and other third parties that will be determined by the size of our mortgage loan portfolio, the characteristics of our loans, including the delinquency status and the volumes of loan resolutions, among other factors. The expenses we incur that are payable to Marathon and Marix will be computed in accordance with the agreements entered into with Marathon and Marix and described under "Our Manager and the Management Agreement." We will also incur ongoing operating and administrative expenses necessary to conduct our business. We will be obligated to reimburse Marathon and Marix for performing legal, accounting or other services that would otherwise be provided by outside service providers on our behalf.

Other Factors Affecting Our Operating Results

        We expect that the results of our operations will be affected by a number of additional factors and will primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, the target assets in which we intend to invest. Our net interest income, which includes the amortization of purchase premiums and accretion of purchase discounts, varies primarily as a result of changes in market interest rates and prepayment speeds, as measured by the Constant Prepayment Rate, or CPR, on our target assets. Interest rates and prepayment speeds vary according to the type of investment, conditions in the financial markets, credit worthiness of borrowers, competition and other factors, none of which can be predicted with any certainty.

    Mortgage Loan Prepayment Speeds

        Prepayment speeds, as reflected by the CPR, vary according to interest rates, the type of investment, conditions in the financial markets, competition, foreclosures, loan servicing, home owner mobility and other factors, none of which can be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans and, as a result, prepayment speeds tend to decrease. This can extend the period over which we earn interest income. When interest rates fall, prepayment speeds tend to increase, thereby decreasing the period over which we earn interest income. We expect that over time our adjustable-rate and hybrid Agency MBS and non-Agency MBS will experience higher prepayment rates than would fixed-rate MBS, particularly in the case of RMBS, as we believe that borrowers with ARMs and hybrid ARMs exhibit more rapid housing turnover levels or refinancing activity compared to those of fixed-rate borrowers.

    Changes in Market Interest Rates

        With respect to our proposed business operations, increases in interest rates, in general, may over time cause:

  •
  the interest expense associated with our borrowings to increase;

  •
  the value of our mortgage loans and MBS, to decline;

  •
  coupons on our adjustable-rate and hybrid adjustable-rate MBS and mortgage loans to reset, although on a delayed basis, to higher interest rates;

  •
  to the extent applicable under the terms of our investments, prepayments on our mortgage loan portfolio and MBS to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and

  •
  to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase.

        Conversely, decreases in interest rates, in general, may over time cause:

  •
  the interest expense associated with our borrowings to decrease;

  •
  the value of our mortgage loan and MBS portfolio to increase;

  •
  coupons on our adjustable-rate and hybrid adjustable-rate MBS and mortgage loans to reset, although on a delayed basis, to lower interest rates;

  •
  to the extent applicable under the terms of our investments, prepayments on our mortgage loan and MBS portfolio to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts; and

  •
  to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease.

        Because changes in interest rates may significantly affect us, our operating results depend, in part, on our ability to manage interest rate and prepayment risks effectively while maintaining our qualification as a REIT.

    Size of Investment Portfolio

        The size of our investment portfolio, as measured by the aggregate principal balance of our mortgage related securities and the other assets we own (including our investment in the Marathon PPIF), is also a key revenue driver. Generally, as the size of our investment portfolio grows, the amount of interest income we expect to receive will increase. A larger investment portfolio, however, drives increased expenses, particularly to the extent leverage is used to acquire assets, as we or the Marathon PPIF incur additional interest expense to finance the purchase of assets.

    Market Conditions

        We believe that our target assets currently present highly attractive risk-adjusted return profiles. In addition, we believe that current conditions in the financial markets present opportunities for us to acquire our target assets at significantly depressed prices. Beginning in the summer of 2007, significant adverse changes in financial market conditions have resulted in a deleveraging of the entire global financial system. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their loan and securities portfolios and several major market participants have failed or been impaired, resulting in a contraction of market liquidity for mortgage-related assets. This illiquidity has negatively affected both the terms and availability of financing for many mortgage-related assets, and has generally resulted in mortgage-related assets trading at significantly lower prices compared to prior periods. The recent period has also been characterized by broad downward movement in loan and securities valuations, even though different mortgage pools have exhibited widely different default rate and performance characteristics. The lower asset prices have also been accompanied by correspondingly higher current yields on our universe of target assets. In an effort to stem the fallout from current market conditions, the United States and other nations have had to inject unprecedented levels of liquidity into the financial system and take other actions designed to create a floor in financial asset valuations, restore stability to the financial sector and support the flow of credit and other capital into the broader economy.

        We believe that in spite of the difficult market environment for mortgage-related assets, current market conditions offer potentially attractive opportunities for us, even in the face of a riskier and more volatile market environment, as the available yields from our target assets have increased more than related financing costs. We also believe that the recent actions taken by the U.S. government, the Federal Reserve and other governmental and regulatory bodies to address the financial crisis may have a positive impact on market conditions and on our business. In addition to making our investment in the Marathon PPIF, we are currently evaluating a number of the new government programs to determine whether it would be appropriate and beneficial to us and our shareholders for us to seek to participate in these programs.

        We believe that market conditions will continue to impact our operating results and will cause us to adjust our acquisition and financing strategies over time as new opportunities emerge and risk profiles of our business change.

    Credit Risk

        We retain the risk of potential credit losses on all of the residential and commercial mortgage loans, as well as the loans underlying the non-Agency RMBS and CMBS we hold. We seek to manage this risk through our pre-acquisition due diligence process and, to the extent we elect to use leverage, through use of non-recourse financing, which limits our exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing.

U.S. Government Economic Initiatives

    Housing and Economic Recovery Act of 2008

        In response to general market instability and, more specifically, the financial conditions of Fannie Mae and Freddie Mac, on July 30, 2008, HERA established a new regulator for Fannie Mae and Freddie Mac, the FHFA. On September 7, 2008, the U.S. Department of the Treasury, the FHFA, and the U.S. Federal Reserve announced a comprehensive action plan to help stabilize the financial markets, support the availability of mortgage finance and protect taxpayers. Under this plan, among other things, the FHFA has been appointed as conservator of both Fannie Mae and Freddie Mac, allowing the FHFA to control the actions of the two government sponsored enterprises, or GSEs, without forcing them to liquidate, which would be the case under receivership. Importantly, the primary focus of the plan is to increase the availability of mortgage financing by allowing these GSEs to continue to grow their guarantee business without limit, while limiting net purchase of Agency RMBS to a modest amount through the end of 2009. Beginning in 2010, these GSEs will gradually reduce their Agency RMBS portfolios. In addition, in an effort to further stabilize the U.S. mortgage market, the U.S. Department of the Treasury took three additional actions. First, it entered into a preferred stock purchase agreement with each of the GSEs, pursuant to which $100 billion will be available to each GSE. Second, it established a new secured credit facility, available to each of Fannie Mae and Freddie Mac (as well as Federal Home Loan Banks) through December 31, 2009, when other funding sources are unavailable. Third, it established an Agency RMBS purchase program, under which the U.S. Department of the Treasury may purchase Agency RMBS in the open market. This Agency RMBS purchase program will also expire on December 31, 2009. Initially, Fannie Mae and Freddie Mac each issued $1.0 billion of senior preferred stock to the U.S. Department of the Treasury and warrants to purchase 79.9% of the fully-diluted common stock outstanding of each GSE at a nominal exercise price. Pursuant to these agreements, each of Fannie Mae's and Freddie Mac's mortgage and Agency RMBS portfolio may not exceed $850 billion as of December 31, 2009, and will decline by 10% each year until such portfolio reaches $250 billion. After reporting a substantial loss in the third quarter of 2008, Freddie Mac requested a capital injection of $13.8 billion by the U.S. Department of the Treasury pursuant to its preferred stock purchase agreement. Although the U.S. government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. These uncertainties lead to questions about the future of the GSEs in their current form, or at all, and the availability of, and trading market for, Agency RMBS. If these actions are inadequate, and the GSEs continue to suffer losses or cease to exist, our business, operations and financial condition could be materially adversely affected.

    Guarantee Program for Money Market Funds

        In an effort to stabilize the money market fund industry, the U.S. Department of the Treasury on September 19, 2008 announced the establishment of the Temporary Guarantee Program for Money Market Funds, through which the U.S. Department of the Treasury guarantees the share price of any publicly offered eligible money market mutual fund—both retail and institutional—that applies for and pays a fee to participate in the program. The temporary measure will enable the Exchange Stabilization Fund, established in 1934 as part of the Gold Reserve Act, to insure the holdings of any publicly offered money market mutual fund for both retail and institutional clients. The current termination date for the guarantee program is September 18, 2009.

        Money market funds are a vital source of short-term liquidity in the financial markets. Money market funds provide for repurchase agreement financing by lending cash versus collateral, such as debt issued by the U.S. Department of the Treasury and Agency RMBS, for short periods of time. Pressure on asset prices in the credit markets has recently caused several money market funds to come under pressure from a pricing and redemption standpoint. This insurance program will help ease this pressure over time and should allow lending capacity offered by money market funds to return to more normal levels.

        As we will rely on short-term borrowing in the form of repurchase agreements to fund the purchase of some of our target assets, we believe that this action should positively impact us by stabilizing a major source of our anticipated borrowings.

    Capital Assistance Program and Bank Stress Tests

        On February 25, 2009, the U.S. Department of the Treasury and federal banking agencies released details about the Capital Assistance Program, or the CAP. The CAP has two elements: (1) a forward looking stress test to determine if any major bank requires an additional capital buffer, and (2) access to preferred shares convertible into common equity from the government as a bridge to private capital in the future. Nineteen banks with risk weighted assets exceeding $100 billion have been stress tested under various economic assumptions relating to further contractions in the U.S. economy and further declines in housing prices and increases in unemployment. The stress tests were completed on April 24, 2009 and shared confidentially with the institutions subject to the test. The results were made public on May 7, 2009. We believe that in the aftermath of the completion of the bank "stress tests" being conducted by the U.S. Department of the Treasury, banks determined to be undercapitalized may be pressured to dispose of some or all of their non-Agency RMBS, CMBS and mortgage loan portfolios, which could make significant quantities of these assets available to us at attractive prices.

    The Term Asset-Backed Securities Lending Facility

        In response to the severe dislocation in the credit markets, the U.S. Department of the Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF is designed to increase credit availability and support economic activity by facilitating renewed securitization activities. Under the TALF, the FRBNY makes non-recourse loans to borrowers to fund their purchase of asset-backed securities, or ABS, collateralized by certain assets including student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage services advances, equipment loans and leases, loans guaranteed by the Small Business Administration, or SBA, premium finance receivables and commercial mortgage loans. The FRBNY initially announced its intention to lend up to $200 billion to certain holders of TALF-eligible ABS. Any U.S. company that owns TALF-eligible ABS may borrow from the FRBNY under the TALF, provided that the company maintains an account relationship with a primary dealer. TALF is presently scheduled to run through March 31, 2010 for legacy CMBS and ABS collateralized by assets other than commercial mortgage loans and through June 30, 2010 for newly-issued CMBS.

        On March 23, 2009, the U.S. Department of the Treasury announced preliminary plans to expand the TALF to include non-Agency RMBS that were originally rated AAA and outstanding CMBS that are rated AAA, among other qualifying criteria. On May 1, 2009, the Federal Reserve published the terms for the expansion of the TALF to CMBS and announced that, beginning on June 16, 2009, up to $100 billion of TALF loans will be available to finance purchases of eligible CMBS. In that publication, the Federal Reserve stated conditions for TALF eligibility. Such conditions are described under "Business—The Term Asset-Backed Securities Lending Facility." The Federal Reserve also described the terms for CMBS collateralized TALF loans. Such conditions are described under "Business—The Term Asset-Backed Securities Lending Facility." Additionally, starting in July 2009, certain high quality legacy CMBS issued before January 1, 2009 became eligible collateral under the TALF.

        We believe that the expansion of the TALF to include highly rated CMBS, to the extent available to us, may provide us with attractively priced non-recourse term borrowings that we could use to purchase newly created and legacy CMBS that are eligible for funding under this program.

        On August 17, 2009, the U.S. Department of the Treasury and the Federal Reserve announced that they do not anticipate any further additions to the types of collateral that are eligible for the TALF. Accordingly, it appears unlikely the TALF will be expanded to cover RMBS.

    The Public-Private Investment Program

        On March 23, 2009, the U.S. Department of the Treasury, in conjunction with the FDIC and the Federal Reserve, announced the establishment of the PPIP. The PPIP is designed to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. When the PPIP was announced, the U.S. Department of the Treasury stated that the PPIP was expected to be $500 billion to $1 trillion in size and had two primary components: the Legacy Securities Program and the Legacy Loans Program. Under the Legacy Securities Program, Legacy Securities PPIFs, such as the Marathon PPIF, will be established to purchase from financial institutions certain non-Agency RMBS and newly issued and legacy CMBS that, among other qualifying criteria, were originally rated in the highest rating category by one or more of the nationally-recognized statistical rating organizations. Under the Legacy Loans Program, Legacy Loans PPIFs may be established to purchase eligible assets including troubled loans (including residential and commercial mortgage loans) from insured depository institutions. The terms of the Legacy Securities and Legacy Loans Program are described under "Business—The Public-Private Investment Program and the Marathon PPIF" and "Business—The Term Asset-Backed Securities Lending Facility."

        The Marathon PPIF intends to finance its non-Agency RMBS and CMBS portfolios with financings under the Legacy Securities Program. We expect to access this financing by contributing our equity capital to the Marathon PPIF.

        The terms of our indirect investment in the Marathon PPIF are expected to be as follows:

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  our total capital contribution to the Marathon PPIF will be a portion of the proceeds from this offering and the concurrent private placement;

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  the Marathon PPIF will be structured as a partnership for U.S. tax purposes;

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  the Marathon PPIF will have a finite life, meaning that we expect that it will begin to sell its assets within three years and conclude within eight years, subject to two one-year extensions, by which time all assets held by the Marathon PPIF will be sold and the net proceeds from such sale will be distributed to the applicable investors, including us;

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  a subsidiary of our operating partnership will serve as the general partner of the general partner of the Marathon PPIF; and

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  the Marathon PPIF will be externally advised by, and pay fees to, Marathon Asset Management, L.P.

        In addition, we may seek to acquire residential and commercial mortgage loans with financing under the Legacy Loans Program, to the extent that this program is implemented by the FDIC. To the extent available to us, we anticipate that we would access this financing by contributing equity capital to one or more Legacy Loans PPIFs that may be established and managed by our manager or one of its affiliates. We expect that these Legacy Loans PPIFs would directly access the favorable financing available under this program.

        The terms of any equity investment we make in any such Legacy Securities or Legacy Loans PPIF must be approved by our board of trustees, including a majority of our independent trustees (other than the Marathon PPIF investment, which has been approved).

    Emergency Economic Stabilization Act of 2008 and TARP

        On October 3, 2008, President George W. Bush signed into law the EESA. The EESA provides the Secretary of the U.S. Department of the Treasury with the authority to establish a Troubled Asset Relief Program, or TARP, to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008. In addition, the EESA provides the Secretary of the U.S. Treasury, after consultation with the Chairman of the Board of Governors of the Federal Reserve System, with the authority to include any other financial instrument in TARP, the purchase of which is necessary to promote financial market stability.

    Hope for Homeowners Act of 2008

        On July 30, 2008, the Hope for Homeowners Act of 2008, or the H4H Act, was signed into law. The H4H Act created a new, temporary, voluntary program within the FHA to back FHA-insured mortgages to distressed borrowers. The Hope for Homeowners program, which is effective from October 1, 2008 through September 30, 2011, will enable certain distressed borrowers to refinance their mortgages into FHA-insured loans.

        Ginnie Mae, which guarantees the payment of principal and interest on Hope for Homeowners MBS, requires that all loans under the H4H Act must be pooled only under the Ginnie Mae II program's multiple issuer type, or MFS. Ginnie Mae will accept loan packages under the H4H Act to be pooled in MFS securities with a November 1, 2008 issue date and thereafter. If a loan in an existing or seasoned pool is refinanced under this program the prepayment speeds on existing pools may rise. Depending on whether or not the bond was purchased at a premium or discount, the yield may be positively or negatively impacted. Furthermore, the coupons on new pools generated under this program based on refinanced loans may be lower, potentially negatively impacting our yield on new opportunities.

    Capital Purchase Program

        The Capital Purchase Program, or the CPP, is a voluntary program designed to encourage U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the U.S. economy. Under this program, the U.S. Department of the Treasury is authorized to purchase up to $250 billion of senior preferred shares in qualifying domestically-controlled banks, savings associations, and certain bank and savings and loan holding companies engaged only in financial activities. As of August 24, 2009, the U.S. Department of the Treasury had invested approximately $204 billion in approximately 500 publicly-traded and private banking organizations under the CPP.

    Targeted Investment Program

        The Targeted Investment Program, or the TIP, is intended to prevent significant market disruptions that could result from a loss of confidence in a particular financial institution. The U.S. Department of the Treasury will determine whether a financial institution is eligible for the program on a case-by-case basis based on a number of considerations. As of August 24, 2009, the U.S. Department of the Treasury had invested $40 billion in two banking organizations under the TIP.

    Systemically Significant Failing Institutions Program

        The Systemically Significant Failing Institutions Program, or the SSFIP, is intended to provide stability and prevent disruption to financial markets that could result from the failure of a systemically significant institution. The U.S. Department of the Treasury will consider whether an institution is systemically significant and at substantial risk of failure, and thereby eligible for the SSFIP, on a case by case basis based on a number of considerations. As of August 24, 2009, the U.S. Department of the Treasury had invested approximately $70 billion in one institution under the SSFIP. This institution was an insurance company and not a bank. However, banks are certainly of the types of institutions that are eligible for the SSFIP.

    Asset Guarantee Program

        The Asset Guarantee Program, or AGP, is designed to provide guarantees for assets held by systemically significant financial institutions that face a high risk of losing market confidence due in large part to a portfolio of distressed or illiquid assets. The U.S. Department of the Treasury will determine the eligibility of participants and the allocation of resources on a case-by-case basis. In a report to Congress, the U.S. Department of the Treasury stated that it may use this program in coordination with a broader guarantee involving one or more other U.S. government agencies. According to the U.S. Department of the Treasury Office of Financial Stability Troubled Asset Relief Program Transaction Report for the Period Ending August 24, 2009, there was one financial institution that was participating in this program.

        We believe that the relatively low cost capital infusions and other assistance made available to banking organizations under the TARP programs will improve the functioning of financial markets, which will improve as banks make loans supported by the capital infusions. We further believe that there is a reasonable likelihood that banks will deploy at least a portion of the capital that they receive in the Agency RMBS market, resulting in narrower Agency RMBS spreads. We anticipate that narrower spreads on Agency RMBS will be offset in part by improved financing levels and rates, as overall liquidity improves. While we anticipate spreads on Agency RMBS and financing spreads will be positively correlated going forward, there can be no assurance this will occur. Additionally, the amount of tightening that can occur in financing levels and advance rates is limited by the overall low absolute level of short-term funding rates. Advance rates on repurchase agreement funding with respect to Agency RMBS generally are approximately 90% to 95% (which means a 5% to 10% haircut), down from 97% (which means a 3% haircut).

        As the banks' overall capital positions improve because of capital infusions under the TARP programs (and the CPP, in particular), we believe that they will seek to once again deploy capital through various lending channels, including repurchase lending.

        However, there can be no assurance that the EESA or the TARP programs will have a beneficial impact on the financial markets, including on current levels of volatility. To the extent the market does not respond favorably to the TARP programs or the TARP programs do not function as intended, our business may not receive the anticipated positive impact from the legislation. We cannot predict whether or when the TARP programs will have any impact on our business, nor how they will affect our results of operations and financial condition.

    Other Initiatives

        Federal Reserve.    During 2008, the Federal Reserve also initiated a number of other programs aimed at improving broader financial markets, such as establishing a $1.8 trillion commercial paper funding facility and a $200 billion facility to finance consumer ABS. The U.S. Department of the Treasury committed $20 billion from TARP to support up to $200 billion in loans made by the Federal Reserve to certain holders of TALF-eligible securities under its consumer and business lending initiative. In addition, in order to provide further liquidity to financial institutions, the Federal Reserve has provided primary dealers with access to the Federal Reserve's discount window and, in instances of distress, arranged financing for certain holding entities. For example, in September 2008, the Federal Reserve took action to help American International Group, or AIG, a large insurance company, avoid insolvency by providing AIG with an emergency $85 billion credit facility. By November 2008, AIG needed additional help, leading the Federal Reserve, in conjunction with the U.S. Department of the Treasury, to replace the $85 billion facility with a revised emergency government assistance package totaling over $150 billion ($60 billion of which was a credit facility from the Federal Reserve). We believe that programs have and will continue to improve short-term credit markets, including the repurchase financing market. Given the Federal Reserve's actions to date, we believe the Federal Reserve will remain committed to assuring that short-term credit markets function efficiently, which, in turn, will reduce our borrowing costs over time. The Federal Reserve programs are likely to result in both Agency RMBS spreads tightening and improved liquidity in this market. The improved liquidity should increase the availability and attractiveness of repurchase financing, as banks become more comfortable with their ability to value and, in the event of default, efficiently liquidate collateral.

        On November 25, 2008, the Federal Reserve announced that it will initiate a program to purchase $100 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $500 billion in mortgage-backed securities backed by Fannie Mae, Freddie Mac and Ginnie Mae. The Federal Reserve stated that its actions are intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn should support housing markets and foster improved conditions in financial markets more generally. The purchases of direct obligations began during the first week of December 2008, and the purchases of Agency RMBS began during the first week of January 2009. The Federal Reserve's program to purchase Agency RMBS could cause an increase in the price of Agency RMBS, which would negatively impact the net interest margin with respect to Agency RMBS we expect to purchase.

        FDIC.    During 2008, the FDIC also initiated programs in an effort to restore confidence and functionality in the banking system and attempt to reduce foreclosures through loan modifications. Specifically, the FDIC adopted the Temporary Liquidity Guarantee Program, which has two primary components: the Debt Guarantee Program, by which the FDIC will guarantee the payment of certain newly issued senior unsecured debt, and the Transaction Account Guarantee Program by which the FDIC will guarantee up to an unlimited amount certain transaction accounts bearing no or minimal interest (e.g., NOW accounts paying no more than 0.50% interest), until December 31, 2009. The FDIC also raised the deposit insurance limits to $250,000 up from $100,000 through December 31, 2009. Additionally, in an attempt to reduce foreclosures, the FDIC encouraged uniform guidelines for loan modifications, which include reduction of interest rate, extension of maturity and balance reductions.

        See also "Risk Factors—Risks Related to U.S. Government Programs."

Critical Accounting Policies

        Our financial statements will be prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and estimations as to future uncertainties. The following discussion addresses the accounting policies that we anticipate applying based on our expectation of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. We will rely on independent pricing of our assets at each quarter's end to arrive at what we believe to be reasonable estimates of fair market value. We have identified what we believe initially will be our most critical accounting policies as the following:

    Classification of and Accounting for the Company's Investment in the Marathon PPIF

        A portion of the proceeds of this offering and the concurrent private placement will be invested in the Marathon PPIF. We intend for a wholly-owned subsidiary of our operating partnership to serve as the general partner of the Partnership, which in turn will be the general partner of the Marathon PPIF. The terms of this structure are currently being negotiated and the result of such negotiation will determine the accounting for such investment. Upon finalizing the structure of this investment, the following factors will be considered:

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  whether the Marathon PPIF meets the definition of an investment company subject to the AICPA Audit and Accounting Guide;

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  whether our company should consolidate the Marathon PPIF in accordance with applicable accounting guidance; and

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  how the investment in the Marathon PPIF, or its assets if the Marathon PPIF is consolidated, will be valued and where changes in such valuation will be recorded in the financial statements.

    Classification of Securities and Determination of Impairment

        SFAS 115 requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading, depending on our ability and intent to hold such security to maturity. Securities available-for-sale will be reported at fair value, see, "—Fair Value," while securities held-to-maturity will be reported at amortized cost.

        All securities classified as available-for-sale will be reported at fair value, based on market prices from third-party sources when available, with unrealized gains and losses excluded from earnings, unless determined to be an other than temporary impairment, and reported as a separate component of shareholders' equity.

        Our manager will evaluate securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. For debt securities that (1) the company does not have the intent to sell prior to recovery and (2) it is more likely than not that the company will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless there is a credit loss. The credit component of unrealized losses on such securities will be recognized in earnings as unrealized losses and the cost basis of the securities will be adjusted.

    Repurchase Agreements

        We will finance the acquisition of Agency RMBS for our investment portfolio through the use of repurchase agreements. Repurchase agreements will be treated as collateralized financing transactions and will be carried at primarily their contractual amounts, including accrued interest, as specified in the respective agreements.

        In instances where we finance Agency RMBS through repurchase agreements with the same counterparty from whom the Agency RMBS were purchased, we will account for the purchase commitment and repurchase agreement on a net basis and record a forward commitment to purchase

Agency RMBS as a derivative instrument if the transaction does not comply with the criteria in FASB Staff Position, or FSP, FAS 140-3, "Accounting for Transfers of Financial Assets and Repurchase Financing Transactions," or FSP FAS 140-3, for gross presentation. If the transaction complies with the criteria for gross presentation in FSP FAS 140-3, we will record the assets and the related financing on a gross basis in our statements of financial condition, and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss). Such forward commitments are recorded at fair value with subsequent changes in fair value recognized in income. Additionally, we will record the cash portion of our investment in Agency RMBS as a mortgage related receivable from the counterparty on our balance sheet.

    Fair Value Measurements

        SFAS No. 157 establishes a new framework for measuring fair value and expands related disclosures. SFAS No. 157 establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. SFAS No. 157 establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy under SFAS No. 157 are described below:

        Level I—Quoted prices in active markets for identical assets or liabilities.

        Level II—Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

        Level III—Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

        Unobservable inputs reflect our own assumptions about the factors that market participants will use in pricing an asset or liability, and will be based on the best information available. We anticipate that a significant portion of our assets will fall in Level III in the valuation hierarchy.

        Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

        SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," or SFAS No. 159, permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. We do not anticipate that we will elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements.

    Interest Income Recognition

        Interest income on available-for-sale securities will be recognized over the life of the investment using the effective interest method. Interest income on mortgage-backed securities is recognized using the effective interest method as described by SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases," or SFAS 91, for securities of high credit quality, and pursuant to Emerging Issues Task Force No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets," or EITF 99-20, for all other securities.

        Under SFAS 91 and EITF 99-20, management will estimate, at the time of purchase, the future expected cash flows and determine the effective interest rate based on these estimated cash flows and our purchase price. As needed, these estimated cash flows will be updated and a revised yield computed based on the current amortized cost of the investment. In estimating these cash flows, there will be a number of assumptions that will be subject to uncertainties and contingencies. These include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass-through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans have to be estimated. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact management's estimates and our interest income.

        For whole loans purchased at a discount, we will apply the provisions of Statement of Position 03-3 "Accounting for Certain Loans or Debt Securities Acquired in a Transfer," or SOP 03-3. SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. SOP 03-3 limits the yield that may be accreted to the excess of the investor's estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor's initial investment in the loan. SOP 03-3 requires that the excess of contractual cash flows over cash flows expected to be collected not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan's yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

    Residential and Commercial Real Estate Loans—Fair Value

        Residential and commercial real estate loans at fair value are loans for which we will elect the fair value option under SFAS 159. Interest will be recognized as revenue when earned and deemed collectible or until a loan becomes more than 90 days past due. Changes in fair value (gains and losses) will be reported through our consolidated statement of income.

    Residential and Commercial Real Estate Loans—Held-for-Sale

        Residential and commercial real estate loans held-for-sale are loans that we will be marketing for sale to independent third parties. These loans are carried at the lower of their cost or fair value in accordance with SFAS No. 65, "Accounting for Certain Mortgage Banking Activities" as measured on an individual basis. Interest will be recognized as revenue when earned and deemed collectible until a loan becomes more than 90 days past due. If fair value is lower than amortized cost, changes in fair value (gains and losses) are reported through our consolidated statement of income.

    Residential and Commercial Real Estate Loans—Held-for-Investment

        Loans held-for-investment will be stated at the principal amount outstanding, net of deferred loan fees and costs in accordance with SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." Interest income will be recognized using the effective interest method or a method that approximates a level rate of return over the loan term in accordance with SFAS 91. Loans that we plan to sell or liquidate in the near term will be held at the lower of cost or fair value. On a periodic basis, we will assess our intent and ability to hold our loans.

    Real Estate Loans—Allowance for Loan Losses

        For real estate loans classified as held-for-investment, we will establish and maintain an allowance for loan losses based on our estimate of credit losses inherent in our loan portfolios. To calculate the allowance for loan losses, we will assess inherent losses by determining loss factors (defaults, the timing of defaults, and loss severities upon defaults) that can be specifically applied to each of the consolidated loans or pool of loans.

        We will follow the guidelines of SEC Staff Accounting Bulletin No. 102, "Selected Loan Loss Allowance Methodology and Documentation," SFAS No. 5, "Accounting for Contingencies," SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" in setting the allowance for loan losses.

        We will consider the following factors in determining the allowance for loan losses:

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  ongoing analyses of loans, including, but not limited to, the age of loans, underwriting standards, business climate, economic conditions, geographical considerations, and other observable data;

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  historical loss rates and past performance of similar loans;

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  relevant environmental factors;

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  relevant market research and publicly available third-party reference loss rates;

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  trends in delinquencies and charge-offs;

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  effects and changes in credit concentrations;

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  information supporting a borrower's ability to meet obligations;

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  ongoing evaluations of fair values of collateral using current appraisals and other valuations; and

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  discounted cash flow analysis.

    Mortgage Loan Modifications

        We will account for loan modifications by measuring the difference between the fair values of the original loan and the modified loan. Any difference between these amounts will be recorded in realized gain or loss in the period of the modification.

    Mortgage Servicing Rights

        Mortgage servicing rights, or MSRs, arise from contractual agreements with investors in mortgage securities and mortgage loans to perform loan servicing functions in exchange for fees and other remuneration. We may retain mortgage servicing rights and enter into a sub-servicing agreement with Marix or another entity.

        MSRs will be carried at fair value in accordance with SFAS No. 156, "Accounting for Servicing of Financial Assets." Such value will fluctuate depending on a number of factors, including projected future prepayment speeds and interest rates. These and other variables can, and generally do, change from quarter to quarter as market conditions change. Mortgage servicing rights are generally an asset; however, because the value of MSRs is derived from the difference between the benefits of servicing and adequate compensation to the servicer, the resulting amount may be an asset or a liability.

    Securitizations

        We may periodically enter into transactions in which we sell financial assets, such as commercial mortgage loans, MBS and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized using the guidance in SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," or SFAS No. 140, which is based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale—legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint, and transferred control—an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be recorded in accordance with SFAS No. 140 and will be accounted for as either a "sale" and the loans will be removed from our balance sheet or as a "financing" and will be classified as "securitized loans" on our balance sheet, depending upon the structure of the securitization transaction. SFAS No. 140 is a complex standard that may require us to exercise significant judgment in determining whether a transaction should be recorded as a "sale" or a "financing."

    Accounting for Derivative Financial Instruments

        Our policies permit us to enter into derivative contracts, including interest rate swaps, interest rate caps and interest rate floors, as a means of mitigating our interest rate risk. We intend to use interest rate derivative financial instruments to mitigate interest rate risk rather than to enhance returns.

        We will account for derivative financial instruments in accordance with SFAS 133, as amended and interpreted. SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities on its balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in shareholders' equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

        These derivative financial instruments must be highly effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the hedge is not highly effective, the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

        Derivatives will be used for hedging purposes rather than speculation. We will rely on quotations from a third party to determine these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

    Impairment of Loans

        We may purchase, directly and indirectly, mortgage loans and other real estate-related debt, including subprime mortgage loans. We will periodically evaluate loans for possible impairment. Impairment is indicated when it is deemed probable that we will be unable to collect all amounts due according to the contractual terms of the loan, or, for loans acquired at a discount for credit losses, when it is deemed probable that we will be unable to collect as anticipated. Upon determination of impairment, we would establish a specific valuation allowance with a corresponding charge to earnings. We will continually evaluate our loans receivable for impairment. Individual loans will be evaluated based on an analysis of the borrower's performance, the credit rating of the borrower, debt service coverage and loan-to-value ratios, the estimated value of the underlying collateral, the key terms of the loan, and the effect of local, industry and broader economic trends and factors. Pools of loans are also evaluated based on similar criteria, including historical and anticipated trends in defaults and loss severities for the type and seasoning of loans being evaluated. This information is used to estimate specific impairment charges on individual loans as well as provisions for estimated unidentified incurred losses on pools of loans. Significant judgment is required both in determining impairment and in estimating the resulting loss allowance. Furthermore, we must assess our intent and ability to hold our loan investments on a periodic basis. If we do not have the intent and ability to hold a loan for the foreseeable future or until its expected payoff, the loan must be classified as "held for sale" and recorded at the lower of cost or estimated value.

        Income on loans will be recognized similarly to that on our securities and is subject to similar uncertainties and contingencies, which are also analyzed on at least a quarterly basis. For loans acquired at a discount for credit losses, the net income recognized is based on a "loss adjusted yield" whereby a gross interest yield is recorded to interest income, offset by a provision for probable, incurred credit losses which is accrued on a periodic basis to provision for credit losses. The provision is determined based on an evaluation of the loans as described under "Real Estate Loans—Allowance for Loans Losses."

    Income Taxes

        Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification and anticipated distribution policy, we do not generally expect to pay U.S. federal income taxes. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal income taxes.

    Share-Based Compensation

        We will follow SFAS No. 123R, "Share-Based Payments," or SFAS 123(R), with regard to our equity incentive plan. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

        Under our equity incentive plan, equity awards may be granted to our executive officers and our independent trustees, and certain employees of our manager, Marix and other entities that provide services to us. The board of trustees may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the equity incentive plan to reflect any change in our capital structure.

    Investment Consolidation

        For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we make a loan to determine the appropriate accounting. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. In performing our analysis, we will refer to guidance in SFAS No. 140 and FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities," or FIN 46R. FIN 46R addresses the application of Accounting Research Bulletin No 51, "Consolidated Financial Statements," to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. In variable interest entities, or VIEs, an entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity's activities or are not exposed to the entity's losses or entitled to its residual returns. VIEs within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity's expected losses, its expected returns, or both. This determination can sometimes involve complex and subjective analyses.

Recent Accounting Pronouncements

        The FASB issued FSP FAS 140-3 relating to SFAS 140 to address questions as to whether assets purchased from a particular counterparty and financed through a repurchase agreement with the same counterparty can be considered and accounted for as separate transactions. Currently, we are still evaluating our ability to record such assets and the related financing on a gross basis in our statements of financial condition, and the corresponding interest income and interest expense in our statements of operation's comprehensive income (loss). For assets representing available-for-sale investment securities, as in our case, any change in fair value will be reported through other comprehensive income under SFAS No. 115 with the exception of impairment losses, which will be recorded in the statement of operations, and comprehensive (loss) income as realized losses. FASB's staff position requires that all of the following criteria be met in order to continue the application of SFAS No. 140 as described above: (1) the initial transfer of repurchase financing cannot be contractually contingent; (2) the repurchase financing entered into between the parties provides full recourse to the transferee, and the repurchase price is fixed; (3) the financial asset has an active market, and the transfer is executed at market rates; and (4) the repurchase agreement and financial asset do not mature simultaneously.

        On October 10, 2008, FASB issued FSP 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active," or FSP 157-3, in response to the deterioration of the credit markets. This FSP provides guidance clarifying how SFAS 157 should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example that applies the objectives and framework of SFAS 157, utilizing management's internal cash flow and discount rate assumptions when relevant observable data does not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. FSP 157-3 is effective upon issuance including prior periods for which financial statements have not been issued.

        On December 11, 2008, the FASB issued FSP 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities." The FSP increases disclosures for public companies about securitizations, asset-backed financings and variable interest entities. The FSP is effective for reporting periods that end after December 15, 2008.

        In January 2009, the FASB issued FASB Staff Position No. EITF 99-20-1, "Amendments to the Impairment Guidance of EITF Issue No. 99-20" or FSP EITF 99-20-1, which became effective for us on December 31, 2008. FSP EITF 99-20-1 revises the impairment guidance provided by EITF 99-20 for beneficial interests to make it consistent with the requirements of FASB Statement No. 115 for determining whether an impairment of other debt and equity securities is other-than-temporary. FSP EITF 99-20-1 eliminates the requirement that a holder's best estimate of cash flows be based upon those that a market participant would use. Instead, FSP 99-20-1 requires that an other-than-temporary impairment be recognized when it is probable that there has been an adverse change in the holder's estimated cash flows.

        On April 9, 2009, the FASB issued three FSPs intended to provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities. FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions that Are Not Orderly," or FSP 157-4, provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157. FSP FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments," or FSP 107-1, enhances consistency in financial reporting by increasing the frequency of fair value disclosures. FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments," or FSP 115-2, provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities.

        FSP 157-4 addresses the measurement of fair value of financial assets when there is no active market or where the price inputs being used could be indicative of distressed sales. FSP 157-4 reaffirms the definition of fair value already reflected in FASB Statement No. 157, which is the price that would be paid to sell an asset in an orderly transaction (as opposed to a distressed or forced transaction) at the measurement date under current market conditions. FSP 157-4 also reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.

        FSP 107-1 was issued to improve the fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing FSP 107-1, fair values of these assets and liabilities were only disclosed once a year. FSP 107-1 now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value.

        FSP 115-2 on other-than-temporary impairments is intended to improve the consistency in the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. FSP 115-2 requires increased and more timely disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses.

        FSP 157-4, FSP 107-1 and FSP 115-2 are effective for interim and annual periods ending after June 15, 2009, and provide for early adoption for the interim and annual periods ending after March 15, 2009. All three FSPs must be adopted in conjunction with each other. We anticipate adopting all three FSPs after the completion of this offering.

Results of Operations

        As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have completed this offering. We are not aware of any material trends or uncertainties, other than economic conditions affecting mortgage loans, MBS and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

        Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to make distributions to shareholders, fund investments, repay borrowings and other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering and the concurrent private placement, net cash provided by operating activities, and any unused borrowing capacity under our financing sources. To the extent leverage is deployed, we expect our initial primary sources of financing to be cash from borrowings under the TALF and other federal programs (if and to the extent available), and, with respect to our Agency RMBS, repurchase agreements. In the future, our financings may also include warehouse lines of credit, securitizations, credit facilities, equity and debt issuances and transaction specific funding arrangements. See "Business—Our Financing and Hedging Strategy." Financings at the Marathon PPIF will not provide us with any direct liquidity.

        We expect to enter into one or more repurchase agreements with financial institutions to allow us to finance Agency RMBS. Currently, we have no such repurchase agreement commitment with any counterparty and any commitment we receive in the future would be subject to the negotiation of definitive documentation. Under repurchase agreements and other financing arrangements, we may be required to pledge additional assets to our repurchase agreement counterparties and other lenders in the event that the estimated fair value of the existing pledged collateral under such agreements declines and such lenders demand additional collateral which may take the form of additional securities or cash. Generally, repurchase agreements contain a financing rate, term and trigger levels for margin calls and haircuts depending on the types of collateral and the counterparties involved. If the estimated fair value of investment securities increases due to changes in market interest rates or market factors, lenders may release collateral back to us. Specifically, margin calls result from a decline in the value of the investments securing our repurchase agreements, prepayments on the mortgages securing such investments and from changes in the estimated fair value of such investments generally due to principal reduction of such investments from scheduled amortization and resulting from changes in market interest rates and other market factors. Should prepayment speeds on the mortgages underlying our investments or market interest rates suddenly increase, margin calls on our repurchase agreements could result, causing an adverse change in our liquidity position.

        We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include funding future investments, operating costs and distributions to our stockholders. Our ability to meet our long-term liquidity and capital resource requirements may be subject to additional financing, which may not be available on acceptable terms or at all. A number of financial institutions, including potential and current repurchase agreement lenders with whom we are speaking, have tightened their lending standards and reduced their lending overall. If we are unable to obtain or renew our sources of financing or unable to obtain financing on attractive terms, it may have an adverse effect on our business and results of operations and may require that we sell investments at less than their market value in order to generate the cash required for our operations.

        To qualify as a REIT, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations.

Contractual Obligations and Commitments

        As of the date of this prospectus, other than our equity incentive plan, our contractual obligations are limited to the management agreement with our manager, and the loan servicing agreement with Marix. Our manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us. The management agreement and loan servicing agreement, as well as other agreements into which we may enter, may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

        See "Management—Equity Incentive Plan," "Our Manager and the Management Agreement—Management Agreement," "Our Manager and the Management Agreement—Loan Servicing Agreement," "Certain Relationships and Related Transactions—Indemnification Agreements" and "Certain Relationships and Related Transactions—Registration Rights," respectively, for descriptions of our equity incentive plan and these agreements.

Off-Balance Sheet Arrangements

        As of June 12, 2009, we had no off-balance sheet arrangements.

Distributions

        We intend to make regular quarterly distributions to our common shareholders. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We intend to pay regular quarterly dividends to our shareholders in an amount equal to our taxable income. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our repurchase agreements and other debt payable. If our cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions, or we may make a portion of the required distribution in the form of a taxable shares distribution or distribution of debt securities. Our cash available for distribution may be less than our taxable income because of a variety of reasons, including that the Marathon PPIF may not distribute cash to us in an amount equal to income allocated to us under the Marathon PPIF and that, because of the nature of some of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flows generated by or proceeds from the disposition of those assets.

Inflation

        Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP, and our distributions will be determined by our board of trustees consistent with our obligation to distribute to our shareholders at least 90% of taxable income (determined before the deduction for dividends paid and excluding any net capital gain) on an annual basis in order to maintain our REIT qualification. In each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

        The primary components of our market risk are related to interest rate, prepayment and market value risk. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience. We will seek to actively manage that risk, to earn a sufficient return to justify taking those risks and to maintain capital levels consistent with the risks we undertake. At times, we may have to sell investments prior to the expiration of the optimal holding period or at a loss to mitigate one or more of the risks described below.

    Interest Rate Risk

        Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control.

        We will be subject to interest rate risk in connection with our investments and our borrowings, including under repurchase agreements. Our repurchase agreements will typically be of limited duration and will be periodically refinanced at current market rates. We intend to mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements, interest rate caps and interest rate floors.

    Interest Rate Effect on Net Interest Income

        Our operating results will depend in large part on differences between the yields earned on our investments and our cost of borrowing and interest rate hedging activities. The cost of our borrowings will generally be based on prevailing market interest rates. Most of our repurchase agreements will provide financing based on a floating rate of interest calculated on a fixed spread over LIBOR. The fixed spread will vary depending on the type of underlying asset which collateralizes the financing. Accordingly, with respect to the portion of our portfolio financed with repurchase agreements, the assets which consist of floating interest rate assets will be match-funded utilizing our expected sources of short-term financing, while our fixed interest rate assets will not be match-funded. With respect to our financings generally, during periods of rising interest rates, the borrowing costs associated with our investments tend to increase while the income earned on our fixed interest rate investments may remain substantially unchanged. This will result in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses. Further, during this portion of the interest rate and credit cycles, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Such delinquencies or defaults could also have an adverse effect on the spread between interest-earning assets and interest-bearing liabilities.

        Hedging techniques are partly based on assumed levels of prepayments of our target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

    Interest Rate Effects on Fair Value

        Another component of interest rate risk is the effect changes in interest rates will have on the market value of the assets we acquire. We will face the risk that the market value of our assets will increase or decrease at different rates than those of our liabilities, including our hedging instruments.

        We will primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

        It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change materially. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change materially. In addition, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, changes in actual interest rates may have a material adverse effect on us.

    Prepayment Risk

        Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on the asset to be less than expected. As we receive prepayments of principal on our investments, premiums paid on such investments will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely, discounts on such investments are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the investments.

    Extension Risk

        Our Manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when a fixed-rate or hybrid adjustable-rate security is acquired with borrowings, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates, because the borrowing costs are fixed for the duration of the fixed-rate portion of the related target asset.

        However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument, while the income earned on the hybrid adjustable-rate assets would remain fixed. This situation may also cause the market value of our hybrid adjustable-rate assets to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

    Market Value Risk

        Our available-for-sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS 115. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.

    Real Estate Risk

        Residential and commercial property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

    Credit Risk

        We believe our investment strategy will generally keep our credit losses and financing costs low. However, we retain the risk of potential credit losses on all of the residential and commercial mortgage loans, as well as the loans underlying the non-Agency RMBS and CMBS we hold. We seek to manage this risk through our pre-acquisition due diligence process and through use of non-recourse financing which limits our exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing. In addition, with respect to any particular target asset, our manager's investment team evaluates, among other things, relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral.

Risk Management

        To the extent consistent with maintaining our REIT qualification and exemption from registration as an investment company under the Investment Company Act, we will seek to manage risk exposure to protect our investment portfolio against the effects of major interest rate changes. We generally seek to manage this risk by:

  •
  attempting to structure our financing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

  •
  using hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales to adjust the interest rate sensitivity of our target assets and our borrowings; and

  •
  actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, gross reset margins of our target assets and the interest rate indices and adjustment periods of our financings.

        We may also use credit default swaps or other instruments to mitigate credit risk in our portfolio. The Marathon PPIF will generally employ a buy-and-hold strategy and will not engage in any hedging activities other than with respect to interest rate risk.

        In addition, Marathon has made a significant investment in its administrative, accounting, compliance and risk management systems and procedures and strives to employ "best-in-class" practices and policies in these areas. Marathon maintains a dedicated global infrastructure group of 65 individuals with backgrounds in audit, law, compliance, risk management, trading and operations with significant financial services experience.

BUSINESS

Our Company

        We are a newly-formed financial services company that will invest primarily in mortgage-backed securities, mortgage loans and other real estate-related loans and securities. We expect that initially our investment opportunities will be predominantly in RMBS and residential mortgage loans. As opportunities arise, we may also invest in CMBS and commercial mortgage loans. We refer to mortgage-backed securities, mortgage loans, other real estate-related loans and securities and other assets in which we may invest as our target assets.

        We will be externally managed by Marathon Asset Management, L.P., a global alternative asset manager focused on distressed and special situations investing across corporate credit, structured debt, mortgages and other real estate assets. Marathon also owns a residential mortgage servicer and special servicer, Marix Servicing LLC, or Marix. Marathon was founded in 1998 and, as of June 30, 2009, managed approximately $14.5 billion in market value of total assets, of which approximately $7.8 billion in notional value and more than $1.6 billion in market value was RMBS, CMBS and other real estate-related loans and securities as detailed in the table below:

Total Managed Assets
($ in millions)
Alternative investments long(1)	$5,430
Alternative investments short(2)	2,961
Managed vehicles notional assets(3)	3,078
Managed account commitments(4)	453
Real estate controlled assets(5)	2,606

Total	$14,528

    (1)
    Alternative investments long consists of the consolidated market value of long positions of all Marathon's funds inside the alternative investment management business.

    (2)
    Alternative investments short consists of the consolidated market value of short positions of all Marathon's funds inside its alternative investment management business.

    (3)
    Managed vehicles notional assets consists of the consolidated value of the notional assets of Marathon's managed vehicles.

    (4)
    Managed account platform consists of the total committed capital of Marathon's managed accounts.

    (5)
    Real estate controlled assets consists of total value of real estate controlled assets.

        Marathon has an experienced 20-person mortgage investment team led by five senior portfolio managers who have an average of 20 years of investment experience managing mortgage-related investments.

        On July 8, 2009, our manager was selected by the U.S. Department of the Treasury to serve as one of only nine initial pre-qualified fund managers for a Legacy Securities PPIF, to be established under the U.S. Department of the Treasury's PPIP. We refer to the Legacy Securities PPIF to be sponsored by our manager as the Marathon PPIF. The Marathon PPIF will be formed to invest in, finance and manage eligible assets. The Marathon PPIF is expected to receive equity capital and long-term, limited recourse debt financing from the U.S. Department of the Treasury and to have a term of eight years, subject to two one-year extensions. We plan to invest a portion of the proceeds from this offering and the concurrent private placement into the Marathon PPIF. We currently expect that a significant portion of the Marathon PPIF's initial portfolio will be non-Agency RMBS, and the balance will be in CMBS.

        We also intend to make direct investments in mortgage-related securities, loans and other target assets outside the Marathon PPIF, both during and after the investment period of the Marathon PPIF, and expect our investments outside the Marathon PPIF to become a larger portion of our total investments as the Marathon PPIF matures. Our core investment strategy will be to focus on investing in credit-intensive target assets, many of which may be acquired at discounts to their unpaid principal balances and face amounts. We plan to utilize Marathon's experienced residential and commercial mortgage team to analyze, due diligence and manage mortgage securities and loans, with the objective of providing attractive risk-adjusted returns to our investors over the long term, while also focusing on current cash flows and capital preservation. In particular, in the case of sub-performing and non-performing residential mortgage whole loans that we acquire, we will also seek to maximize the value of these loans through the special servicing capabilities of Marix. Marix specializes in the collection and resolution of sub-performing and non-performing residential mortgage loans and foreclosed real estate. In addition, we expect to invest directly in whole pools of Agency RMBS, in order to maintain a degree of liquidity in our overall portfolio, as well as an exemption from registration under the Investment Company Act. Over time, we intend to rely more on our investments in mortgage loans to maintain our Investment Company Act exemption.

        We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to shareholders and maintain our intended qualification as a REIT. We intend to form one or more TRSs, and will hold certain assets and conduct certain activities through our TRSs, including loan modifications and some hedging activity. Any TRS will be subject to corporate tax on its earnings. We intend to operate our business in a manner that will permit us to maintain an exemption from registration under the Investment Company Act.

Our Manager

        We will be externally managed and advised by Marathon. Marathon is a global alternative investment and asset management company that manages a family of separate funds, managed accounts, single client funds and collateralized loan and debt obligation vehicles. Marathon has a history of conducting deep credit analysis and employing prudent leverage in managing its investments. Its investment management team specializes in global credit investments, including RMBS and CMBS, real estate debt and equity investments, structured finance, corporate bonds and bank debt, distressed debt, convertible bonds and special situations. Marathon was founded in 1998 by Bruce Richards and Louis Hanover and today employs 140 professionals worldwide with corporate headquarters in New York City. Marathon, a registered investment adviser under the Investment Advisers Act of 1940, was recently selected as a pre-qualified Legacy Securities PPIF manager under the PPIP and has received the highest operations rating from Moody's of "OQ1: Excellent" across a number of its managed funds.

        Mr. Richards, our manager's Chief Executive Officer and a co-founding partner, has 27 years of experience in principal investing and alternative asset management leadership and will serve as the Chairman of our board of trustees. David Arzi, a Senior Managing Director of our manager and a member of its investment committees, has 23 years of experience investing in mortgage-related assets as a senior portfolio manager at Marathon, Credit Suisse First Boston and Heller Financial, Inc. Mr. Arzi will serve as our Chief Executive Officer and as a trustee. Andrew Springer, a Senior Managing Director and Senior Portfolio Manager of our manager, has 22 years of experience investing and trading in mortgage and other asset-backed securities and assets with Marathon, Smith Barney and Donaldson, Lufkin & Jenrette. Mr. Springer will serve as our Chief Investment Officer. Jon Halpern, our manager's Head of Real Estate and a partner, has 23 years of experience in investing in and operating real estate-related assets and businesses and will serve as the Vice Chairman of our board of trustees. Mark Kleinman, a Senior Managing Director of our manager, has 28 years of experience in senior financial management for financial services businesses, including serving as the Treasurer of JPMorgan Chase & Co. where he was responsible for managing the company's balance sheet, capital, liquidity and funding. Mr. Kleinman will serve as our Chief Financial Officer.

        Our manager also benefits from its residential mortgage servicer and special servicer, Marix, which will enter into a loan servicing agreement with us that will be effective upon completion of this offering. Marix is on Standard & Poor's Select Servicer List and is an approved servicer by Freddie Mac and the U.S. Department of Housing and Urban Development. Our manager plans to utilize Marix and its senior management teams to provide insight and information to inform our investment decisions and to endeavor to enhance the value of the sub-performing and non-performing residential mortgage loans that we acquire. Marix currently has more than 100 employees and is licensed in all 50 States and the District of Columbia.

Our Market Opportunities

        We believe that the decline and dislocation in the U.S. real estate and credit markets presents us with unique opportunities to invest in discounted mortgage-related assets and, with prudent management, to generate attractive risk-adjusted returns. Market prices for mortgage-related assets have declined significantly due to increased borrower defaults, falling real estate prices, inability for consumers to refinance consumer credit and the lack of available capital to purchase mortgage-related assets in the secondary market.

        We believe that our manager's experience acquiring and managing mortgage-related assets and its disciplined investment strategy will allow us to take advantage of this market opportunity. We expect the opportunity to purchase mortgage-related assets at discounted prices will persist for an extended period and that our ability to invest across all aspects of mortgage-related assets will afford us opportunities not available to many other purchasers of these assets. As prices return to normalized historical levels, we expect new opportunities will arise for us to generate attractive risk-adjusted returns through credit-oriented mortgage-related assets and securities.

    Non-Agency Residential Mortgage-Backed Securities

        According to research by JPMorgan Chase & Co., the RMBS market represents approximately $7 trillion of assets, of which over $2 trillion is non-Agency RMBS. The majority of non-agency RMBS issued in 2006 and 2007 that had originally been rated AAA is now rated below investment grade. Many financial institutions that originally purchased these assets may now be motivated to sell them either because the institutions are no longer able to hold the assets at non-AAA ratings or due to the bonds' credit risk. The U.S. government has recently announced significant new programs designed to increase liquidity in the non-Agency RMBS market by providing capital and financing to acquirors of non-Agency RMBS, including the PPIP, under which our manager was selected as an initial pre-qualified fund manager for a Legacy Securities PPIF.

    Residential Mortgage Loans

        According to the Federal Reserve's Flow of Funds report as of December 31, 2008, there were more than $4 trillion in residential mortgage whole loans outstanding, residing mainly in financial institutions that originated or purchased these assets prior to the correction in the real estate market. Many of these financial institutions are under financial duress and may be motivated to sell these loans directly or through recently-announced government programs. In addition, the FDIC and other regulatory or government agencies have acquired and are expected to continue to acquire significant portfolios of troubled loans from failed depository institutions. According to SNL Financial LC, as of August 21, 2009, 81 depository institutions had failed this year with approximately $87.9 billion in combined assets, of which $20.2 billion were residential mortgage loans (defined by SNL Financial as one-to-four family property loans). In addition, as of June 30, 2009, there were 416 depository institutions with $300 billion in total assets on the FDIC's Problem List, which the FDIC defines as a list of those institutions with financial, operational or managerial weaknesses that threaten their continued financial viability. Additional opportunities to acquire residential mortgage loans may arise though FDIC-assisted sales and other U.S. government programs.

    Commercial Mortgage-Backed Securities and Commercial Mortgage Loans

        We believe that fundamentals will continue to deteriorate in the CMBS and commercial mortgage loan markets. We believe that as opportunities develop, direct investing in discounted CMBS and commercial mortgage loans may generate attractive risk-adjusted returns. Although CMBS prices had fallen in advance of the sector's anticipated deterioration in fundamentals, as a result of the inclusion of AAA-rated CMBS as eligible assets in the TALF and the recent announcement by Standard & Poor's of potential downgrades of CMBS securities, there has been significant price volatility. While many CMBS assets and commercial mortgage loans will be impaired, we believe significant value can be realized from investments in certain of these assets and loans over time through disciplined credit and return analysis by experienced investors.

Our Competitive Strengths

        We believe that our competitive strengths include the following:

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  Dedicated Investment Team with Extensive Experience and Industry Contacts.  Our manager employs 140 professionals, 20 of whom dedicate time to the management of mortgage-related assets. Our manager's five senior mortgage portfolio managers, including David Arzi, our Chief Executive Officer, and Andrew Springer, our Chief Investment Officer, have an average of 20 years of experience managing such investments. The portfolio managers have extensive experience in the origination, underwriting and structuring of investments through various credit environments and economic cycles. This team is also able to draw on the experience of Marix and its senior management team, as well as Marathon's 13-member real estate equity team, all of whom assist the mortgage investment team in the analysis, modeling and evaluation of investment opportunities. Our manager maintains relationships with numerous banks, broker-dealers and other financial intermediaries, and transacts financings and trades with more than 30 different counterparties, including primary dealers, leading United States and European investment banks and others.

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  Disciplined Credit-Intensive Investment Strategy Focused on Capital Preservation. Marathon's investment strategy is based on a rigorous and disciplined approach to credit analysis that focuses on and evaluates the underlying performance of the mortgage loan collateral pools in order to assess the future cash flows of and potential stresses in mortgage-backed securities. Marathon values RMBS and CMBS on a loan-by-loan basis, using proprietary forecasts of key variables, including, in the case of RMBS, prepayments at the loan level and home price trends at the zip code level. Marathon further utilizes this approach to evaluate the underlying potential cash flow of performing mortgage loans as well as the potential recovery value of sub-performing and non-performing mortgage loans. Marathon combines this detailed bottom-up approach to individual asset credit with the monitoring of overall portfolio risk and distribution, while taking into account capital markets dynamics and asset pricing trends in each investment decision. We believe that our manager's investment approach and commitment to portfolio diversification, conservative leverage and capital preservation will provide us with a competitive advantage in the analysis and valuation of our target assets, which may provide us with opportunities to generate future returns through both our investment in the Marathon PPIF and the direct acquisition of our target assets.

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  Opportunities to use Marix to Enhance Investment Selection and Value of Our Residential Mortgage Loans. We anticipate that Marix will provide us with proprietary information and special servicing that will inform our investment selections and may create opportunities for us to enhance the value of distressed residential mortgage loans we acquire. The members of its senior servicing team have an average of 25 years experience in the industry, including experience at some of the largest servicers in the United States. Marix has more than 100 employees, serves all U.S. time zones and is appropriately licensed to service residential loans and for debt collection in all 50 States and the District of Columbia. Marix is on Standard & Poor's Select Servicer List and is an approved servicer by Freddie Mac and the U.S. Department of Housing and Urban Development. Marix has also been approved to act as a subservicer for leading U.S. banks, such as Wells Fargo Bank and affiliates of Bank of America, N.A. Marix provides current information on zip code level home price changes, foreclosed real estate foreclosure timelines and property values. In addition, through direct borrower interaction, Marix is able to provide insight into borrower behavior and neighborhood trends.

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  Robust Asset Management Infrastructure and Risk Management Systems.  Marathon has made a significant investment in its asset management, risk management, administrative, and compliance systems and procedures and strives to employ "best-in-class" practices and policies in these areas. Marathon employs proprietary valuation systems with controls and protections to foster prudent investment decisions and effective risk management. It maintains a dedicated global infrastructure group of 65 individuals with backgrounds in audit, law, tax, compliance, risk management, trading and operations with significant financial services experience. As a result of its risk management systems and other infrastructure, our manager has received the highest operations rating from Moody's of "OQ1: Excellent" across a number of its managed funds.

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  Opportunity for Participation in the U.S. Government's Public-Private Investment Program. Our manager was selected as one of the initial nine pre-qualified fund managers to participate in the Legacy Securities Program, and our company may afford the opportunity for public equity investors to participate indirectly in the Legacy Securities Program. The Marathon PPIF, in which we will invest a portion of the proceeds of this offering and the concurrent private placement, may have the opportunity to purchase from financial institutions legacy non-Agency RMBS and CMBS that meet eligibility requirements of the U.S. Department of the Treasury. As a result of our manager's selection by the U.S. Department of the Treasury, the Marathon PPIF will have access to equity capital and debt financing from the U.S. Department of the Treasury, which is providing each fund manager of a Legacy Securities PPIF with a limited recourse loan, subject to a maturity date of the earlier of 10 years and the termination of the Marathon PPIF, in an amount up to the lesser of approximately $2.2 billion and 100% of the Marathon PPIF's total drawn equity. We believe that through our investment in the Marathon PPIF, we will be well positioned to source target assets held by FDIC-regulated and other financial institutions and to capitalize on the opportunity to produce attractive risk-adjusted returns on eligible discounted real-estate related debt instruments.

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  Alignment of our Shareholders' and our Manager's Interests.  Upon consummation of this offering and the concurrent private placement, Marathon and its affiliates will own or control             % of our outstanding common shares on a fully-diluted basis. In addition, the incentive fees payable to our manager pursuant to the management agreement will be dependent upon our earnings. As a result, the economic interests of our manager will be significantly aligned with those of our shareholders.

Our Investment Strategy

        We intend to utilize the significant expertise, mortgage investing capabilities and resources of our manager to identify, analyze, purchase and manage investments in mortgage-backed securities, mortgage loans, other real estate-related loans and securities, and other assets.

        We expect that initially a portion of our capital will be invested in the Marathon PPIF, which will be formed to invest in, finance and manage eligible assets. Our manager, as one of the initial pre-qualified fund managers selected under the Legacy Securities Program of the PPIP, will have access to debt financing and equity capital for the Marathon PPIF from the U.S. Department of the Treasury to take advantage of this opportunity. The Marathon PPIF's investment objective is to generate attractive returns through long-term opportunistic investments in eligible assets. We anticipate holding our indirect interest in the Marathon PPIF until its liquidation, which is expected to occur within eight years after the date of its formation, subject to two one-year extensions.

        We also plan to invest outside of the Marathon PPIF across a wide range of other targeted investments, including non-Agency RMBS and sub-performing and non-performing residential mortgage loans and other real estate-related assets, focusing on the particular investments that we believe will maximize our risk-adjusted returns. We expect to invest directly in whole pools of Agency RMBS, which we believe will provide a degree of liquidity to our overall portfolio and allow us to maintain our exemption from registration under the Investment Company Act. Over time, we intend to rely more on our investments in mortgage loans to maintain our Investment Company Act exemption.

        Our manager's investment team has a strong focus on underlying credit fundamentals, current and projected macroeconomic factors, cash yields, financing and liquidity, residential real estate prices, delinquencies, default rates, recovery of various sectors, vintage of collateral relative value, and risk-adjusted returns. We believe that mortgage loans and securities available for purchase will significantly exceed our capacity, allowing Marathon to be selective in pursuing investments in these assets. We intend to utilize the capabilities and knowledge of Marix to inform our investment decisions and to endeavor to enhance the value of the sub-performing and non-performing residential mortgage loans that we acquire.

        We will evaluate opportunities in our target asset markets as conditions change with a view toward maximizing the returns from our investment portfolio and identifying dislocations in the residential and commercial mortgage loans and securities markets. This strategy, combined with the breadth of experience and knowledge of our manager's investment team and our proprietary credit strategies and resolution capabilities, is designed to benefit us during various interest rate and credit cycles and capital market conditions and provide attractive long-term returns to our investors.

Our Targeted Investments

        We will have the ability to invest directly, and indirectly through our investment in the Marathon PPIF, across a wide range of investments, including non-Agency RMBS and sub-performing or non-performing residential mortgage loans, allowing us to focus on the particular investments that we believe will maximize our risk-adjusted returns. As certain of our other targeted asset types, which are summarized below, become more attractive, we intend to adjust our asset mix to invest in the asset types that we believe offer the best relative value at that particular time.

  Non-Agency RMBS

        We intend to invest in non-Agency RMBS which are residential mortgage-backed securities that are not issued or guaranteed by a U.S. government agency or a federally-chartered corporation. Non-Agency RMBS represent interests in "pools" of mortgage loans secured by residential real property. To the extent available to us, we may seek to finance our non-Agency RMBS portfolio with private financing sources and, if available, we may also make investments in funds that receive financing under the Legacy Securities Program. See "—Our Financing and Hedging Strategy."

        Ratings for non-Agency RMBS we purchase may vary from AAA through non-investment grade. The rating, as determined by one or more of the nationally-recognized statistical rating organizations, indicates the organization's view of the creditworthiness of the investment. The mortgage loan collateral for non-Agency RMBS generally consists of residential mortgage loans that do not typically conform to the U.S. government agency or federally-chartered corporation underwriting guidelines due to certain factors, including mortgage balance in excess of such guidelines, borrower characteristics, loan characteristics and level of documentation.

  Residential Mortgage Loans

        We intend to invest in sub-performing and non-performing loans secured by residential real property. From time to time, we may also acquire performing loans. Mortgage loans we acquire may be fixed rate, adjustable rate or hybrid adjustable rate loans and will be secured by first or second liens on residential property. The loans may be prime, jumbo, Alt-A or sub-prime.

        Sub-performing and non-performing loans.    Sub-performing and non-performing loans are distressed residential mortgage loans and mortgage-related assets where the borrower has failed to make timely payments of principal and/or interest. Under current market conditions, it is likely that many of these loans will have current loan-to-value ratios in excess of 100%, meaning the amount owed on the loan exceeds the value of the underlying real estate. Further, the borrowers on such loans may be in economic distress and/or may have become unemployed, bankrupt or otherwise unable to make payments when due.

        Fixed rate, adjustable rate and hybrid adjustable rate loans.    Fixed rate loans have an interest rate that is fixed for the term of the loan and does not adjust. The interest rates on adjustable rate loans generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid adjustable rate loans have interest rates that are fixed for a specified period of time (typically two, three, five, seven or 10 years) and, thereafter, adjust to an increment over a specified interest rate index. Adjustable rate loans and hybrid adjustable rate loans generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date.

        Prime, jumbo and Alt-A or sub-prime.    Prime mortgage loans are mortgage loans backed by borrowers with high credit scores, generally above 730, and full documentation, are typically secured by owner-occupied properties and have lower than average loan-to-value ratios at origination. Jumbo prime mortgage loans are similar to prime mortgage loans; however, jumbo prime mortgage loans are mortgage loans that have loan amounts in excess of Fannie Mae or Freddie Mac guidelines. Alt-A mortgage loans are mortgage loans backed by borrowers with credit scores below prime and lower documentation, are typically secured by investor properties and have higher a loan-to-value ratios at origination. Sub-prime mortgage loans are mortgage loans backed by borrowers with lower credit scores than Alt-A mortgage loans, are typically secured by owner-occupied properties and may have high loan-to-value ratios at origination that may include second mortgage financing in lieu of a traditional cash down payment.

  Agency RMBS

        We intend to invest in Agency RMBS for which a U.S. government agency such as Ginnie Mae, or a federally chartered corporation such as Fannie Mae or Freddie Mac guarantees payments of principal and interest on the securities. Only payments of principal and interest on Agency RMBS, not the market value of the securities themselves, are guaranteed. We intend to finance our Agency RMBS through one or more repurchase agreements. Currently, we have no such repurchase agreements with any counterparty and any commitment we receive in the future would be subject to the negotiation of definitive documentation.

        Agency RMBS differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, Agency RMBS provide for monthly payments, which consist of both principal and interest. In effect, these payments are a "pass-through" of scheduled and prepaid principal payments and the monthly interest made by the individual borrowers on the mortgage loans, net of any fees paid to the issuers, servicers or guarantors of the securities.

        The principal may be prepaid at any time due to prepayments on the underlying mortgage loans. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

        Various factors affect the rate at which mortgage prepayments occur, including changes in the level and directional trends in housing prices, interest rates, general economic conditions, the age of the mortgage loan, the location of the property and other social and demographic conditions. Generally, prepayments on Agency RMBS increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates. However, this may not always be the case. We may reinvest principal repayments at a yield that is higher or lower than the yield on the repaid investment, thus affecting our net interest income by altering the average yield on our assets.

        In addition, when interest rates are declining, the value of Agency RMBS with prepayment options may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of Agency RMBS and may have the effect of shortening or extending the duration of the security beyond what was anticipated at the time of purchase.

  Mortgage Pass-Through Certificates and CMOs

        We may invest in non-Agency RMBS and Agency RMBS that are mortgage pass-through certificates or collateralized mortgage obligations, or CMOs. Single-family residential mortgage pass-through certificates are securities representing interests in "pools" of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect "passing through" monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities. CMOs are securities which are structured from U.S. government agency or federally chartered corporation-backed mortgage pass-through certificates. CMOs receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities. CMOs can have different maturities and different weighted average lives than the underlying mortgage pass-through certificates. CMOs can re-distribute the risk characteristics of mortgage pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayments, volatility, and payment and interest rate risk.

  CMBS and Commercial Mortgage Loans

        We may invest in CMBS which are securities backed by obligations that are principally secured by commercial mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities. To the extent available to us, we may seek to finance our CMBS portfolio with financings under the TALF and Legacy Securities Program or with private financing sources. See "—Our Financing and Hedging Strategy."

        CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust's income to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the commercial mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The credit quality of CMBS depends on the credit quality of the underlying commercial mortgage loans, which is a function of factors such as the following: the principal amount of loans relative to the value of the related properties; the loan terms, such as amortization; market assessment and geographic location; construction quality of the property; and the creditworthiness of the borrowers.

        We may also invest in single and multiple loans secured by commercial real estate and acquire mortgage loans in the secondary market from various sellers, including mortgage bankers, life insurance companies, banks and other owners, generally secured by commercial real estate in the United States. Our commercial mortgage loans may be whole loans or interests therein, including second lien, mezzanine loans and B-notes. We may also invest in other real estate structured finance products, including preferred equity, construction loans, bridge loans and loans to real estate companies that are not specific to a particular property.

        First and Second Lien Loans.    Commercial mortgage loans are mortgage loans secured by first or second liens on commercial properties such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities. These loans, which tend to range in term from 5-to-15 years, can carry either fixed or floating interest rates. They generally permit pre-payments before final maturity but only with the payment to the lender of yield maintenance pre-payment penalties. First lien loans represent the senior lien on a property while second lien loans or second mortgages represent a subordinate or second lien on a property.

        Bridge Loans.    We may purchase whole mortgage loans secured by a first mortgage lien on commercial property which provide interim or bridge financing to borrowers seeking short-term capital typically for the acquisition of real estate. The maturity dates of bridge loans are generally shorter than three years. Bridge loans contemplate a takeout with the borrower, using the proceeds of a conventional mortgage loan to repay our bridge loan.

        B-notes.    We may acquire B-notes in negotiated transactions in the secondary market. A B-note is typically a privately negotiated loan that is secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A-note secured by the same first mortgage on the same property or group. B-notes are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A-note.

        Mezzanine Loans.    We may purchase mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower's ownership interests in the property and/or the property owner. Mezzanine loans are subordinate to whole mortgage loans secured by first or second mortgage liens on the property and are senior to the borrower's equity in the property. Upon default, the mezzanine lender can foreclose on the ownership interests pledged under the loan and thereby obtain ownership of the property, subject to the mortgage holders on the property.

        Construction/Rehabilitation Mortgage Loans and Mezzanine Loans.    We also may acquire participations in construction or rehabilitation loans on commercial properties. These loans will generally provide 40% to 60% of financing on the total cost of the construction or rehabilitation project and will be secured by first mortgage liens on the property under construction or rehabilitation.

    Other Assets

        We may acquire loans in or debt and equity tranches of securitizations backed by various asset classes including, but not limited to, small balance commercial mortgage, aircraft, automobiles, credit cards, equipment, manufactured housing, franchise, recreational vehicles and student loans. To the extent such securities are treated as debt of the issuer of the securitization vehicle for U.S. federal income tax purposes, we will hold the securities directly, subject to the requirements of our continued qualification as a REIT. To the extent the securities represent equity interests in the issuer of the securitization for U.S. federal income tax purposes, we may hold such securities through a TRS which would cause the income recognized with respect to such securities to be subject to U.S. federal (and applicable state and local) corporate income tax. We may also acquire other types of securities, including common stock, preferred stock and debt, of other real estate-related entities. We may also invest in mortgage servicing rights, and other mortgage-related and real-estate related assets. We will only invest in these assets to the extent they leverage the experience and expertise of our investing team and provide attractive risk-adjusted returns, while maintaining our REIT qualification and our exemption from registration under the Investment Company Act.

Our Investment Guidelines

        Our board of trustees has adopted the following investment guidelines:

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  no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes or subject us to the REIT "prohibited transaction" tax;

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  no investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act;

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  our investments will be in our target assets; and

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  until the partnership investing in the Marathon PPIF requires its capital contribution from us and other appropriate investments can be identified, our manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts or funds, that are consistent with our intention to qualify as a REIT.

        Our investment guidelines may be changed from time to time by our board of trustees without the approval of our shareholders.

Investment Process

        Marathon has an investment guideline committee which is responsible for setting the parameters for our investments consistent with the very broad investment guidelines established by our board of trustees. These parameters relate to our target assets, the criteria to be used by Marathon to evaluate specific assets and our overall portfolio composition. Marathon's investment guideline committee meets regularly on an as needed basis. Our Chief Investment Officer will report to the investment guideline committee and will be responsible for approving our investments within the parameters established by the investment guideline committee. For investments outside of these parameters, our Chief Investment Officer will present to and seek approval from our manager's investment guideline committee. Marathon's real estate mortgage senior portfolio managers will work closely with and report to our Chief Investment Officer with respect to analyzing, due diligencing, recommending and executing on investments for us. In addition, investment decisions for the Marathon PPIF will be made by Marathon's real estate mortgage senior portfolio managers with the oversight of our manager's investment guideline committee. For additional information concerning the investment guideline committee, see "Our Manager and the Management Agreement—Investment Guideline Committee."

        We will have the flexibility to invest in a wide range of investments, but we intend to initially focus a significant portion of our investments in RMBS and residential mortgage loans either directly or indirectly through our investment in the Marathon PPIF. We also initially expect to invest in CMBS principally through the Marathon PPIF. The process of evaluating and managing RMBS differs in fundamental respects from the process of evaluating and managing CMBS. Specifically, the economic factors that govern credit performance of residential loans are very different than those that govern credit performance of commercial mortgage loans. Deal structures, legal documentation and the infrastructure required to analyze the two investments also differ considerably. Lastly, the asset management and the due diligence process also pose different challenges. As a result, Marathon has dedicated investment professionals who focus separately on the two distinct types of assets and who work closely together to identify acquisition and disposition opportunities for evaluation by the Chief Investment Officer and senior portfolio managers.

    Residential Mortgage-Backed Securities

        Marathon's RMBS senior portfolio management team has extensive experience trading and investing in the RMBS market. The team utilizes propriety credit and structured analysis and cash-flow models, capital markets experience and expertise, its dedicated asset management and research to identify investment opportunities and drive performance. These elements are combined in a top-down and bottom-up approach described below.

        Marathon's credit model combines updated monthly and historical collateral and performance data on more than 90% of the non-Agency RMBS market with real time market level information from its whole loan investing activities and Marix. Marathon's credit model incorporates assumptions on key factors influencing cash-flow, including projections on zip code level homes prices, current default frequency data and prepayment drivers and forecasts.

        Marathon's credit team reviews the legal documentation of each potential investment. The team uses data gathered from a third-party provider as well as proprietary information to identify structural nuances, and to understand the relevant documentation and the resulting effect on deal cash-flow and valuation.

        The investment team performs numerous stress tests to gauge the risk/reward profile of each potential investment. The stress tests will take into account various macroeconomic factors which may impact the economy, the housing sector and interest rates. Only after completing this testing and considering technical and other market information will the Chief Investment Officer and senior portfolio managers execute investments in the capital markets.

    Residential Whole Loans

        The process of analyzing and managing residential mortgage whole loans is similar to the process of analyzing and managing securities backed by residential mortgage loans. The asset management and due diligence processes, however, differ significantly. Marathon uses a loan level proprietary model to price each mortgage portfolio. The model takes into account all material information required to price a loan portfolio. Each loan is priced individually by city, state, loan size, updated loan-to-value ratio, property type and delinquency category, including bankruptcy, foreclosure and REO status.

        Marathon engages third-party vendors to perform certain due diligence, including reviewing credit files and collateral files and conducting updated property valuations of each property. In accordance with Marathon's credit standards, a third-party vendor reviews origination documentation searching for origination and compliance issues that would impact the performance or legality of each loan. Marathon also engages a third-party vendor to review all collection comments from the current servicer and each borrower's payment history. Finally, Marathon retains a nationally accredited custodian to review and certify that all loan files are complete and secure.

        The valuation of each loan is based on several factors, including updated property values at the time of purchase. Two of the more important values are the as-is sale price during normal marketing timelines and the quick sale price. For delinquent properties, Marathon typically uses the quick sale value for pricing in anticipation that values on delinquent properties tend to fall below performing loans with similar characteristics. The pricing model incorporates all of Marathon's due diligence to take into account any additional timeline issues or costs associated with a loan.

    Commercial Mortgage-Backed Securities and Commercial Mortgage Loans

        To seek to minimize the risk in its investments in CMBS and commercial mortgage loans, Marathon employs credit analysis to evaluate underwriting transactions. Such underwriting focuses on the fundamentals of the real estate underlying each investment including the borrower, market, property type, leverage as well as other factors, with a primary focus on the preservation of capital. Similar to Marathon's diligence plan with respect to RMBS and residential whole loans, Marathon employs a top-down and bottom-up approach described below.

        Marathon's CMBS and commercial mortgage loans underwriting process commences with a due diligence review on each potential investment. This may include site inspections of the underlying properties by a senior member of the management team. Generally, due diligence review on each potential investment may include the review of operating performance, markets and location, and a review of the sponsor, including detailed reviews of the borrower's financial strength and real estate operating experience.

        Marathon uses a combination of its own proprietary modeling and research provided by third-parties to evaluate and analyze CMBS and commercial mortgage loan transactions. The model utilizes current property-level metrics and data points and applies various stress tests to quantify the potential for losses in the collateral pool. Key information considered in the credit analysis of a particular investment also includes debt service coverage, loan-to-value ratios and property operating performance. Marathon routinely updates the type of information considered as part of the underwriting process based upon actual experience and changing market conditions. Specifically, net operating income of an income-producing property may be adversely affected by the following risks, among many others: (1) tenant mix, (2) success of tenant businesses, (3) property management decisions, (4) property location and condition, (5) competition from comparable types of properties, (6) changes in specific industry segments, (7) declines in regional or local real estate values or rental or occupancy rates, and (8) increases in interest rates, real estate tax rates and other operating expenses. Before investing in CMBS and commercial mortgage loans, Marathon makes a critical analysis of the aforementioned risk factors, among others, and use its conclusions as an element of overall evaluation and pricing.

    Asset Management

        Marathon maintains active management practices for its mortgage loan and securities investments. The asset management team re-underwrites each investment monthly, as updated loan level performance information becomes available and informs the portfolio manager of any specific investment that has underperformed. The asset management team frequently reviews performance results and subsequently determines if the subject investment remains suitable for the portfolio.

        As an important part of its asset management practices, Marathon maintains and monitors a "Credit Watch List." The Credit Watch List is populated by specific investments based on analysis of various factors, including, among other things: (1) general market information, (2) independent research and third-party reports, (3) company news and statements, and (4) information obtained as part of the surveillance and review process referred to below. Marathon also intends to use input from the Credit Watch List to model and forecast the impact of specific credit events on its investment portfolio of eligible assets.

        Marathon's asset management practices also include the following surveillance and review process: (1) ongoing surveillance of monthly financial statements, updated projections, covenant compliance calculations and industry developments along with trend analysis relative to key financial objectives,

(2) a weekly review of material developments in the investment portfolio and portfolio covenant compliance reports, (3) monthly review of management attention accounts and recent performance, current account strategy and anticipated timing of return of principal, and (4) quarterly review by the senior portfolio managers of formal reports on all portfolio accounts.

        Our investments in target assets will be exposed to various levels of credit risk, depending on the nature of the underlying collateral and the nature and level of credit enhancements supporting such investments. The asset management team at our manager will proactively review and monitor credit risk and other risks of loss associated with each investment. In addition, Marathon will seek to diversify our portfolio to avoid undue geographic, individual property, asset class and certain other types of concentrations. Senior management will monitor the overall portfolio risk and review levels of provision for loss.

Our Financing and Hedging Strategy

        We plan to employ a conservative financing and leverage strategy in accordance with our investment objectives. Our investment in the Marathon PPIF will come from equity capital raised pursuant to this offering and the concurrent private placement. The Marathon PPIF will receive additional financing through equity capital and debt financing expected to be provided by the U.S. Department of the Treasury. In the near term we plan to use moderate leverage to finance our investments outside of the Marathon PPIF, including borrowings under the TALF, and other available federal programs. We will use repurchase agreements to finance Agency RMBS we acquire. In the future, we may finance our investments through other financing sources, such as warehouse lines, bank credit facilities, securitizations, equity and debt issuances, in addition to transaction-specific funding arrangements. On a long-term basis, in an effort to minimize refinancing risk and reduce the impact of changing interest rates on our earnings and cash flows, we may seek to "match fund" or match the maturities, repricing dates and interest rate indices of our assets with those of our liabilities. We intend to use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. Our financing strategy will be subject to our intent to maintain our qualification as a REIT and our exemption from the Investment Company Act.

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  Term Asset-Backed Securities Lending Facility.  The U.S. Department of the Treasury and the Federal Reserve created the TALF. Under the TALF, the FRBNY provides non-recourse loans to borrowers to fund their purchase of certain categories of asset-backed securities. Up to $100 billion of TALF loans will be available to finance purchases of CMBS created on or after January 1, 2009 and certain high quality legacy CMBS, including CMBS issued before January 1, 2009. We believe that attractively priced TALF funding can provide us with non-recourse term borrowings that could be used to purchase newly created and legacy CMBS that are eligible for funding under this program. See "—The Term Asset-Backed Securities Lending Facility."

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  Repurchase Agreements.  Consistent with our conservative leverage model, we intend to use repurchase agreements as short-term financing, particularly with respect to Agency RMBS we may acquire. Under these agreements, we will sell our securities and loans to a counterparty and agree to repurchase the same securities and loans from the counterparty at a price equal to the original sales price plus accrued interest for the term. These agreements are typically accounted for as debt secured by the underlying collateral. During the term of a repurchase agreement, we are generally entitled to receive scheduled interest on the related securities and loans.

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  Warehouse Facilities.  Warehouse facilities are typically collateralized loans made to investors who invest in securities and loans that in turn pledge the resulting securities and loans to the warehouse lender. The pool of assets in a warehouse facility typically must meet certain requirements, including term, average life, investment rating, agency rating, and sector diversity requirements. There are also certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge offs. Failure to comply with these requirements could result in either the need to post additional collateral or cancellation of the warehouse facility.

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  Other Sources of Financing.  From time to time, particularly for long-term funding, we may utilize non-recourse securitization structures that could be available through the TALF or other match-funded financing arrangements, bank credit facilities and transaction-specific funding arrangements. We may also issue additional common shares, preferred shares, hybrid equity securities such as convertible securities, warrants and secured and unsecured debt in the capital markets or otherwise.

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  Hedging Instruments.  We also intend to match fund interest rates with like-kind debt through the use of hedges such as interest rate swaps, caps or other financial instruments in an effort to reduce the impact of changes in interest rates on our earnings and cash flows. We may also hedge our market and credit risks using various derivative instruments based on the specific risk identified. We may implement part of our hedging strategy through one or more domestic REIT subsidiaries, which will be subject to U.S. federal, state and, if applicable, local income tax. The Marathon PPIF will not engage in any hedging activities other than with respect to interest rate risk.

The Public-Private Investment Program and the Marathon PPIF

        On March 23, 2009, the U.S. Department of the Treasury, in conjunction with the FDIC and the Federal Reserve, announced the creation of the PPIP. As originally announced, the PPIP was to consist of the Legacy Securities Program, administered by the U.S. Department of the Treasury and the Legacy Loans Program, to be administered by the FDIC. The PPIP is designed to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. Public-private investment funds formed under the Legacy Securities PPIFs will be established to purchase from financial institutions "eligible assets" which are expected to initially include legacy non-Agency RMBS and CMBS described below. The U.S. Department of the Treasury may, during the term of the PPIP, expand the categories of eligible assets to include other classes of securities. Under the Legacy Loans Program, Legacy Loans PPIFs may be established to purchase troubled loans from insured depository institutions. As of the date of this prospectus, the specific terms of the Legacy Loans Program, which will be administered by the FDIC, have not been announced.

        When the U.S. Department of the Treasury announced the PPIP, it solicited applications from private asset managers to act as fund managers for Legacy Securities PPIFs. On July 8, 2009, our manager was one of the initial asset managers selected by the U.S. Department of the Treasury to be pre-qualified to serve as a fund manager for a Legacy Securities PPIF. On            , 2009, Marathon formed Marathon Legacy Securities Public-Private Investment Partnership, L.P., a Delaware limited partnership, the Legacy Securities PPIF externally advised and managed by Marathon pursuant to a management agreement, which we also refer to as the Marathon PPIF. The Marathon PPIF is one of nine such Legacy Securities PPIFs created as of the date of this prospectus. Legacy Securities PPIFs will have access to equity capital and debt financing from the U.S. Department of the Treasury, each as specified below.

        In connection with establishing the Marathon PPIF, our manager entered into an agreement with BRV to provide certain services and to share in a portion of the compensation related to our manager's service as a contractual manager of a Legacy Securities PPIF. BRV is an African-American owned, full service investment banking boutique. We anticipate that BRV will invest in the Partnership and make an indirect equity investment in the Marathon PPIF.

        As a fund manager for a Legacy Securities PPIF, Marathon is required to raise a minimum of $500 million of equity capital to invest in the Marathon PPIF. We expect to contribute a portion of the proceeds from this offering and the concurrent private placement to the Marathon PPIF. We plan to invest indirectly in the Marathon PPIF through an intermediate Delaware limited partnership, Marathon PPIP, L.P., or the Partnership. The Partnership, in turn, will invest those proceeds in the Marathon PPIF. The proceeds of this offering and the concurrent private placement that, through the Partnership, are invested in the Marathon PPIF will constitute a portion of the capital Marathon is required to raise as a fund manager for a Legacy Securities PPIF. In connection with our investment in the Partnership, we intend for a wholly-owned subsidiary of our operating partnership to become the general partner of the Partnership, which in turn will be the general partner of the Marathon PPIF. The U.S. Department of the Treasury will match the equity raised by the Marathon PPIF from us and other investors up to the amount of approximately $1.1 billion, which funds will also be invested in the Marathon PPIF.

        The Marathon PPIF is expected to purchase legacy securities, specifically non-Agency RMBS and CMBS, that qualify as eligible assets. The U.S. Department of the Treasury has indicated that eligible assets include non-Agency RMBS and CMBS issued prior to January 1, 2009 that were originally rated AAA by two or more nationally-recognized statistical rating organizations without external credit enhancement and that are secured by actual mortgage loans, leases or other assets and not other securities. At least 90% of the real properties secured by such loans, leases or other assets underlying the eligible assets must be located in the United States. For the avoidance of doubt, eligible assets do not include any securities backed by assets 10% or more of which are not situated in the United States. Eligible assets must be purchased solely from financial institutions from which the Secretary of the U.S. Department of the Treasury is authorized to purchase assets pursuant to Section 101(a)(1) of EESA. It is possible, however, that the U.S. Department of the Treasury will expand the categories of eligible assets or specify additional requirements for eligible assets, and we cannot therefore be certain of all characteristics of the Marathon PPIF's investments throughout its term.

        The Marathon PPIF will limit its investment in eligible assets such that it will not, without the consent of the U.S. Department of the Treasury (1) invest more than 5% of its aggregate capital commitments in any particular issuance of eligible assets (as measured by CUSIP Number), (2) invest more than 2.5% of its aggregate capital commitments in eligible assets comprised of loans or other underlying assets secured by any single property or group of directly related properties, (3) invest more than 25% of its aggregate capital commitments in eligible assets comprised of residential mortgage loans serviced by any one party, (4) invest more than 50% of its aggregate capital commitments in eligible assets comprised of CMBS; or (5) invest more than 15% of its aggregate capital commitments in eligible assets comprised of commercial mortgage loans or other underlying commercial real estate assets secured by any single commercial asset class (i.e., hotel, multi-family, office or retail).

        The U.S. Department of the Treasury's obligation to fund its capital commitments is expected to expire on the third anniversary of the initial closing date of the Marathon PPIF, provided, however, it may terminate such obligation at any time after the first anniversary of the date the Marathon PPIF is first funded. As a participant in the PPIP, the Marathon PPIF will be subject to ethical standards, conflicts of interest rules and reporting requirements required by the U.S. Department of the Treasury and various other federal and state regulators. Such reporting requirements include, without limitation, unaudited monthly reports delivered within 15 days of the end of each month, annual audited financial statements delivered within 120 days of the end of each fiscal year, unaudited financial statements delivered within 60 days of the end of each fiscal quarter (except the last fiscal quarter of each year), and an annual budget of expenses delivered 30 days prior to the beginning of each fiscal year and other periodic reports requested by U.S. Department of the Treasury. Additionally, the Marathon PPIF shall be obligated to provide the U.S. Department of the Treasury, the Office of the Special Inspector General for the Troubled Asset Relief Program and Government Accountability Office with access to its books and records.

        Consistent with the Marathon PPIF's objective to maximize risk-adjusted returns on its RMBS investments, the Marathon PPIF will accept reasonable requests from servicers or trustees seeking to implement certain loan modification procedures, through government programs or otherwise, on the loans underlying the RMBS, including, but not limited to, term extensions, rate reductions, principal write downs and the removal of limits on the percentage of underlying residential loans that may be modified. Where the Marathon PPIF acquires 100% of the RMBS that are backed by a particular pool of residential mortgage loans, the Marathon PPIF will instruct the servicer or trustee to include such pool of loans in the Making Home Affordable Program, which is a government initiative providing qualifying homeowners with refinancing and loan modification options, if the servicer or trustee is participating in that program.

        Under the terms of the PPIP and its limited partnership agreement, the Marathon PPIF shall be required to distribute its earnings to the U.S. Department of the Treasury and the Partnership on a pro rata basis until such time as both the U.S. Department of the Treasury and the Partnership have received an amount equal to their respective capital contributions. Thereafter, the Partnership shall be entitled to receive 97.5% of its pro rata share and the U.S. Department of the Treasury shall be entitled to receive 100% of its pro rata share plus 2.5% of the Partnership's pro rata share of all distributions, until the Marathon PPIF is liquidated. The term of the Marathon PPIF is anticipated to be eight years, but may be extended for two additional one-year periods, subject to the prior written approval of the U.S. Department of the Treasury. The Marathon PPIF, however, may be subject to earlier dissolution and termination in the event of a liquidation of its investments, or the bankruptcy of its general partner, or if a change in any law, regulation, rule or government order (or a judicial interpretation thereof) would materially adversely impact the general partner or a majority of the investors with respect to their participation in the Marathon PPIF.

        Additionally, under the PPIP, the U.S. Department of the Treasury will provide the Marathon PPIF with a limited recourse loan, subject to a maturity date of the earlier of 10 years and the termination of the Marathon PPIF, in an amount up to the lesser of approximately $2.2 billion and 100% of the Marathon PPIF's total drawn equity, subject to the terms and conditions of the program. Notwithstanding the foregoing, the term of the U.S. Department of the Treasury loan will not extend beyond the expiration, termination or dissolution of the Marathon PPIF. The U.S. Department of the Treasury loan shall bear interest at the rate of 1% over the one-month LIBOR rate and shall be secured by a perfected first priority interest in all Marathon PPIF investments, a pledge of the equity interests in any financing subsidiary of the Marathon PPIF, all other assets of the Marathon PPIF and all proceeds of any of the foregoing. Provided certain specified asset ratio tests are satisfied, among other conditions precedent, the Marathon PPIF may draw down on the U.S. Department of the Treasury loan at any time until the expiration of the U.S. Department of the Treasury's obligation to fund capital commitments expires or the maximum amount of the loan has been funded. In the event the Marathon PPIF elects to reduce the maximum amount of the U.S. Department of the Treasury loan to an amount equal to or less than 50% of its capital commitments prior to the termination of the U.S. Department of the Treasury's obligations to fund capital commitments, it may, subject to certain other requirements, pursue additional financing through the TALF or other third parties. In the event the Marathon PPIF obtains any financing in addition to the PPIP financing, the U.S. Department of the Treasury loan shall bear interest at the one-month LIBOR rate plus the greater of (1) 2%, or (2) 1% higher than the weighted average applicable margin of such third-party debt.

        During the term of any U.S. Department of the Treasury loan, all investment proceeds of the Marathon PPIF (1) shall be held in a custodial account maintained by a custodian selected by the U.S. Department of the Treasury, and (2) shall, provided the Marathon PPIF is not in default, be distributed, on each payment date, first to pay taxes imposed directly on the Marathon PPIF and its subsidiaries and certain administrative expenses of the Marathon PPIF, including expenses of the administrative agent, the valuation agent and the custodian, U.S. Department of the Treasury management fees, certain expenses at the Marathon PPIF and certain management fees payable by investors in private vehicles investing in the Marathon PPIF (but excluding taxes other than those imposed directly on the Marathon PPIF); then to payments on permitted interest rate hedges including in respect of any margin posting requirement (other than early termination payments attributable to counterparty default); then to the current interest amount and any other amounts (other than principal) due to the lender, then to the interest reserve account in an amount required to satisfy certain reserve requirements; then, if a certain asset coverage test is not satisfied, to the payment of principal to the extent necessary to cause such asset coverage test to be satisfied or until the principal has been paid in full; then to early termination payments under permitted interest rate hedges attributable to counterparty default, if any; then, prior to the termination of the U.S. Department of the Treasury's obligation to fund capital commitments, and so long as no incipient or matured event of default is then continuing, at the option of Marathon, for investments in eligible assets (including by way of contribution to a financing subsidiary to the extent then permitted by the terms of the credit documentation) or other permitted investments or as an optional prepayment of the U. S. Department of the Treasury loan; then, commencing with the loan payment date occurring in January, 2010, for distribution to the Partnership and the U.S. Department of the Treasury in the proportions set forth above set forth above, so long as after giving effect to the distribution described in this clause the asset coverage ratio is greater than 200% (or 300% in certain circumstances), an amount not to exceed in any 12-month period, the lesser of (1) 8% of the funded capital commitments (excluding the amount of funded capital commitments held in the working capital reserve) and (2) the net interest income of the Marathon PPIF for the preceding 12-month period; then, at the option of the Marathon PPIF, to the payment of principal, in amount equal to the lesser of (1) the product of (A) a certain prepayment percentage multiplied by (B) the amount remaining on deposit in the custodial account available to be distributed and (2) an amount which reduces the principal to zero; and then, provided that a distribution was made in accordance with the prior clause and no incipient event of default is then continuing, at the option of the Marathon PPIF, to the Marathon PPIF for distribution to the investors or to be used in accordance with the terms of the Marathon PPIF partnership agreement.

The Term Asset-Backed Securities Lending Facility

        On November 25, 2008, the U.S. Department of the Treasury and the Federal Reserve jointly announced the establishment of the TALF. The TALF is designed to increase credit availability and support economic activity by facilitating renewed securitization and finance activities. Under the TALF, the FRBNY is to make non-recourse loans to borrowers to fund their purchase of ABS, collateralized by certain assets such as student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage services advances, equipment loans and leases, loans guaranteed by the SBA, premium finance receivables and commercial mortgage loans. The FRBNY initially announced its intention to lend up to $200 billion to certain holders of TALF-eligible ABS. Under the TALF, any U.S. company that owns TALF-eligible ABS or CMBS may borrow from the FRBNY, provided that the company maintains an account relationship with a primary dealer. The TALF is presently scheduled to run through March 31, 2010 for legacy CMBS and ABS and through June 30, 2010 for newly-issued CMBS.

        On March 23, 2009, the U.S. Department of the Treasury announced preliminary plans to expand the TALF to include non-Agency RMBS that were originally rated AAA and outstanding CMBS that are rated AAA. On May 1, 2009, the Federal Reserve published the terms for the expansion of the TALF to newly issued CMBS and announced that, beginning on June 16, 2009, up to $100 billion of TALF loans will be available to finance purchases of eligible CMBS. To be eligible for TALF funding, the following conditions, among others, must be satisfied with respect to the newly issued CMBS: (1) the CMBS must be collateralized by first-priority mortgage loans or participations therein that are current in payment at the time of securitization; (2) the underlying mortgage loans must be fixed-rate loans that do not provide for interest-only payments during any part of their term; (3) the underlying mortgage loans must be secured by one or more income-generating commercial properties located in the United States or one of its territories; (4) the CMBS must be issued on or after January 1, 2009 and the underlying mortgage loans must have been originated on or after July 1, 2008; (5) the underwriting for the CMBS must be prepared generally on the basis of then-current in-place, stabilized and recurring net operating income and then-current property appraisals; (6) the CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third-party credit support, from at least two CMBS nationally- recognized statistical rating organizations; (7) the CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security); (8) the CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates; (9) the CMBS collateralizing the TALF borrowing must not be junior to other securities with claims on the same pool of loans; and (10) control over the servicing of the underlying mortgage loans must not be held by investors in a subordinate class of the CMBS once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and "appraisal reduction amounts."

        Starting in July 2009, certain high quality legacy CMBS, including CMBS issued before January 1, 2009 became eligible collateral under the TALF. The Federal Reserve stated that, to be eligible for TALF funding, the following conditions, among others, must be satisfied with respect to the legacy CMBS: (1) upon issuance, the legacy CMBS must not have been junior to all other securities with claims on the underlying pool of commercial mortgages; (2) as of the TALF loan subscription date, at least 95% of the properties, by related loan principal balance, must be located in the United States or one of its territories; (3) the security for each mortgage loan must include a mortgage or similar instrument on a fee or leasehold interest in one or more income-generating commercial properties; (4) the CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security); (5) the CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third-party credit support, from at least two CMBS nationally-recognized statistical rating organizations; (6) the CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates; (7) the CMBS must not be issued by an agency or instrumentality of the United States or a government-sponsored enterprise; and (8) each CMBS must evidence an interest in a trust fund consisting of fully-funded mortgage loans and not other CMBS, other securities or interest rate swap or cap instruments or other hedging instruments. A participation or other ownership interest in such a loan will be considered a mortgage loan and not a CMBS or other security if, following a loan default, the ownership interest is senior to or pari passu with all other interests in the same loan in right of payment of principal and interest.

        The Federal Reserve also described the following terms for newly issued and legacy CMBS collateralized TALF loans: (1) each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower; (2) a three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate and a five-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate; (3) the collateral haircut for each CMBS with an average life of five years or less will be 15% and for CMBS with average lives beyond five years, collateral haircuts will increase by one percentage point for each additional year of average life beyond five years (no newly issued CMBS may have an average life beyond 10 years); (4) any remittance of principal on the CMBS must be used immediately to reduce the principal amount of the TALF loan in proportion to the TALF advance rate; (5) the loans will be non-recourse to the borrower, unless the borrower breaches its representations, warranties or covenants; (6) the loans will be exempt from margin calls related to a decrease in the underlying collateral value; (7) the loans are pre-payable in whole or in part at the option of the borrower, and generally prohibit collateral substitutions; and (8) a TALF borrower must agree not to exercise or refrain from exercising any voting, consent or waiver rights under a CMBS without the consent of the FRBNY.

        The initial subscription date was June 16, 2009 for newly issued CMBS and is July 16, 2009 for legacy CMBS. The subscription and settlement cycle for newly issued and legacy CMBS is expected to occur in the mid- to latter part of each month.

        We believe that the expansion of the TALF to include highly rated CMBS may provide us with attractively priced non-recourse term borrowings that we could use to purchase newly created CMBS that are eligible for funding under this program. However, on August 17, 2009, the U.S. Department of the Treasury and the Federal Reserve announced that they do not anticipate any further additions to the types of collateral that are eligible for the TALF. Accordingly, it appears unlikely that the TALF will be expanded to cover RMBS.

Policies with Respect to Certain Other Activities

        If our board of trustees determines that additional funding is required, we may raise funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed taxable income) or a combination of these methods. In the event that our board of trustees determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional common shares or preferred shares in any manner and on such terms and for such consideration as it deems appropriate, at any time.

        We may offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in these activities in the future.

        In addition, consistent with our conservative leverage strategy, we may borrow money to finance the acquisition of investments. We may, if available, use traditional forms of financing, such as bank credit facilities, repurchase agreements and warehouse facilities. We also may, if available, utilize structured financing arrangements that create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating-rate financing. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of trustees as part of their oversight of our manager.

        We may, subject to gross income and assets tests necessary for REIT qualification and to the extent consistent with our exemption from registration under the Investment Company Act, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, but not for the purpose of exercising control over such entities.

        We may engage in the purchase and sale of investments. We have not in the past but may in the future make loans to third parties in the ordinary course of business for investment purposes. We may underwrite the securities of other issuers.

        We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and file quarterly reports with the SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

        Our board of trustees may change any of these policies without the approval of, or prior notice to, our shareholders.

Operating and Regulatory Structure

    REIT Qualification

        We intend to qualify as a REIT commencing with our taxable year ending December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

        As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we would generally be disqualified from treatment as a REIT for the four taxable years following the year of our failure to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to certain state and local taxes on our income or property and to federal income and excise taxes on our undistributed income.

    Investment Company Act Exclusion

        We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1) of the Investment Company Act defines an "investment company" as any issuer that:

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  is, or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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  is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of its total assets on an unconsolidated basis. "Investment securities" exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) (relating to private investment companies) or Section 3(c)(7) (relating to qualified purchaser funds).

        We are structured as a holding company and intend to conduct our business primarily through our operating partnership and its subsidiaries. We intend to conduct our operations so that we and our subsidiaries do not come within the definition of an investment company or are exempted from registration from registration as an investment company.

        If we, our operating partnership or one or more of its subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (ii) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

        With respect to our operating partnership, we expect to rely on Section 3(c)(5)(C) of the Investment Company Act to exclude it from Investment Company Act regulation. The SEC staff's position on Section 3(c)(5)(C) generally requires that each such subsidiary maintain at least 55% of its assets in Qualifying Assets (mortgages and other liens on and interests in real estate); at least 80% of its assets in Qualifying Assets plus Real Estate-Related Assets; and no more than 20% of the value of its assets in other than Qualifying Assets and Real Estate-Related Assets. To constitute a Qualifying Asset under this 55% requirement, a real estate interest must meet various criteria; therefore our operating partnership and certain of its subsidiaries are limited by the provisions of the Investment

Company Act as to value of certain assets that they may own at any given time. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries.

        With respect to our company, Marathon Real Estate Mortgage Trust, we expect to rely on the exclusion provided by Section 3(c)(6) of the Investment Company Act. Section 3(c)(6) provides that an issuer that would be considered an investment company with the definitions set forth in Section 3(a)(1) will not be considered an investment company or required to register as an investment company if it is primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act (from which not less than 25% of its gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities.

        In addition, depending on the composition of our portfolio, we expect that our company may also not be an investment company under either of the two tests of Section 3(a)(1) of the Investment Company Act described above. We are structured as a holding company and intend to conduct substantially all of our business through our operating partnership and its subsidiaries. We will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership and its subsidiaries, we will be engaged primarily in the non-investment company business of our operating partnership and its subsidiaries. Secondly, we do not intend to have more than 40% of the value of our total assets on an unconsolidated basis in "investment securities."

        We may organize special purpose subsidiaries that will borrow under the TALF. We anticipate that some of these subsidiaries may be organized to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the Investment Company Act, these subsidiaries will need to comply with the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur.

        Qualification for exclusion or exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of our operating partnership and those of its subsidiaries that rely on Section 3(c)(5)(C) to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate.

        If our operating partnership or certain of its subsidiaries fail to own a sufficient amount of Qualifying Assets or Real Estate-Related Assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC's Division of Investment Management provides more specific or different guidance regarding the treatment of assets as Qualifying Assets or Real Estate-Related Assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC's Division of Investment Management could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

    Licensing and Privacy

        We and Marix are required to be licensed to conduct business in certain jurisdictions. Currently, Marix is licensed to service residential loans and for debt collection in all 50 States and the District of

Columbia. Our failure or the failure by Marix to maintain these licenses over time will restrict our direct business activities. Marix is subject to a variety of federal, state and local laws and regulations with respect to the privacy of the information it receives from borrowers which limits the types and format of the information it may share with our manager.

Competition

        Our net income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring our target assets, we will compete with other REITs, specialty finance companies, PPIFs, private funds, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, depository institutions, governmental bodies and other entities. In addition, there are numerous REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are and have stronger balance sheets and access to greater capital and other resources than we have and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments and may not be subject to the operating restraints associated with REIT tax compliance or maintenance of an exclusion from the Investment Company Act, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions may attract more competitors, which would increase the competition for assets and sources of financing. Increased competition for assets may result in our paying higher prices for acquisitions of assets. An increase in the competition for sources of funding could adversely affect the availability and terms of financing, and thereby adversely affect the market price of our common shares.

        In the face of this competition, we expect to have access to our manager's professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition and liquidity of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. However, we cannot be certain that we will be able to achieve our business goals or expectations due to the competitive risks that we face. We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities. For additional information concerning these competitive risks, see "Risk Factors—Risks Related to Our Company."

Staffing

        We will be managed by our manager pursuant to the management agreement between our manager and us, and Marix will provide loan servicing for a substantial portion of our portfolio of residential mortgage loans pursuant to a loan servicing agreement between Marix and us. We will engage a third-party servicer to service any residential mortgage loans for which we cannot or do not use Marix as servicer and commercial mortgage loans we may own. All of our officers are employees of our manager or its affiliates. Initially, we expect to have no employees upon completion of this offering. To the extent we employ any individuals in the future, we will be responsible for the salary, benefits and other expenses associated with the employed individuals. For additional information, see "Our Manager and the Management Agreement—Management Agreement."

Legal Proceedings

        Neither we nor, to our knowledge, our manager is currently subject to any legal proceedings which we or our manager consider to be material.

Our Information

        Our principal executive offices are located at One Bryant Park, 38th Floor, New York, New York 10036. Our telephone number is (212) 500-3000. Our website is http://www.                        .com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

MANAGEMENT

Executive Officers and Trustees

        Our board of trustees consists of seven trustees, four of whom are independent trustees, as determined by our board of trustees, consistent with the rules of the NYSE. Pursuant to our declaration of trust, our board of trustees is divided into three classes of trustees. The current terms of the Class I, Class II and Class III trustees will expire in 2010, 2011 and 2012, respectively. Trustees of each class will be chosen for three-year terms upon the expiration of their current term and each year one class of trustees will be elected by our shareholders. Our bylaws provide that a majority of the entire board of trustees may establish, increase or decrease the number of trustees, provided that the number of trustees shall never be less than one nor more than 15. All of our officers serve at the discretion of our board of trustees.

        The following table sets forth certain information about our trustees and executive officers.

Name	Age	Positions
Bruce Richards	47	Chairman of the Board of Trustees(1)
Jon Halpern	46	Vice Chairman of the Board of Trustees(3)
David Arzi	47	Chief Executive Officer and Trustee(2)
Andrew Springer	44	Chief Investment Officer
Mark Kleinman	56	Chief Financial Officer
Wray Thorn	38	Senior Vice President and Secretary
*		Independent Trustee(1)
*		Independent Trustee(2)
*		Independent Trustee(3)
*		Independent Trustee(1)

*
To be named by amendment.

(1)
Class I trustee with term expiring in 2010.

(2)
Class II trustee with term expiring in 2011.

(3)
Class III trustee with term expiring in 2012.

        Bruce Richards is the Chairman of our board of trustees. He is also a Co-Founding Partner and the Chief Executive Officer of Marathon. He has held these positions since co-founding the firm in 1998. Mr. Richards is responsible for general oversight of the firm's funds and managed accounts. Mr. Richards leads Marathon's Executive Committee, which manages the firm's operational initiatives and its strategic direction, and he is also a member of Marathon's investment committees. Prior to founding Marathon, Mr. Richards worked as a Managing Director in the fixed income divisions of Smith Barney from 1994 to 1997 and Donaldson, Lufkin & Jenrette from 1988 to 1994 where he was head of a trading desk responsible for principal investments and market making. Mr. Richards also worked at Shearson Lehman Hutton (Lehman Brothers) from 1985 to 1988 as a trader in their Fixed Income Division, after starting his career with Paine Webber in 1982.

        Mr. Richards received his B.A. in Economics, summa cum laude, from Tulane University and is a member of Phi Beta Kappa.

        Jon Halpern is our Vice Chairman of our board of trustees. Mr. Halpern joined Marathon in 2003 and is a partner and the Head of Real Estate Investments. Mr. Halpern also serves as a member of Marathon's Executive Committee. Mr. Halpern has 23 years of professional experience in real estate and led Halpern Enterprises, a commercial and residential property owner, from 1985 to 1994. Halpern Enterprises sold real estate assets to Reckson Associates Realty, a REIT, in 1995, and Mr. Halpern

joined Reckson as Executive Vice President and a member of its Board. Mr. Halpern was a Co-Founder of Reckson Opportunity Partners and served as Co-Managing Member until 2000. Prior to joining Marathon, Mr. Halpern was Chief Executive Officer of HQ Global Workplaces during its restructuring from 2001 to 2003, including its filing and exit from Chapter 11 bankruptcy. Mr. Halpern graduated with a B.A. from the University of Colorado School of Business (1985).

        David Arzi is our Chief Executive Officer and a Trustee on our board of trustees. He is also a Senior Managing Director of Marathon and sits on Marathon's investment committees overseeing investment decisions for the following asset classes: Real Estate Principal Investments, Real Estate Finance, Private Equity and Private Finance. He has been a Senior Managing Director at Marathon since August 2003. Mr. Arzi has 23 years of experience in underwriting, purchasing and securitizing real estate assets and related financings thereon. Previously, Mr. Arzi managed the Secured Lending Group at CDC IXIS. From 1996 to 1999, Mr. Arzi was also the Head of the Esoteric ABS Group at Credit Suisse First Boston and started and ran the Sales Finance Group at Heller Financial, Inc.

        Mr. Arzi holds a B.A. from Brandeis University (1984) and a Masters Degree from Baruch College.

        Andrew Springer is our Chief Investment Officer and is a Senior Managing Director and Senior Portfolio Manager at Marathon responsible for principal investment decisions in asset-backed securities, RMBS and CMBS for the Marathon Structured Finance Fund. He has held these positions at Marathon since June 2003. Mr. Springer has responsibility, along with other Portfolio Managers, for the Marathon Distressed Subprime Fund. Mr. Springer also serves as a member of the Firm's Executive Committee. Mr. Springer has 22 years of experience in underwriting, purchasing and securitizing assets. Mr. Springer previously worked at Guggenheim Capital Markets from 1999-2003 where he established a trading and advisory business focused on credit sensitive situations relating to structured finance and hard assets in real estate related markets. In 1998, Mr. Springer worked in a similar capacity at Marathon Asset Management. Prior to that he spent three years at Smith Barney where he was a Director and Head of CMBS trading and securitization. Mr. Springer began his career at Donaldson Lufkin & Jenrette, where he spent nine years from 1987-1995, trading and securitizing adjustable-rate mortgage-backed securities and whole loans. Mr. Springer has a B.A. in Economics from the State University of New York, Binghamton University.

        Mark Kleinman is our Chief Financial Officer. He is also a Senior Managing Director of Marathon and has served in this position since joining the firm in June 2008. In his role, Mr. Kleinman participates in a number of key initiatives, including the firm's strategic business development, and serves on the boards of several portfolio companies. Mr. Kleinman joined Marathon from JPMorgan Chase & Co. where he served as Treasurer with global responsibility for areas including funding, liquidity, capital, new product development, infrastructure, clearing, settlement, and regulatory and rating agency relationships. In addition to managing Treasury, Mr. Kleinman headed the company's Corporate Insurance Group and was a member of the Asset and Liability Committee, the JPM Investment Committee, the Liquidity Risk Committee, the Employee Plans Investment Committee, and the Board of Directors of J.P. Morgan Securities, Inc. Mr. Kleinman worked at JPMorgan Chase & Co. from August 2004 until June 2008. Prior to that, Mr. Kleinman was Managing Director and Treasurer of the Global Corporate and Investment Bank (GCIB) at Citigroup from 2000 to 2004. While at Citigroup, he served as Chairman of the GCIB Asset and Liability Committee and a member of the GCIB Finance Operating Committee, the Citigroup Asset and Liability Committee and the Citigroup Capital Committee. Mr. Kleinman also held the position of Executive Vice President and Treasurer of Salomon Smith Barney and was formerly with Goldman Sachs & Co. for 16 years, where he held a number of senior positions in a variety of divisions, including Investment Banking, Fixed Income, Treasury and Strategic Planning. Mr. Kleinman received his MBA from Columbia University. He also holds a Master in Architecture from Harvard University, a Bachelor of Architecture and a Bachelor of Science magna cum laude from the City University of New York.

        Wray Thorn is our Senior Vice President and Secretary. Mr. Thorn is a Senior Managing Director at Marathon Asset Management, LLC, a global alternative investment and asset management company, where he has worked since 2005. Mr. Thorn is a senior member of the investment management team responsible for identifying, evaluating, structuring and managing private debt and equity investments for Marathon's family of investment funds. Mr. Thorn has spent the majority of his career identifying, financing and investing in private equity transactions, including management buyout transactions, acquisition and expansion strategies, growth programs, shareholder transitions and financial restructurings. Prior to joining Marathon, Mr. Thorn served as a Director of Fox Paine & Company, LLC and also served as a Principal and founding member of Dubilier & Company, LLC. Mr. Thorn began his career in the financial analyst program at Chemical Bank, where he worked in the acquisition finance group, arranging and structuring senior and subordinated debt financings for the firm's private equity clients. Mr. Thorn is also a member of the Board of Directors of Flagstone Reinsurance Holdings Ltd., a publicly traded company listed on the NYSE. Mr. Thorn is a graduate of Harvard University with an A.B. in Government, cum laude.

Board of Trustees

        Our business is managed through the oversight and direction of our board of trustees, which has established investment guidelines for our manager to follow in its day-to-day management of our business. A majority of our board of trustees is "independent," as determined by our board of trustees, consistent with the rules of the NYSE. Our independent trustees are nominated by our nominating and corporate governance committee.

        Our board consists of seven trustees, three of whom are affiliated with our manager and four of whom are independent trustees. The trustees will keep informed about our business at meetings of our board and its committees and through supplemental reports and communications. Our independent trustees will meet regularly in executive sessions without the presence of our trustees who are affiliated with our manager or our manager's personnel.

Committees of the Board of Trustees

        Our board has established three committees consisting solely of independent trustees, the principal functions of which are briefly described below. Matters put to a vote at any one of these three committees must be approved by a majority of the trustees on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the trustees on that committee.

    Audit Committee

        Our board of trustees has established an audit committee, which is composed of      of our independent trustees. The members of our audit committee are                        ,                         and                         ;      chairs the committee and serves as our financial expert, as that term is defined by the SEC. The audit committee assists the board in overseeing:

  •
  our accounting and financial reporting processes;

  •
  the integrity and audits of our consolidated financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the qualifications and independence of our independent auditors; and

  •
  the performance of our independent auditors and any internal auditors.

        The audit committee is also responsible for engaging our independent public accountants, reviewing with our independent public accountants the plans and results of the audit engagement, approving professional services provided by our independent public accountants, reviewing the independence of our independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

    Compensation Committee

        Our board of trustees has established a compensation committee. The members of our compensation committee are                        ,                         and                         ;      chairs the committee. The principal functions of the compensation committee are to:

  •
  evaluate the performance of our manager;

  •
  review conflicts between us, our manager and its affiliates;

  •
  review the fees payable to our manager under the management agreement;

  •
  administer the equity incentive plan and any other compensation plans, policies and programs; and

  •
  discharge the board's responsibilities relating to the compensation of independent trustees.

    Nominating and Corporate Governance Committee

        Our board of trustees has established a nominating and corporate governance committee. The members of our nominating and corporate governance committee are                ,                 and                ;      chairs the committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to the full board of trustees qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the annual meeting of shareholders. It also periodically prepares and submits to the board for adoption the committee's selection criteria for trustee nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of trustees' performance as a whole and of the individual trustees and reports thereon to the board.

Code of Business Conduct and Ethics

        Our trustees have adopted a code of business conduct and ethics which applies to our officers and trustees and to our manager's officers and its affiliates when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or trustees may be made only by our board of trustees or one of our trustee committees and will be promptly disclosed as required by law or stock exchange regulations.

Conflicts of Interest

        Our manager will experience conflicts of interest in connection with the management of our business. We depend on our manager to conduct our operations, and we do not have any independent officers or employees. Marathon also acts as investment manager for two funds with investment objectives that may overlap with ours and that are actively investing in our target assets, as well as numerous funds and accounts with non-overlapping investment objectives. Partners and employees of Marathon have ownership interests in these similar and different funds. In addition, Marathon will establish and serve as the external adviser of the Marathon PPIF pursuant to a management agreement. We and other Marathon-managed funds and accounts rely on the executive officers of Marathon to identify suitable investments. To the extent suitable investments are directed to other Marathon-managed investment entities, accounts or any future investment entities or accounts with investment objectives similar to ours, we may invest in less attractive investment opportunities or not have acceptable investment opportunities. The management and other key personnel of our manager, whose services are essential to us, will also face a conflict in allocating their time and other resources between us and the other Marathon-managed investment entities, accounts and activities in which they are involved, including funds and accounts with different investment objectives than ours.

        We will invest in the Marathon PPIF and, to the extent available, we may seek to invest in Affiliated Funds. Marathon would have a conflict of interest in recommending our participation in any Affiliated Fund to the extent the fees payable to it by any Affiliated Fund may be greater than the fees payable to it by us under our management agreement. To the extent any fees are payable to our manager or its subsidiaries in connection with the Marathon PPIF or an Affiliated Fund in which we are invested, our manager has agreed to reduce the management fee payable by us under the management agreement (but not below zero) by the amount of the fees payable to our manager or its subsidiaries under the Marathon PPIF or such Affiliated Fund with regard to our equity investment therein.

        We have agreed to pay our manager a base management fee that is tied to our Shareholders' Equity and incentive compensation that is based on our Core Earnings. The base management fee component may not sufficiently incentivize our manager to generate attractive, risk-adjusted returns for us. On the other hand, the incentive compensation component may cause our manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value and long-term performance of our investment portfolio.

        It will be difficult and costly to terminate the management agreement without cause. Upon any such termination without cause, we will pay Marathon a termination fee equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive compensation earned by Marathon during the immediately-preceding two-year period before termination (or, if the period is less than two years, annualized), calculated as of the end of the most recently completed fiscal quarter.

        Marix may also experience conflicts of interest providing loan servicing to us. The management and other key personnel of Marix face a conflict in allocating their time and other resources between us and the other Marix-serviced portfolios, including portfolios managed by our manager.

        For its services under the loan servicing agreement, Marix will be entitled to customary market-based servicing fees and charges including incentive fees arising from certain servicing activities for the mortgage loans held in our portfolio, such as modifications, deeds in lieu, re-performance, short payoffs and liquidations as well as customary fees and interest income. Marix will also be entitled to reimbursement of certain expenses, including third-party expenses. We expect Marix will maintain the resources necessary to service those loans for which we are using it as servicer or special servicer up to mutually agreeable standards and will use its best efforts to add employees and infrastructure, as necessary, to maintain these standards. In order to provide Marix with an incentive to work with borrowers to refinance sub-performing and non-performing loans and to dispose of real estate that we acquire through foreclosure, we have agreed to pay Marix customary market-based incentive fees in cases where Marix has facilitated the resolutions. We will also reimburse Marix for any out of pocket expenses that it incurs in connection with disposition of foreclosed properties, including title fees, legal fees and closing costs.

        The negotiations of each of the management agreement and loan servicing agreement were not at arm's length, and we will pay certain prescribed fees to each of our manager and loan servicer regardless of the quality of services each provides to us, other than as such fees pertain to the satisfaction of applicable service-level requirements in the loan service agreement.

        To address the additional potential conflicts of interest discussed above, we have established a compensation committee that will be composed of at least three trustees who are independent of our manager and its affiliates. The compensation committee will be responsible for supervising our relationships with Marathon and Marix, including evaluating the performance of our manager and Marix and reviewing the fees payable to our manager under the management agreement and the fees payable to Marix under the loan servicing agreement. Further, the approval of a majority of our independent trustees or the compensation committee will be required to approve any transaction between us and Marathon or its affiliates, including Marix.

        In addition, Marathon has implemented extensive procedures related to conflicts of interest that require Marathon to use its best efforts to ensure that no fund or account is treated unfairly in relation to any other fund or account in the allocation of investment opportunities. Pursuant to these procedures, if a proposed investment, based on the judgment of the portfolio manager, satisfies the suitability objectives for multiple funds or accounts, Marathon will allocate each trade generally in a manner designed to achieve proportionality of the position in the security as a percentage of total notional capital of each fund or account, provided that for this purpose a multi-strategy account will be divided into multiple accounts based on strategy and/or portfolio manager authority. Situations may arise, based on a fund's or account's investment guidelines, where such fund or account may not be able to use its full allocation of a specific investment. For instance, we would not be able to use the full allocation of a specific investment if the investment were not consistent with maintenance of our REIT qualification or exemption from the Investment Company Act. Marathon's policy requires that, if a trade cannot be allocated proportionately, the reasons therefor must be fully documented.

        Marathon has adopted a detailed investment allocation policy designed to ensure fairness in the allocation process. Because of the difference in fund or account investment objectives and strategies, risk tolerances, tax status, investment restrictions, differences in the timing of capital contributions and withdrawals and other criteria, there may be differences among funds or accounts in invested positions and securities held, and, consequently, in performance. Marathon may not always allocate securities on a pro-rata basis. Reasons for other than pro-rata allocations between funds or accounts may include differences in investment objectives and strategies; relative sizes of the buying accounts; liquidity requirement; risk profile; tax status; any restrictions placed on a portfolio by the fund or account or by virtue of federal or state laws or the manager's disclosures and statements; disclosures made regarding allocations; size of account; total portfolio invested position; nature of the security to be allocated; size of available position; supply or demand for a security at a given price level; current market conditions; timing of cash flows and account liquidity; the legality of allocating "new issues" and other limited opportunity investments to such fund or account; and any other information determined to be relevant to the fair allocation of securities.

        In order to ensure compliance with these policies, Marathon has established an allocation committee that consists of two partners (the chief investment officer and the chief operating officer), the head of risk management, its chief financial officer, its chief compliance officer and a representative from an outside, independent nationally-recognized third-party investment oversight firm. The allocation committee reviews the allocation of investment opportunities across Marathon funds and accounts, including the REIT, and ensures compliance with its policies and procedures. We believe that the presence of an independent, outside representative on the allocation committee may act as an extra layer of protection to ensure that conflicts of interest are properly addressed. In addition, allocations are also reviewed daily by Marathon's risk management team.

        In the early stages of our business, Marathon does not anticipate that there will be a significant overlap of eligible asset investment opportunities between the Marathon PPIF and us or among the Marathon PPIF and other funds managed by Marathon. Should such an overlap arise, Marathon may allocate a larger than proportional percentage of investment opportunities to the Marathon PPIF. Marathon anticipates that such an allocation would be appropriate within Marathon's conflict of interest policy for the following reasons: (1) fund leverage; (2) fund lock up; (3) available liquidity at the relevant Marathon funds; (4) respective redemption rights of the Marathon funds; and (5) likely average duration of the assets.

        Pursuant to certain agreements between our manager and other affiliated funds, our manager must present and offer certain commercial real estate equity investments to the affiliated funds, including opportunities that may be attractive investment opportunities. We do not believe that the investment guidelines initially adopted by our board of trustees will result in us investing in a material number of commercial real estate equity transactions that would need to be offered to the affiliated funds first. Accordingly, we do not believe that this restriction will materially limit our ability to invest in target assets in the manner we intend.

        Finally, we note that in an effort to address conflicts of interest that might affect the Marathon PPIF, the U.S. Department of the Treasury has required that, without its consent, Marathon may not form a fund that competes with the Marathon PPIF on or prior to the earlier of (1) the date on which the Marathon PPIF has invested 85% of its capital commitments or (2) the one-year anniversary of the initial closing of the Marathon PPIF. Our company, however, should not be restricted in its investments pursuant to this provision.

Compensation of Trustees

        We will pay an annual fee of $                to each of our independent trustees. All members of our board of trustees will be reimbursed for their costs and expenses in attending our board meetings. We will pay an additional annual fee of $                to the chair of the audit committee of our board of trustees and an additional annual fee of $                to the chair of any other committee of our board of trustees. Fees to the trustees may be paid, in our sole discretion, by issuance of common shares, based on the value of such common shares at the date of issuance, rather than in cash. Any trustee who joins our board of trustees in the future will receive an initial grant of                restricted shares upon attendance at his or her first board meeting. If a trustee is also one of our officers, we will not pay any compensation for services rendered as a trustee.

Executive Compensation

        Our management agreement provides that our manager is responsible for managing our business and requires our manager to provide us with a management team, including our chief executive officer, chief financial officer and chief investment officer or similar positions. Thus, we have no paid officers or investment or management employees, and we do not have agreements with any of our executive officers or any other employees of our manager with respect to their compensation. Cash compensation paid to our executive officers will be paid by our manager from the fees paid by us to our manager under the management agreement. To the extent we employ any individuals in the future, we will be responsible for the salary, benefits and other expenses associated with the employed individuals. For a description of our management agreement and the fees payable thereunder, see "Our Manager and the Management Agreement."

        We have adopted an equity incentive plan for our officers, our non-employee trustees, Marathon's and Marix's personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See "—Equity Incentive Plan" for a detailed description of our equity incentive plan. Concurrently with the closing of this offering, we will grant                restricted common shares, equal to                % of the number of shares that we issue in this offering (without giving effect to any exercise by the underwriters of their over-allotment option) to                . These shares will vest ratably on a                  basis over a       -year period beginning on                        . In addition, concurrently with the closing of this offering, we will grant            LTIP units to            . The LTIP units are subject to forfeiture provisions that expire ratably on a                  basis over the            anniversaries of the date of grant.

Equity Incentive Plan

        On                , 2009, we adopted, and our shareholder approved, the Marathon Real Estate Mortgage Trust 2009 Equity Incentive Plan, referred to in this prospectus as the equity incentive plan. The equity incentive plan provides for the issuance of equity-based awards, including share options, restricted shares, restricted share units, unrestricted share awards and other awards based on our common shares, such as LTIP units in our operating partnership, that may be made by us directly to our officers and trustees, and the members, officers, trustees, directors and employees of Marathon, Marix or their affiliates and the employees of other entities that provide services to us.

        The equity incentive plan will be administered by our board of trustees, which may delegate its authority to the compensation committee of our board of trustees. The plan administrator will also have the authority to make awards to the eligible participants referenced above, and to determine the eligible individuals who will receive awards based on our common shares, what form the awards will take, and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the equity incentive plan without first obtaining the consent of our shareholders.

        An aggregate of                common shares are reserved for issuance under the equity incentive plan, subject to adjustment as provided below. No more than                shares may be made subject to share options or share appreciation rights and no more than                shares may be made subject to awards other than share options or share appreciation rights, such as restricted share awards, restricted share units and other awards, which may include unrestricted grants of our common shares. If any shares subject to an award granted under the equity incentive plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if our common shares are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the common shares with respect to such award will again be available for award under the equity incentive plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of common shares as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for award under the equity incentive plan.

        We expect to make certain awards in the form of LTIP units. LTIP units will be issued pursuant to a separate series of units of limited partnership interests in our operating partnership. LTIP units, which can be granted either as free-standing awards or in tandem with other awards under our equity incentive plan, will be valued by reference to the value of our common shares, and will be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants would forfeit their LTIP units. LTIP unit awards, whether vested or unvested, may entitle the participant to receive, currently or on a deferred or contingent basis, dividends or dividend equivalent payments with respect to the number of our common shares underlying the LTIP unit award or other distributions from the operating partnership, and the compensation committee may require that such amounts (if any) shall be reinvested in additional common shares or LTIP units.

        LTIP units will be structured as "profits interests" for federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP units to produce a tax deduction for us. As profits interests, LTIP units initially will not have full parity, on a per unit basis, with the operating partnership's common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for common shares on a one-for-one basis or for the cash value of such shares, at our election. However, there are circumstances under which LTIP units will not achieve parity with common units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of common shares and may be zero. Ordinarily, we anticipate that each LTIP unit awarded will be equivalent to an award of one common share reserved under our equity incentive plan, thereby reducing the number of common shares available for other equity awards on a one-for-one basis. However, the compensation committee has the authority under the plan to determine the number of common shares underlying an award of LTIP units in light of all applicable circumstances, including performance-based vesting conditions, operating partnership "capital account allocations," to the extent set forth in the partnership agreement for the operating partnership, Internal Revenue Code or U.S. Department of the Treasury regulations, value accretion factors and conversion ratios.

        In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common shares, or other property), recapitalization, share split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the equity incentive plan, then the plan administrator will make equitable changes or adjustments to: (1) the number and kind of common shares or other property (including cash) that may thereafter be issued in connection with awards; (2) the number and kind of common shares or other property (including cash) issued or issuable in respect of outstanding awards; (3) the exercise price, grant price or purchase price relating to any award and (4) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to our common shares).

        Each share option and share appreciation right granted under the equity incentive plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common shares on the date of grant of the award. Share appreciation rights confer on the participant the right to receive cash, common shares or other property, as determined by the plan administrator, equal to the excess of the fair market value of our common shares on the date of exercise over the exercise price of the share appreciation right. The other terms of share options and share appreciation rights granted by us under the equity incentive plan will be determined by the plan administrator.

        The plan administrator will determine the terms and conditions of each grant of restricted shares or restricted share units under the equity incentive plan. Restricted share units confer on the participant the right to receive cash, common shares or other property, as determined by the plan administrator, having a value equal to the number of common shares that are subject to the award. The holders of awards of restricted shares or restricted share units may be entitled to receive dividends or, in the case of restricted share units, dividend equivalents, which may be payable immediately or on a deferred basis at a time determined by the plan administrator.

        The plan administrator may determine to make grants of our common shares that are not subject to any restrictions or a substantial risk of forfeiture or to grant other share-based awards to eligible participants. The plan administrator will determine the terms and conditions at the time of grant.

        Unless otherwise determined by the plan administrator and set forth in an individual award agreement, upon a change in control of our manager (as defined in the equity incentive plan), each outstanding award under the equity incentive plan will become immediately vested, exercisable and/or payable.

        The equity incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted. Our board of trustees may terminate, amend, modify or suspend the equity incentive plan at any time, subject to shareholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the equity incentive plan at any time. No amendment or termination of the equity incentive plan or any outstanding award may adversely affect any of the rights of an award holder without the holder's consent.

        Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common shares, including commons shares underlying the LTIP units, that may be issued under our equity incentive plan, including the restricted common shares to be granted to our executive officers, other employees of Marathon and/or Marix and our independent trustees upon the completion of this offering.

Incentive Awards

        Upon the completion of this offering, we are granting an aggregate of (1)             LTIP units to our executive officers and certain employees of Marathon and/or Marix under our equity incentive plan                        , (2)              restricted common shares to certain employees of Marathon and/or Marix under our equity incentive plan and (3)             restricted common shares to be granted to our executive officers and independent trustees under our equity incentive plan. The LTIP units are subject to forfeiture provisions that expire ratably on a            basis over the         anniversaries of the date of grant. The restricted common shares will vest ratably on a             basis over a      -year period.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment that is material to the cause of action. Our declaration of trust contains such a provision that eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.

        Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former trustee or officer or (2) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who serves any predecessor of ours in any of the capacities described above and to any employee or agent of ours. We also will enter into indemnification agreements with our trustees and executive officers that address similar matters. See "Certain Relationships and Related Transactions—Indemnification Agreements."

        Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. Maryland General Corporation Law, or MGCL, permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

        We are externally advised and managed by Marathon, a global alternative investment and asset management company, and all of our officers are employees of Marathon or its affiliates. Marathon frequently evaluates its management succession plans and the different capacities within the organization that its executive officers and key professionals may effectively serve. We believe that several of Marathon's officers and key professionals not currently serving as our officers may be qualified for new or existing officer positions in our company. The executive offices of Marathon are located at One Bryant Park, 38th floor, New York, New York 10036 and the telephone number of Marathon's executive offices is (212) 500-3000.

Officers of Our Manager

        The following sets forth certain information with respect to the executive officers and key professionals of Marathon:

Name	Age	Position Held with Marathon
Bruce Richards	47	Chief Executive Officer, Co-Founding Partner
Louis Hanover	43	Chief Investment Officer, Co-Founding Partner
Andrew Rabinowitz	38	Chief Operating Officer, Partner
Jon Halpern	46	Head of Real Estate, Partner
David Arzi	47	Senior Managing Director
Andrew Springer	44	Senior Managing Director and Senior Portfolio Manager
Sadie Gurley	38	Managing Director and Senior Portfolio Manager
Stuart Goldberg	42	Managing Director and Senior Portfolio Manager
Scott Schwartz	41	Senior Managing Director and the Head of Commercial Real Estate Finance
Mark Kleinman	56	Senior Managing Director
Wray Thorn	38	Senior Managing Director
Jamie Raboy	41	Senior Managing Director and Chief Risk Officer
Jim Leahy	51	Chief Financial Officer
Greg Florio	40	Chief Compliance Officer

        Bruce Richards. For Mr. Richards's biographical information, see "Management—Executive Officers and Trustees."

        Louis Hanover is a co-founding partner and the Chief Investment Officer of Marathon and has served in these positions since 1998 when he co-founded the firm. Mr. Hanover oversees Marathon's portfolio managers and their investment activities. Mr. Hanover serves as Senior Portfolio Manager for Marathon's corporate credit investments, including Marathon Special Opportunity Fund, Marathon Credit Opportunity Fund and managed accounts. Additionally, Mr. Hanover serves on Marathon's investment committees and Executive Committee.

        Mr. Hanover has extensive trading experience and expertise as an asset manager, arbitrageur and risk manager in both the equity and fixed income markets on a global basis. Prior to co-founding Marathon, Mr. Hanover was a Managing Director at Smith Barney from 1995 to 1997, where he was responsible for all trading and risk management in the global emerging markets debt trading division. Prior to joining Smith Barney, Mr. Hanover was a Director of the global emerging markets debt and foreign exchange derivatives trading division at Merrill Lynch. Mr. Hanover previously traded European sovereign debt futures at First Chicago Capital Markets and was a floor trader at the Chicago Board of Trade.

        Mr. Hanover received a B.A. in Economic History from the University of Chicago and an MBA from the Graduate School of Business at the University of Chicago.

        Andrew Rabinowitz is a partner and the Chief Operating Officer of Marathon and has held these positions since January 2002. Mr. Rabinowitz is also a member of Marathon's Executive Committee, which manages the firm. He manages Marathon's day-to-day activities including oversight of the firm's global infrastructure including operations, treasury, legal, compliance and technology. He is also responsible for setting global policies and procedures, financial controls and the external code of conduct. In addition, Mr. Rabinowitz is a senior member of Marathon's Investor Relations and Client Services team and monitors Marathon's third party relationships with external service providers such as prime brokers, lawyers, accountants and fund administrators.

        Mr. Rabinowitz joined Marathon in 2001 from Schulte Roth & Zabel LLP, where he was a practicing lawyer in the corporate group specializing in hedge funds and asset management from 2000 to 2001. Previously, Mr. Rabinowitz was employed at Ernst & Young LLP for seven years as a Certified Public Accountant (CPA) focused on hedge funds and asset management and broker-dealers. He also co-founded The R Baby Foundation, which has raised several million dollars for children's hospitals in the United States.

        Mr. Rabinowitz holds his J.D. from Fordham University School of Law and a B.B.A. in Accounting from Pace University, magna cum laude. Mr. Rabinowitz is a CPA in the State of New York and a member of the Bar in New York and Washington, D.C.

        Jon Halpern. For Mr. Halpern's biographical information, see "Management—Executive Officers and Trustees."

        David Arzi. For Mr. Arzi's biographical information, see "Management—Executive Officers and Trustees."

        Andrew Springer. For Mr. Springer's biographical information, see "Management—Executive Officers and Trustees."

        Sadie Gurley is a Managing Director and a Senior Portfolio Manager for the Marathon Structured Finance Fund and Marathon Distressed Subprime Fund focused on the residential mortgage and asset backed marketplace. She has held these positions since June 2006. Ms. Gurley was previously employed at Fortress Investment Group from 2005 to 2006, where she was a manager of a prime, sub-prime and manufactured housing whole loan and securities portfolio. Previously, Ms. Gurley spent 10 years at Goldman, Sachs & Co., where she worked in various roles focused on mortgage and asset backed securities, including trading and investment analysis. From 2000 to 2005, Ms. Gurley was a Vice President in the Asset Backed Securities Trading and Mortgage Trading desks where she was responsible for valuation of whole loans, hedging strategies, due diligence, contract negotiation, creation of structured solutions and securitization. From 1998 to 1999, Ms. Gurley worked in the Principal Finance Group advising clients on acquisitions and divestitures of consumer finance businesses and asset portfolios. From 1995 to 1998, Ms. Gurley was a member of the mortgage research team and provided analysis of mortgage and asset backed collateral portfolios for structured transactions, securitization and valuation. Ms. Gurley has a B.A. in Economics from Washington State University and received her MBA from the New York University.

        Stuart Goldberg is a Managing Director and Senior Portfolio Manager responsible for trading and principal investment decisions in asset-backed securities and RMBS for the Marathon Distressed Subprime Fund and the Marathon Structured Finance Fund. He has held these positions since March 2006. Prior to joining Marathon, Mr. Goldberg (who has over 20 years experience as a trader in the fixed income markets) was employed as a Managing Director and Head of the Asset-Backed Securities Trading desk at Citigroup Global Markets from 2000 to 2006. In such capacity, Mr. Goldberg was responsible for making markets in bonds ranging from credit card receivables to student loans. Prior to joining Citigroup, Mr. Goldberg was the head asset-backed trader at SG Cowen, Smith Barney and Donaldson, Lufkin, & Jenrette. Mr. Goldberg's fixed income career started in 1987 as an assistant trader on the U.S. Treasury desk at Nikko Securities. In 1990, he joined the U.S. investment operations of the Parisian bank CPR where he focused on the front end of the U.S. Treasury yield curve. Mr. Goldberg graduated with a B.A. in economics from Yeshiva University.

        Scott Schwartz is a Senior Managing Director and the Head of Commercial Real Estate Finance responsible for trading and principal investments in commercial real estate loans and securities. He has been employed at Marathon Asset Management since August 2003. Mr. Schwartz has 19 years of real estate investment experience, including loan originations/acquisitions, underwriting and securities trading. Mr. Schwartz has structured and acquired high yielding and illiquid assets secured by hard assets and financial assets that included corporate loans, leases, commercial real estate and consumer receivables. Prior to joining Marathon, Mr. Schwartz worked at Clarity Holdings where he was the President and CEO of a national bank and financial holding servicing company from 1999 to 2003. Mr. Schwartz has also worked at Credit Suisse First Boston within the Principal Transactions Group from 1997 to 1999, Heller Financial, Inc. in it's Commercial Real Estate Group from 1994 to 1997 and as part of the Asset Management division of FGH Realty Credit Corp. from 1990 to 1994. Mr. Schwartz holds a B.A. from the State University of New York at Albany and a Masters degree in Real Estate Finance & Development from New York University.

        Mark Kleinman. For Mr. Kleinman's biographical information, see "Management—Executive Officers and Trustees."

        Wray Thorn. For Mr. Thorn's biographical information, see "Management—Executive Officers and Trustees."

        Jamie Raboy is a Senior Managing Director and Chief Risk Officer of Marathon and has held these positions since January 2009. Mr. Raboy is focused on monitoring, reporting and evaluating investment risk for the capital entrusted to Marathon. Prior to taking on his current role, Mr. Raboy served as a Portfolio Manager from 1998 to 2008 across a number of different product areas such as: global equity, volatility and convertibles; he has also been a emerging markets trader. Mr. Raboy joined Marathon at its inception in 1998 after prior tenures with Salomon Smith Barney and Morgan Stanley. Mr. Raboy received an MBA with a focus on Financial Engineering from MIT and has a B.A. from Columbia University.

        Jim Leahy joined Marathon in February 2008 and became Marathon's Chief Financial Officer in February 2009. Mr. Leahy oversees accounting and daily trading operations and processing and works closely with the firm's administrator. He is responsible for monitoring Marathon's financing lines and relations with external service providers such as prime brokers, accountants and fund administrators. For the 10-year period prior to joining Marathon, Mr. Leahy was a Vice President, Senior Credit Officer and Team Leader at Moody's Investors Service, including Moody's Hedge Fund Group responsible for assigning Operational Quality Ratings to hedge funds. Prior to Moody's, Mr. Leahy was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP from 1992 to 1997 and Milbank, Tweed, Hadley & McCloy LLP from 1989 to 1992 in New York City. His legal practice involved corporate, securities and financing transactions. Prior to practicing law, Mr. Leahy was a Surface Warfare Officer in the United States Navy. Mr. Leahy holds an honors law degree from Boston College and an undergraduate degree in English from Dartmouth College. Mr. Leahy is a member of the Bar in New York and Massachusetts.

        Greg Florio has been Marathon's Chief Compliance Officer responsible for firmwide compliance since August 2006. Prior to that, Mr. Florio practiced and advised on all aspects of securities law relating to investment management at Seward & Kissel, LLP from 2002 to 2006 and Sidley Austin LLP from 2000 to 2002. At Seward & Kissel, LLP, Mr. Florio was an associate in the Investment Management Group representing private funds, investment advisers, broker/dealers, commodity pool operators and commodity trading advisers in securities and corporate law issues, including regulatory, compliance, contractual and other general organizational matters. At Sidley Austin LLP, Mr. Florio was responsible for federal and state regulatory compliance of privately-placed and publicly-offered commodity pools, hedge funds, investment advisers and broker/dealers. Prior to that, from 1999 to

2000, he worked at Morgan Stanley Dean Witter and was an Assistant District Attorney at The Office of the District Attorney in New York from 1996 to 1999. Mr. Florio graduated from Cornell University with a B.S. in Consumer Economics and received his Juris Doctorate from Fordham School of Law. Mr. Florio is a member of the New York State Bar and the Southern District of New York.

Investment Guideline Committee

        Marathon has an investment guideline committee which is responsible for setting the parameters for our investments consistent with the very broad investment guidelines established by our board of trustees. These parameters relate to our target assets, the criteria to be used by Marathon to evaluate specific assets and our overall portfolio composition. Marathon's investment guideline committee meets regularly on an as needed basis. Messrs. Hanover, Arzi and Raboy serve on the investment guideline committee. Our Chief Investment Officer will report to the investment guideline committee and will be responsible for approving our investments within the parameters established by the investment guideline committee. For investments outside of these parameters, our Chief Investment Officer will present to and seek approval from our manager's investment guideline committee. Marathon's real estate mortgage senior portfolio managers will work closely with and report to our Chief Investment Officer with respect to analyzing, due diligencing, recommending and executing on investments for us. In addition, investment decisions for the Marathon PPIF will be made by Marathon's real estate mortgage senior portfolio managers with the oversight of our manager's investment guideline committee.

Management Agreement

        Our manager will at all times be subject to the supervision and oversight of our board of trustees and has only the functions and authority as will be delegated to it. We will enter into a management agreement with Marathon that will be effective upon completion of this offering, pursuant to which Marathon will manage our business affairs in accordance with the investment policies that are approved and monitored by our board of trustees.

    Management Services

        Marathon is subject to the supervision and direction of our board of trustees, the terms and conditions of the management agreement and such further limitations or parameters as may be imposed from time to time by our board of trustees. Marathon will be responsible for (1) the selection, purchase and sale of all of our investments, (2) our financing activities and (3) providing us with investment advisory services. Marathon will be responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our operations, including our investments and their financing, as may be appropriate, including, without limitation:

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  serving as our consultant with respect to the periodic review of investment policies and allocation policy, any modifications to which must be approved by a majority of our independent trustees, and other policies and recommendations with respect thereto for approval by our board of trustees;

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  serving as our consultant with respect to the identification, investigation, evaluation, analysis, underwriting, selection, purchase, origination, negotiation, structuring, monitoring and disposition of our investments;

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  serving as our consultant with respect to decisions regarding any financings, securitizations and hedging activities undertaken by us or our subsidiaries, including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objective, (2) advising us with respect to obtaining appropriate short-term financing arrangements for our investments and pursuing a particular arrangement for each individual investment, if necessary, and (3) advising us with respect to pursuing and structuring long-term financing alternatives for our investments, in each case consistent with our investment policies;

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  representing and making recommendations to us in connection with the purchase and finance and commitment to purchase and finance investments and the sale and commitment to sell such investments;

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  negotiating and entering into, on our behalf, credit finance agreements, repurchase agreements, securitizations, agreements relating to borrowings under temporary programs established by the U.S. government, commercial paper, interest rate swaps, warehouse facilities and all other agreements and instruments required for us to conduct our business;

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  advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. government (including with respect to the Marathon PPIF);

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  with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with real estate brokers, sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

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  evaluating and recommending to us hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with our qualification as a REIT and with our investment policies;

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  making available to us its knowledge and experience with respect to mortgage loans, mortgage-related securities, real estate, real estate securities, other real estate-related assets and non-real estate-related assets and real estate operating companies;

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  investing and re-investing any of our funds (including in short-term investments) and advising us as to our capital structure and capital-raising activities;

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  monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of trustees, including comparative information with respect to such operating performance and budgeted or projected operating results;

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  engaging and supervising, on our behalf and at our expense, independent contractors that provide real estate, investment banking, mortgage brokerage, securities brokerage, appraisal, engineering, environmental, seismic, insurance, legal, accounting, transfer agent, registrar, leasing, master servicing, special servicing, due diligence and other such services as may be required relating to our operations, including our investments (or potential investments);

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  coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

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  providing executive and administrative personnel, office space and office services required in rendering services to us;

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  performing and supervising the performance of administrative functions necessary in our management as may be agreed upon by Marathon and our board of trustees, including, without limitation, the services with respect to any equity incentive plans, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

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  furnishing reports and statistical and economic research to us regarding our activities and services performed for us or our subsidiaries by Marathon;

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  counseling us in connection with policy decisions to be made by our board of trustees;

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  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

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  counseling us regarding the maintenance of our exclusion from status as an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain our exclusion from such status;

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  assisting us in complying with all regulatory requirements applicable to us with respect to our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and all reports and documents, if any, required under the Exchange Act, the Securities Act or by the NYSE;

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  counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and U.S. Department of the Treasury regulations thereunder;

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  causing us to retain qualified accountants and legal counsel, as applicable, to (1) assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and TRSs and (2) conduct quarterly compliance reviews with respect thereto;

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  taking all necessary actions to enable us and our subsidiaries to make required tax filings and reports, including soliciting shareholders for required information to the extent necessary under the Internal Revenue Code and U.S. Department of the Treasury regulations applicable to REITs;

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  causing us to qualify to do business in all jurisdictions in which such qualification is required or advisable and to obtain and maintain all appropriate licenses;

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  using commercially reasonable efforts to cause us to comply with all applicable laws;

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  handling and resolving on our behalf all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with Marathon or its affiliates), subject to such limitations or parameters as may be imposed from time to time by our board of trustees;

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  arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

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  using commercially reasonable efforts to cause expenses incurred by or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of trustees from time to time; and

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  performing such other services as may be required from time to time for the management and other activities relating to our operations, including our investments, as our board of trustees reasonably requests or Marathon deems appropriate under the particular circumstances.

        Pursuant to the terms of our management agreement, Marathon will be obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel, to provide the management services required of Marathon as set forth in the management agreement. Members of that team will be required to devote such time to us as is necessary and appropriate, commensurate with the level of our activity. Marathon will also provide personnel for service on the investment guideline committee.

        Marathon will not assume any responsibility other than to provide the services specified in the management agreement and will not be responsible for any action of our board of trustees in following or declining to follow its advice or recommendations. None of Marathon or its affiliates or their respective managers, officers, trustees, directors, employees or members will be liable to us, any of our subsidiaries, our board of trustees, our shareholders or any subsidiary's shareholders or partners for any acts or omissions performed under the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of Marathon's duties under the management agreement. We have agreed to indemnify Marathon and its affiliates and their respective managers, officers, trustees, directors, employees and members, any person controlling or controlled by Marathon and any person providing sub-advisory services to Marathon with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from Marathon's or omissions performed in good faith under the management agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of Marathon's duties under the management agreement. Marathon has agreed to indemnify us and our trustees, officers and shareholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions under the management agreement constituting bad faith, willful misconduct, gross negligence or reckless disregard of Marathon's duties under the management agreement or any claims by Marathon's employees relating to the terms and conditions of their employment by Marathon. Marathon will maintain reasonable and customary "errors and omissions" and other customary insurance coverage upon the completion of this offering.

        Marathon is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with our investment policies, (2) would adversely affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted from investment company status under the Investment Company Act, or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities may be listed or that would otherwise not be permitted by our declaration of trust or bylaws. Marathon and its managers, officers, employees and members will not be liable to us, our board of trustees or our shareholders for any act or omission by Marathon or its managers, officers, employees or members except as provided in the management agreement.

    Term and Termination Rights

        The management agreement may be amended or modified by agreement between us and Marathon. The initial term of the management agreement expires on                and will be automatically extended for another three-year term at the end of each term unless terminated or not renewed as described below. The management agreement does not limit the number of renewal terms. However, our independent trustees will review Marathon's performance and the management fees annually and the management agreement may be terminated at the end of the initial term or any renewal term by us without cause upon the affirmative vote of at least two-thirds of our independent trustees or by a vote of the holders of at least two-thirds of our outstanding common shares (other than those common shares held by Marathon and its affiliates), in each case based upon (1) unsatisfactory performance by Marathon that is materially detrimental to us or (2) our determination that the management fees payable to Marathon are not fair, subject to Marathon's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent trustees. We must provide 180-days' prior notice of any such termination. Marathon will be paid a termination fee equal to three times the average of the sum of the annual management and incentive fees for the immediately-preceding two year period (or, if the period is less than two years, annualized). In addition, following any termination of the management agreement, we must pay our manager all compensation accruing to the date of termination.

        We may also terminate the management agreement without payment of any termination fee to Marathon, upon at least 30-days' prior written notice from our board of trustees, at any time for "cause" as defined in the management agreement. Such events include:

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  Marathon's continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if Marathon, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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  Marathon's fraud, misappropriation of funds or embezzlement against us;

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  Marathon's gross negligence in the performance of its duties under the management agreement;

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  the commencement of any proceeding relating to Marathon's bankruptcy or insolvency excluding involuntary petitions in respect of bankruptcy or insolvency dismissed within 90 days after filing;

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  our manager is convicted (including a plea of nolo contendere) of a felony;

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  the dissolution of Marathon; or

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  a change in control of Marathon (as defined in the management agreement).

        Marathon may terminate the management agreement if we become required to register as an investment company under the Investment Company Act with termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee to Marathon. Furthermore, Marathon may decline to renew the management agreement by providing us with 180-days' written notice, in which case we would not be required to pay a termination fee to Marathon. Marathon may also terminate the management agreement upon at least 60-days' prior written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay to Marathon the termination fee described above.

        We may not assign our rights or responsibilities under the management agreement without the prior consent of Marathon, except in the case of an assignment to another REIT or other organization which is our successor, in which case such organization shall be bound by the terms of such assignment in the same manner as we are bound under the management agreement. Marathon may generally only assign the management agreement with the approval of a majority of our independent trustees. Marathon, however, may assign certain of its duties under the management agreement to any of its affiliates without the approval of our independent trustees if such assignment does not require our approval under the Advisers Act.

Management Fees and Incentive Compensation

        We do not currently maintain an office or employ personnel. Instead, we rely on the facilities and resources of Marathon to manage our day-to-day operations. To the extent we employ any individuals in the future, we will be responsible for the salary, benefits and other expenses associated with the employed individuals. A base management fee is payable quarterly in advance in cash, and the incentive fee is payable quarterly in arrears in cash. Marathon may also be entitled to certain expense reimbursements as described below. Expense reimbursements to Marathon are payable quarterly.

    Base Management Fee

        Marathon will be entitled to a base management fee calculated and payable quarterly in advance in an amount equal to      % per annum, of our Shareholders' Equity. For purposes of calculating the base management fee, our Shareholders' Equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the previous quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common shares, excluding any unrealized gains, losses or other non-cash items that have impacted shareholders' equity as reported in our financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP, and certain other non-cash charges after discussions between Marathon and our independent trustees and after approval by a majority of our independent trustees.

        Marathon's base management fee shall be calculated by Marathon within 30 days after the end of the previous quarter and such calculation shall be promptly delivered to us. Marathon's initial base management fee shall be calculated within 30 days of the closing of this offering and will be based on Shareholders' Equity as of the closing date after giving effect to the number of days in the quarter, if less than a full fiscal quarter. We are obligated to pay the base management fee in cash within five business days after delivery to us of Marathon's written statement setting forth the computation of the base management fee for such quarter.

    Incentive Compensation

        Our manager will be entitled to an incentive fee that is payable quarterly in arrears in an amount equal to    % of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before incentive fees, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of common shares outstanding in such quarter and (2)                          %. For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our manager and our independent trustees and after approval by a majority of our independent trustees.

        Any net loss incurred by us in a given quarter will be offset against any net income earned by us in the succeeding three quarters for purposes of calculating the incentive fee in such future quarters.

        Our ability to achieve returns in excess of the thresholds noted above in order for Marathon to earn the incentive fee is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

        Marathon will compute the quarterly incentive fee within 30 days after the end of each fiscal quarter, and we will pay the quarterly incentive fee with respect to each fiscal quarter within five business days following the delivery to us of Marathon's written statement setting forth the computation of the incentive fee for such quarter.

    Offset

        To the extent any fees are payable to our manager or its subsidiaries in connection with the Marathon PPIF or an Affiliated Fund in which we are invested, our manager has agreed to reduce the management fee payable by us under the management agreement (but not below zero) by the amount of the fees payable to our manager or its subsidiaries under the Marathon PPIF or such Affiliated Fund with regard to our equity investment therein.

    Reimbursement of Expenses

        We will pay all our operating expenses, except those specifically required to be borne by Marathon under the management agreement. The expenses required to be paid by us include, but are not limited to:

  •
  expenses in connection with our organization and any issuance of securities by us;

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  transaction costs incident to financings and to the acquisition, disposition and financing of our investments;

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  costs related to legal, accounting, tax, auditing, consulting and administrative fees and expenses;

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  the compensation and expenses of our independent trustees;

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  the cost of liability insurance to indemnify our officers and trustees;

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  the costs associated with our establishment and maintenance of any credit facilities and other financing arrangements (including commitment fees, accounting fees, legal fees, closing costs and similar expenses);

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  expenses relating to the payment of dividends;

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  expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies, transfer agents and exchange listing fees;

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  the cost of printing and mailing proxies and reports to our shareholders;

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  settlement, clearing, and custodial fees and expenses relating to us;

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  the costs of maintaining compliance with all U.S. federal, state, local and applicable regulatory body rules and regulations (as such costs relate to us);

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  expenses relating to any office or office facilities, including disaster backup recovery sites and facilities maintained for us or separate from offices of Marathon;

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  costs incurred by personnel of Marathon for travel on our behalf;

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  costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third-party vendors that is used primarily for us;

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  all taxes and license fees;

  •
  all insurance costs incurred by us; and

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  all other expenses actually incurred by Marathon that are reasonably necessary for the performance by Marathon of its duties and functions under the management agreement.

        Under the management agreement, our manager is responsible for the employment expenses of all personnel who perform services for us pursuant to the management agreement. We will reimburse Marathon for the salaries and other compensation of its personnel where Marathon is performing certain legal, accounting, or other services that would otherwise be performed by outside service providers on our behalf. Our manager may retain third parties, including accountants, legal counsel, real estate underwriters, brokers or others on our behalf, and shall be reimbursed for the costs and expenses of such services.

        In addition, we will be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery, systems and other office, internal and overhead expenses of Marathon and its affiliates required for our operations. These expenses will be allocated between Marathon and us based on the ratio of our proportion of gross assets compared to all remaining gross assets managed by Marathon as calculated at each quarter end. We and Marathon will modify this allocation methodology, subject to our board of trustees' approval if the allocation becomes inequitable.

Loan Servicing Agreement

        Upon the completion of this offering, we will enter into a loan servicing agreement with Marix, pursuant to which we expect to have the ability to use Marix to provide us, directly or through its subsidiaries or subservicers, primary servicing and special servicing for a substantial portion of our residential mortgage loans. The loan servicing to be provided by Marix will include collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as providing special servicing, which may include, among other things, collection activities, loan workouts, modifications and refinancings, foreclosures and financings to facilitate sales of real estate owned properties.

        For its services under the loan servicing agreement, Marix will be entitled to customary market-based servicing fees and charges including incentive fees arising from certain servicing activities for the mortgage loans held in our portfolio, such as modifications, deeds in lieu, re-performance, short payoffs and liquidations as well as customary fees and interest income. We expect Marix will maintain the resources necessary to service those loans for which we are using it as servicer or special servicer up to mutually agreeable standards and will use its best efforts to add employees and infrastructure, as necessary, to maintain these standards. In order to provide Marix with an incentive to work with borrowers to refinance sub-performing and non-performing loans and to dispose of real estate that we acquire through foreclosure, we have agreed to pay Marix customary market-based incentive fees in cases where Marix has facilitated the resolutions. We will also reimburse Marix for any out of pocket expenses that it incurs in connection with disposition of foreclosed properties, including title fees, legal fees and closing costs.

        The term of the loan servicing agreement is evergreen and is subject to termination by us with 180-days' notice and upon payment of a mutually agreeable termination fee based on the total assets serviced for Marathon at the time of termination.

        Under the loan servicing agreement, Marix may perform certain legal, accounting, due diligence and other services that outside professionals or outside consultants otherwise would perform on our behalf and is entitled to be reimbursed or paid for the cost of performing such tasks. Marix may retain third parties, including accountants, legal counsel, real estate underwriters, brokers or others on our behalf, and will be reimbursed for the costs and expenses of such services. Marix may retain subservicers where it deems their use advisable, and the fees of such subservicers will be paid from collections or as otherwise agreed between us and Marix. Under the loan servicing agreement, Marix is responsible for the employment expenses of all personnel who perform services for us pursuant to the loan servicing agreement.

        The loan servicing agreement provides that Marix will not assume any responsibility other than to provide the services specified in the loan servicing agreement. The agreement further provides that Marix will not be responsible for any action of our board of trustees in following or declining to follow its advice or recommendations. Marix and its affiliates, managers, officers, trustees, directors, employees and members will be held harmless from, and indemnified by us against, certain liabilities on customary terms.

        The terms of the loan servicing agreement, including the fees payable by us to Marix, were not negotiated at arm's length, and its terms may not be as favorable to us as if they were negotiated with an unaffiliated party.

        We are under no obligation to use Marix and can choose to utilize another servicer at our sole discretion. We will engage a third-party servicer to service any residential mortgage loans for which we cannot or do not use Marix as servicer and commercial mortgage loans we may own. With respect to mortgage-backed securities we purchase, we typically will not have the right to appoint, either directly or indirectly, the servicer or special servicer.

Grants of Equity Compensation to the Personnel of Marathon and Marix

        Under our equity incentive plan, our compensation committee (or our board of trustees, if no such committee is designated by the board) is authorized to approve grants of equity-based awards to our officers or trustees, and to certain employees of Marathon, Marix and other entities that provide services to us. Concurrently with the consummation of this offering, we expect to grant: (1)                 restricted common shares to our executive officers and our independent trustees, (2)                 restricted common shares to certain employees of Marathon and/or Marix, and (3)                 LTIP units to our executive officers and certain employees of Marathon and/or Marix. Future equity awards may be made under our equity incentive plan. See "Management—Equity Incentive Plan."

PRINCIPAL SHAREHOLDERS

        Immediately prior to the completion of this offering and the concurrent private placement, one shareholder of record will hold 100 of our common shares. At that time, we will have no other shares of beneficial interest outstanding. The following table sets forth certain information, prior to and after this offering and the concurrent private placement, regarding the ownership of our common shares of beneficial interest by:

  •
  each of our trustees and trustee nominees;

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  each of our executive officers;

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  each person who will be the beneficial owner of more than 5% of our outstanding common shares; and

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  all trustees, trustee nominees and executive officers as a group.

        In accordance with SEC rules, each listed person's beneficial ownership includes:

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  all shares the person actually owns beneficially or of record;

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  all shares over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund, our manager or loan servicer); and

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  all shares the person has the right to acquire within 60 days (such as restricted common shares that are currently vested or which are scheduled to vest within 60 days).

        Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the shareholders listed below is the address of our principal executive office, One Bryant Park, 38th Floor, New York, New York 10036.

	Prior to This Offering and the Concurrent Private Placement		After This Offering and the Concurrent Private Placement
Name	Number of Shares Beneficially Owned(1)	Percent of Class	Number of Shares Beneficially Owned(1)(2)	Percent of Class(3)
Bruce Richards	100	100%
David Arzi	—	—
Andrew Springer	—	—
Mark Kleinman	—	—
Wray Thorn	—	—
Jon Halpern	100	100
Independent Trustee(4)	—	—
Independent Trustee(4)	—	—
Independent Trustee(4)	—	—
Independent Trustee(4)	—	—
Louis Hanover	100	100
Andrew Rabinowitz	100	100
Marathon Asset Management, L.P.(5)	100	100
All trustees, trustee nominees and executive officers as a group (10 persons)	100	100%

*
Represents less than 1% of the common shares outstanding upon the closing of this offering and the concurrent private placement.

(1)
As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. As of the date of this prospectus, Marathon Asset Management, L.P. owns all of our issued and outstanding common shares.

(2)
Includes ownership of LTIP units to be issued upon the closing of this offering. Upon achieving parity with the common units and becoming "redeemable" in accordance with the terms of the partnership agreement of our operating partnership, such LTIP units may be redeemed for cash, or at our option, an equal number of common shares.

(3)
Assumes                common shares will be outstanding immediately upon the completion of this offering and our concurrent private placement on a fully-diluted basis. In computing the percentage ownership of a person or group, we have assumed that the LTIP units held by that person or the persons in the group have been redeemed for common shares and that those shares are outstanding but that no LTIP units held by other persons are redeemed for common shares.

(4)
To be named by amendment.

(5)
Marathon purchased 100 common shares in connection with our initial capitalization and its affiliates will purchase                common shares in the concurrent private placement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policies

        To avoid any actual or perceived conflicts of interest with our manager, we expect our board of trustees to adopt a policy providing that an investment in any security structured or managed by our manager, and any sale of our assets to our manager and its affiliates or any entity managed by our manager and its affiliates, will require the proper approval of our independent trustees. Our independent trustees expect to establish in advance parameters within which our manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner.

        We also expect our board of trustees to adopt a policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our compliance officer would then assess and promptly communicate that information to the compensation committee of our board of trustees. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any trustee who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Management Agreement

        We will enter into a management agreement with Marathon, our manager, which governs the relationship between us and Marathon and describes the services to be provided by Marathon and its compensation for those services. The terms of our management agreement, including the fees payable by us to Marathon, were not negotiated at arm's length, and its terms may not be as favorable to us as if they were negotiated with an unaffiliated party. See "Our Manager and the Management Agreement—Management Agreement."

Loan Servicing Agreement

        Upon the completion of this offering, we will enter into a loan servicing agreement with Marix, pursuant to which Marix will agree to provide residential mortgage servicing and special servicing for a substantial portion of our portfolio. The terms of the loan servicing agreement, including the fees payable by us to Marix, were not negotiated at arm's length, and its terms may not be as favorable to us as if they were negotiated with an unaffiliated party. See "Our Manager and the Management Agreement—Loan Servicing Agreement."

Grants of LTIP Units and Restricted Common Shares

        Upon the completion of this offering, we are granting an aggregate of (1)                          LTIP units to our executive officers and certain employees of Marathon and/or Marix under our equity incentive plan, (2)                         restricted common shares to certain employees of Marathon and/or Marix under our equity incentive plan and (3)                         restricted common shares to be granted to our executive officers and independent trustees under our equity incentive plan. The LTIP units are subject to forfeiture provisions that expire ratably on a                        basis over the            anniversaries of the date of grant. The restricted common shares will vest ratably on a                         basis over a            -year period.

Concurrent Private Placement

        Concurrently with the consummation of this offering, we will complete a private placement in which we will sell                of our common shares to affiliates of our manager at the initial public offering price, for an investment of $                 million. The private placement will be conditioned upon the completion of the offering made by this prospectus, and the offering made by this prospectus will be conditioned upon the completion of the private placement. Upon consummation of this offering and the concurrent private placement, our manager and its affiliates will own or control approximately                    % of our common shares on a fully diluted basis. The shares purchased in the private placement will be subject to a                lock-up agreement, and we will grant the purchasers registration rights with respect to such shares, which rights are described immediately below.

Registration Rights

        We will enter into a registration rights agreement with the purchasers of our common shares in our concurrent private placement pursuant to which we will agree to register the resale of such common shares. We will also grant such purchasers the right to include these shares in any registration statements we may file in connection with any future public offerings, subject to the terms of the lockup arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among the selling shareholders participating in those offerings).

        Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common shares, including common shares underlying the LTIP units, that may be issued under our equity incentive plan, including the restricted common shares to be granted to our executive officers, other employees of Marathon and/or Marix and our independent trustees upon the completion of this offering.

Indemnification Agreements

        Upon the completion of this offering, we expect to enter into customary indemnification agreements with each of our trustees and executive officers that will obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements will require us to indemnify the trustee or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf. In addition, the indemnification agreements will require us to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on our behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions on indemnification under Maryland law set forth in "Management—Limitation of Liability and Indemnification" exists.

        In addition, the indemnification agreements will require us to advance reasonable expenses incurred by the indemnitee within 10 days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

  •
  a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

        The indemnification agreements also will provide for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel, after a change of control of us.

        Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Lack of Separate Representation

        DLA Piper LLP (US) is counsel to us and Marathon in connection with this offering and may in the future act as counsel to us, Marathon and/or Marix. There is a possibility that in the future the interests of various parties may become adverse. If such a dispute were to arise between us and Marathon, separate counsel for such matters will be retained as and when appropriate. In the event of a dispute or conflict between us and Marathon or Marix, DLA Piper LLP (US) will not represent any of the parties in any such dispute or conflict.

The Partnership and the Marathon PPIF

        The Partnership will be formed by Marathon as a Delaware limited partnership to invest in the Marathon PPIF. We and others, including affiliates of our manager and BRV, will invest in the Partnership. The Partnership will contribute the proceeds it receives from the investments to the Marathon PPIF. The Partnership and the U.S. Department of the Treasury will be the only direct investors in the Marathon PPIF. Subject to the oversight and supervision of their general partners, the Partnership and the Marathon PPIF will be managed by our manager, which will receive a base management fee and an incentive fee for its services. The definitive terms and conditions of the Partnership and the Marathon PPIF have not been determined. See "Prospectus Summary—Our Structure" and "Business—The Public-Private Investment Program and the Marathon PPIF."

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland REIT Law, or the MRL, and to our declaration of trust and bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

General

        Our declaration of trust provides that we may issue up to            common shares, $0.01 par value per share, and             preferred shares of beneficial interest, $0.01 par value per share. We issued 100 common shares of beneficial interest in connection with our initial capitalization. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval. Upon completion of this offering and our concurrent private placement,            common shares will be issued and outstanding on a fully diluted basis, or            common shares if the underwriters' over-allotment option is exercised in full. No preferred shares will be issued and outstanding. Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

Common Shares

        All of the common shares offered in this offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of common shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

        Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Beneficial Interest

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares of beneficial interest into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of common shares or preferred shares of beneficial interest that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares of Beneficial Interest

        We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares of beneficial interest and to classify or reclassify unissued common shares or preferred shares of beneficial interest and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Internal Revenue Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our declaration of trust contains restrictions on the ownership and transfer of our common shares and other outstanding shares of beneficial interest. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares, which we refer to as the common share ownership limit, or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest, which we refer to as the aggregate share ownership limit. We refer to the common share ownership limit and the aggregate share ownership limit collectively as the "share ownership limits."

        The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of beneficial interest owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of beneficial interest by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest and thereby violate the applicable share ownership limit.

        Our board of trustees may, upon receipt of certain representations and agreements and in its sole discretion, exempt (prospectively or retroactively) any person, in whole or in part, from the above-referenced share ownership limits or establish a different limit, or excepted holder limit, for a particular shareholder if the person's ownership in excess of the share ownership limits will not then or in the future result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder's interest is held during the last half of a taxable year) or otherwise jeopardize our qualification as a REIT. As a condition of its exemption or creation of an excepted holder limit, our board of trustees may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of trustees with respect to our qualification as a REIT.

        In connection with an exemption from the share ownership limits, establishing an excepted holder limit or at any other time, our board of trustees may from time to time increase or decrease the share ownership limits for all other persons and entities; provided, however, that any decrease in the share ownership limits will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person's percentage ownership of our shares equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately), but any further acquisition of our shares in excess of such person's percentage ownership of our shares will be in violation of the applicable limits; and provided, further, that the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares then outstanding. Prior to the modification of the share ownership limits, our board of trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

        Our declaration of trust further prohibits:

  •
  any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of beneficial interest that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder's interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

  •
  any person from transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate the share ownership limits or any of the other foregoing restrictions on ownership and transfer of our shares of beneficial interest will be required to immediately give written notice to us or, in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The share ownership limits and the other restrictions on ownership and transfer of our shares of beneficial interest will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our declaration of trust, if any transfer of our shares of beneficial interest would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of beneficial interest or any other event would otherwise result in:

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  any person violating the share ownership limits or such other limit established by our board of trustees; or

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  our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder's interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be deemed to be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The deemed transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a deemed transfer to the charitable trust. A person who, but for the deemed transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a "prohibited owner," which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned.

        Any distribution made to the prohibited owner, prior to our discovery that the shares had been deemed to be transferred to the charitable trust as described above, must be repaid to the charitable trustee upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our declaration of trust, then our declaration of trust provides that the transfer of the shares will be void from the time of such purported transfer. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution authorized but unpaid will be paid when due to the charitable trustee.

        Shares of beneficial interest transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of beneficial interest at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of beneficial interest to the charitable trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the charitable trustee has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the charitable trustee must distribute the net proceeds of the sale to the charitable beneficiary and the prohibited owner and any distributions held by the charitable trustee with respect to such shares of beneficial interest will be made to the charitable beneficiary.

        If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of the transfer of shares to the charitable trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the share ownership limits or the other restrictions on ownership and transfer of our shares described above. After that, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event which resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event which resulted in the transfer to the charitable trust)

and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of beneficial interest have been transferred to a charitable trust, such shares of beneficial interest are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the charitable trust.

        The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and

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  to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible action, then the charitable trustee may not rescind and recast the vote.

        If our board of trustees determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of beneficial interest set forth in our declaration of trust, our board of trustees will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of beneficial interest, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Stock Exchange Listing

        We will apply to have our common shares listed on the NYSE under the symbol "      ."

Transfer Agent and Registrar

        We expect the transfer agent and registrar for our common shares to be                        .

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST
AND BYLAWS

        The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our declaration of trust and bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

Classification of Board of Trustees

        Pursuant to our declaration of trust, upon the completion of this offering, our board of trustees will be divided into three classes of trustees. Beginning at our annual meeting of shareholders in 2010, trustees of each class will be elected upon the expiration of their initial terms for a term expiring at the third succeeding annual meeting of our shareholders and when their successors have been duly elected and have qualified, and one class of our trustees will be elected by our shareholders. We believe that classification of our board of trustees will help to assure the continuity and stability of our business strategies and policies as determined by our board of trustees. Holders of our common shares will not have the right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our outstanding common shares entitled to vote will be able to elect all of the successors of the class of trustees whose terms expire at the meeting.

        Upon the completion of this offering, the number of trustees in each class and the annual meeting of shareholders at which the term of each class will expire will be as follows:

Class	Number of Trustees	Expiration of Term
Class I Trustees		2010
Class II Trustees		2011
Class III Trustees		2012

        The classified board provision in our declaration of trust could have the effect of making the replacement of incumbent trustees more time consuming and difficult. Two separate meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or change in control, even though a tender offer or change in control might be in the best interests of our shareholders.

Number of Trustees; Vacancies

        Our declaration of trust and bylaws provide that the number of our trustees may be established by our board of trustees but may not be more than 15. Our declaration of trust and bylaws currently provide that any vacancy may be filled only by a majority of the remaining trustees. Our declaration of trust also provides that, at such time as we have at least three independent trustees and a class of our common shares or preferred shares is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of trustees. Accordingly, at such time, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred, and until a successor is duly elected and qualifies.

        Each of our trustees will be elected by our shareholders to serve the applicable term of the class to which he or she was elected, pursuant to our classified board provisions, and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Trustees

        Our declaration of trust provides that, subject to the rights of holders of any series of preferred shares, a trustee may be removed only for "cause," and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, "cause" means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally precludes shareholders from (1) removing incumbent trustees except for "cause" and with a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain "business combinations," including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an "interested shareholder" or, generally, any person who beneficially owns 10% or more of the voting power of the real estate investment trust's outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust's shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an "interested shareholder" if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust's board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the real estate investment trust or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. "Control shares" are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders' meeting.

        If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (2) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a trustee;

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  a requirement that the number of trustees be fixed only by vote of the trustees;

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  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of shareholders.

        Our declaration of trust provides that, at such time as we are eligible to make a Subtitle 8 election, we elect to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) have a classified board, (2) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause, (3) vest in the board the exclusive power to fix the number of trusteeships, (4) require that a vacancy on the board be filled only by the remaining trustees and (5) require, unless called by our chairman, chief executive officer, president or the board of trustees, the request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.

Meetings of Shareholders

        Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually after the delivery of our annual report on a date and at the time and place set by our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matters accompanied by the information required by our bylaws.

Mergers; Extraordinary Transactions

        Under the MRL, a Maryland real estate investment trust generally cannot merge with another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. Our declaration of trust provides that these mergers may be approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if approved by our board of trustees and by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

        Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust.

        Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

        Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Our Termination

        Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year's annual meeting (or, if we did not mail a proxy statement for the preceding year's annual meeting, the date of the notice of the preceding year's annual meeting).

        With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder of record who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder's notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

        If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, on removal of trustees and filling trustee vacancies, the provisions in our declaration of trust regarding the classification of our board and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.

Indemnification and Limitation of Trustees' and Officers' Liability

        Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former trustee or officer or (2) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. See "Management—Limitation of Liability and Indemnification." Upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. See "Certain Relationships and Related Transactions—Indemnification Agreements." Additionally, under the terms of our management agreement and our loan servicing agreement, we are obligated to indemnify Marathon and Marix, and their respective affiliates to the extent provided under such agreements.

        Insofar as the foregoing provisions authorize indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

SHARES ELIGIBLE FOR FUTURE SALE

        Upon the completion of this offering and the concurrent private placement, we will have                  common shares outstanding, on a fully diluted basis, or                  common shares if the underwriters' over-allotment option is exercised in full, not including an aggregate of (1)                   LTIP units to be granted to our executive officers and certain employees of Marathon and/or Marix under our equity incentive plan, (2)                   restricted common shares to be granted to certain employees of Marathon and/or Marix under our equity incentive plan and (3)                   restricted common shares to be granted to our independent trustees under our equity incentive plan.

        No assurance can be given as to the likelihood that an active trading market for our common shares will develop or be maintained, that any such market will be liquid, that shareholders will be able to sell the common shares when issued or at all or the prices that shareholders may obtain for any of the common shares. No prediction can be made as to the effect, if any, that future issuances of common shares or the availability of common shares for future issuances will have on the market price of our common shares prevailing from time to time. Issuances of substantial amounts of common shares, or the perception that such issuances could occur, may affect adversely the prevailing market price of our common shares. See "Risk Factors—Risks Related to this Offering."

        The common shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are held by any of our "affiliates," as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. All of our common shares issued in the concurrent private placement held by our affiliates, including our officers and trustees, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

Rule 144

        In general, Rule 144 provides that if (1) one year has elapsed since the date of acquisition of common shares from us or any of our affiliates and (2) the holder is, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements under such rule. In general, Rule 144 also provides that if (1) six months have elapsed since the date of acquisition of common shares from us or any of our affiliates, (2) we have been a reporting company under the Exchange Act for at least 90 days and (3) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144's public information requirements but without regard to the volume limitations, manner of sale provisions or notice requirements under such rule.

        In addition, under Rule 144, if (1) one year (or, subject to us being a reporting company under the Exchange Act for at least the preceding 90 days, six months) has elapsed since the date of acquisition of common shares from us or any of our affiliates and (2) the holder is, or has been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144's volume limitations, manner of sale provisions, public information requirements and notice requirements.

Registration Rights

        We will enter into a registration rights agreement with the purchasers of our common shares in our concurrent private placement pursuant to which we will agree to register the resale of such common shares. We will also grant such purchasers the right to include these shares in any registration statements we may file in connection with any future public offerings, subject to the terms of the lockup arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among the selling shareholders participating in those offerings).

        Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common shares, including common shares underlying the LTIP units, that may be issued under our equity incentive plan, including the restricted common shares to be granted to our executive officers, other employees of Marathon and/or Marix and our independent trustees upon the completion of this offering.

Lockup Agreements

        We, each of our trustees and executive officers and each executive officer of our manager (other than purchasers of common shares in the concurrent private placement) have agreed not to offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any of our common shares or other securities convertible into or exchangeable or exercisable for common shares or derivatives of our common shares owned by us or any of these persons prior to this offering or common shares issuable upon exercise of options or warrants held by these persons for a period of 180 days after the date of this prospectus without the prior written consent of the representatives of the underwriters. However, each of our trustees and executive officers and each executive officer of our manager may transfer or dispose of our shares during this 180-day "lock-up" period in the case of gifts or for estate planning purposes where the donee agrees to a similar lock-up agreement for the remainder of the 180-day "lock-up" period.

        Affiliates of our manager who will purchase common shares in the concurrent private placement (including certain of our executive officers and trustees) have agreed that, for a period of             after the date of this prospectus, without the consent of the representatives of the underwriters, such purchaser will not offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any of our common shares purchased in the private placement completed concurrently with the closing of this offering. However, each of our trustees and executive officers and each executive officer of our manager may transfer or dispose of our shares during this            "lock-up" period in the case of gifts or for estate planning purposes where the donee agrees to a similar lock-up agreement for the remainder of the this            "lock-up" period.

        In the event that either (1) during the last 17 days of the 180-day or    "lock-up" period described in the two preceding paragraphs, we release earnings results or material news or a material event relating to us occurs, or (2) prior to the expiration of the 180-day or            "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day or    "lock-up" period, as applicable, then, in either case, the expiration of the 180-day or    "lock-up" period, as applicable, will be extended to the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representatives of the underwriters waive, in writing, such an extension.

        The representatives of the underwriters have informed us that they do not have a present intent or arrangement to release any of the securities subject to the lockup provisions agreed to with the underwriters. The release of any lockups will be considered on a case-by-case basis. The representatives of the underwriters in their sole discretion and at any time without notice may release some or all of the common shares subject to lockup agreements before the expiration of the particular lockup period. When determining whether or not to release common shares from the lockup agreements, the representatives of the underwriters will consider, among other factors, the shareholder's reasons for requesting the release, the number of common shares for which the release is being requested and market conditions at such time.

 OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

        The following summary of material provisions of the partnership agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the partnership agreement, a copy of which is available from us upon request, see "Where You Can Find More Information," and applicable provisions of the Delaware Revised Uniform Limited Partnership Act, or the DRULPA.

General

        Our operating partnership, Marathon Real Estate Mortgage Operating Partnership, L.P., has been organized as a Delaware limited partnership. We are considered to be an umbrella partnership real estate investment trust, or UPREIT, in which all of our assets are owned in a limited partnership, our operating partnership, of which a wholly-owned subsidiary of ours is the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income. The purpose of our operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the DRULPA, except that the limited partnership agreement, or the partnership agreement, of our operating partnership requires the business of our operating partnership to be conducted in such a manner that will permit us to qualify as a REIT under U.S. federal tax laws.

        We will hold our assets and conduct substantially all of our business through our operating partnership. Pursuant to the partnership agreement, we, as the owner of the sole general partner of our operating partnership, have full, exclusive and complete responsibility and discretion in the management and control of our operating partnership. Upon the completion of this offering and the concurrent private placement, we and the holders of LTIP units will be the only limited partners. Our operating partnership may, however, admit additional limited partners in accordance with the terms of the partnership agreement. The limited partners of our operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, by virtue of our position as the owner of the general partner, control the assets and business of our operating partnership. However, any amendment to the partnership agreement that would (1) affect the redemption rights in a manner adverse to a limited partner, (2) adversely affect a limited partner's right to receive cash distributions, (3) convert a limited partner interest into a general partner interest, (4) modify the limited liability of a limited partner in a manner adverse to such partner, (5) cause the termination of our operating partnership prior to the time specified in the partnership agreement or (6) amend the section of the partnership agreement relating to amendments requiring limited partner consent, will require the consent of each limited partner adversely affected thereby or else shall be effective against only those limited partners who shall have consented thereto.

Operations

        The partnership agreement requires that our operating partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for U.S. federal tax purposes, to avoid any U.S. federal income or excise tax liability imposed by the Internal Revenue Code, and to ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code.

        In addition to the administrative and operating costs and expenses incurred by our operating partnership, it is anticipated that our operating partnership will pay all of our administrative costs and expenses and our expenses will be treated as expenses of our operating partnership. Such expenses include:

  •
  all expenses relating to our formation and continuity of existence;

  •
  all expenses relating to any offerings and registrations of securities;

  •
  all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

  •
  all expenses related to our compliance with applicable laws, rules and regulations; and

  •
  all other operating or administrative costs of ours incurred in the ordinary course of its business.

Distributions

        The partnership agreement provides that our operating partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership) on a quarterly (or, at the election of the general partner, more frequent) basis, in amounts determined by the general partner in its sole discretion, to the partners, to the extent that net income has been allocated to such partners in accordance with their respective percentage interests in our operating partnership and thereafter to the partners in accordance with their respective percentage interests. Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, it is anticipated that any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such partner shall have no obligation to make any contribution to the capital of our operating partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the partnership or to any other person for any purpose whatsoever.

Allocations

        After giving effect to certain special allocations related to any outstanding LTIP units, it is anticipated that income, gain and loss of our operating partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in our operating partnership, subject to compliance with the provisions of Internal Revenue Code Sections 704(b) and 704(c) and U.S. Department of the Treasury regulations promulgated thereunder.

Capital Contributions and Borrowings

        Upon the completion of this offering and our concurrent private placement, we will contribute to our operating partnership the net proceeds of these offerings as our initial capital contribution in exchange for substantially all of the limited partnership interests and, indirectly, the general partnership interest in our operating partnership. Under the partnership agreement, we are obligated to contribute the net proceeds of any subsequent offering of our common shares as additional capital to our operating partnership.

        The partnership agreement provides that if our operating partnership requires additional funds at any time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership.

Issuance of Additional Limited Partnership Interests

        As the owner of the sole general partner of our operating partnership, we are authorized, without the consent of the limited partners, to cause our operating partnership to issue additional units to us, to other limited partners or to other persons for such consideration and on such terms and conditions as we deem appropriate. If additional units are issued to us, then, unless the additional units are issued in connection with a contribution of property to our operating partnership, we must (1) issue additional common shares and must contribute to our operating partnership the entire proceeds received by us from such issuance or (2) issue additional units to all partners in proportion to their respective interests in our operating partnership. Consideration for additional partnership interests may be cash or other property or assets. No person, including any partner or assignee, has preemptive, preferential or similar rights with respect to additional capital contributions to our operating partnership or the issuance or sale of any partnership interests therein.

        Our operating partnership may issue units of limited partnership interest that are common units, units of limited partnership interest that are preferred as to distributions and upon liquidation to our units of limited partnership interest, LTIP units, which are a special class of partnership interests that we may issue under our equity incentive plan, and other types of units with such rights and obligations as may be established by the general partner from time to time.

Redemption Rights

        Pursuant to the partnership agreement, the limited partners holding common units of limited partnership interest (other than us) have the right to cause our operating partnership to redeem their units for cash or, at the election of the general partner, our common shares on a one-for-one basis, subject to adjustment, as provided in the partnership agreement. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption right to the extent the issuance of common shares to the redeeming limited partner would (1) be prohibited, as determined in our sole discretion, under our declaration of trust or (2) cause the acquisition of common shares by such redeeming limited partner to be "integrated" with any other distribution of common shares for purposes of complying with the Securities Act.

No Removal of the General Partner

        Our wholly-owned subsidiary may not be removed as general partner by the partners with or without cause.

Withdrawal of General Partner; Transfer of General Partner's or Our Interests

        We cannot cause the general partner to withdraw from our operating partnership and neither we nor the general partner may transfer or assign our or its interests in our operating partnership unless (1) the interests are transferred to a qualified REIT subsidiary or (2) the limited partners holding a majority of the outstanding partnership interests held by all limited partners (including us) consent. The general partner may merge with another entity if, immediately after such merger, the surviving entity contributes substantially all of its assets, other than the general partner's interests in our operating partnership, to our operating partnership in exchange for units of limited partnership interest.

Restrictions on Transfer by Limited Partners

        The partnership agreement provides that each limited partner, and each transferee of partnership interests or assignee pursuant to a permitted transfer, has the right to transfer all or any portion of its partnership interest to any person, subject to the provisions of the partnership agreement. No limited partner shall have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion.

Term

        Our operating partnership shall continue until terminated as provided in the partnership agreement or by operation of law.

Tax Matters

        Pursuant to the partnership agreement, the general partner is the tax matters partner of our operating partnership and, as such, has authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of the material U.S. federal income tax consequences of our election to qualify as a REIT and of an investment in our common shares. DLA Piper LLP (US) has acted as our tax counsel and has reviewed this summary. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "we," "our," "us" and "our company" mean only Marathon Real Estate Mortgage Trust and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Department of the Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this offering memorandum. This summary is also based upon the assumption that our operation and the operation of our subsidiaries and affiliated entities will be in accordance with our declaration of trust or our subsidiaries' respective organizational documents, as the case may be. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

  •
  depository institutions;

  •
  insurance companies;

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  broker dealers;

  •
  regulated investment companies;

  •
  holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

  •
  persons holding our common shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax;

  •
  partnerships and trusts;

  •
  persons who hold our common shares on behalf of another person as nominee; and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  persons (other than non-U.S. holders, as defined below) whose functional currency is not the U.S. dollar.

        This summary assumes that investors will hold our common shares as a capital asset, which generally means as property held for investment.

        The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder holding our common shares will depend on the shareholder's particular tax circumstances. For example, a shareholder that is a partnership or trust which has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity level tax if we make distributions attributable to "excess inclusion income." See "—Taxable Mortgage Pools and

Excess Inclusion Income." A similar tax may be payable by persons who hold our common shares as nominee on behalf of such a tax-exempt organization. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common shares.

Taxation of Our Company

        We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2009. We believe that we have been organized in such a manner as to qualify for taxation as a REIT, and we expect to operate in such a manner as to qualify for taxation as a REIT.

        DLA Piper LLP (US) has acted as our tax counsel in connection with our formation and planned election to be taxed as a REIT. In connection with this offering of our common shares, we expect to receive an opinion of DLA Piper LLP (US) to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or us that we will so qualify for any particular year. The opinion will be expressed as of the date issued. DLA Piper LLP (US) will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

    Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized under "Taxation of Our Company—Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        If we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

        The rate at which most domestic shareholders that are individuals, trusts and estates are taxed on corporate dividends is a maximum of 15% (the same as the rate for long-term capital gains) for taxable years beginning on or prior to December 31, 2010. With certain exceptions, however, dividends we distribute to our shareholders are generally not eligible for such 15% rate, and will be taxed at rates applicable to ordinary income. However, to the extent we distribute dividends attributable to dividends paid to us by one or more of our TRSs, such dividends may be eligible to be taxed at the lower rates generally applicable to corporate dividends. See "—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions."

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains and qualified dividend income recognized by REITs. See "—Taxation of Shareholders."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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  The earnings of each TRS we own will generally be subject to U.S. federal corporate income taxation as well as state and local tax in many cases.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including the limitation on deductions of any net operating losses.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property."

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid a 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

  •
  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures or other financing arrangements (i.e., from a taxable mortgage pool, or TMP, or a residual interest in a Real Estate Mortgage Investment Conduit, or REMIC), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt shareholders known as "disqualified organizations" that are not subject to unrelated business income tax. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such a TRS. See "—Taxable Mortgage Pools and Excess Inclusion Income."

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  If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because there is a reasonable cause for the failure and other applicable requirements are met, we may be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

  •
  If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which income tax is paid at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described under "Taxation of Our Company—Requirements for Qualification—General."

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  A 100% tax may be imposed on transactions between a REIT and a TRS that do not reflect arm's-length terms.

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  If we acquire appreciated assets from a corporation that is taxable under subchapter C of the Internal Revenue Code in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the subchapter C corporation.

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder's basis in our common stock.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our and their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

    Requirements for Qualification—General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified tax-exempt entities);

  (7)
  which meets other tests described below, including with respect to the nature of its income and assets; and

  (8)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during an entity's initial tax year as a REIT (i.e., 2009 in our case). Our declaration of trust provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include the dividends paid by us in their gross income). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by U.S. Department of the Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our taxable year end, and thereby satisfy this requirement.

        The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described under "—Income Tests," in cases in which a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see "—Asset Tests") and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

    Effect of Subsidiary Entities

        Ownership of Partnership Interests and Disregarded Entities.    In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Department of the Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT's proportionate share of a partnership's assets and income is based on the REIT's capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and any other subsidiary partnerships will be treated as assets and items of income of our company for purposes of applying the REIT requirements described below. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided under "—Tax Aspects of Our Investments in Partnerships."

        If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly-owned by a REIT, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—or is classified as a TRS, the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a qualified REIT subsidiary. See "—Asset Tests" and "—Income Tests."

        Our share of any gain realized by our operating partnership or any other pass-through subsidiary on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all of the facts and circumstances of the particular transaction. We intend that our operating partnership will conduct its operations so that no asset owned by it or its pass-through subsidiaries will be considered to be held for sale to customers (excluding any assets which qualify as "foreclosure property"), and that a sale of any such asset will not be in the ordinary course of business. In order to avoid the prohibited transactions tax, we intend to engage in certain sales of loans or other assets through a TRS, which will be subject to corporate income tax on any income or gain derived from the loans or other assets it holds and sells, and not at the REIT level.

        Taxable REIT Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. A REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the corporation elects to be a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such a TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

        A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the parent REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS that meets certain leverage requirements may not deduct its net interest expense in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year determined without regard to such net interest expense (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. In addition, if amounts paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS exceeded the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

        We intend to hold a significant amount of assets in one or more TRSs, subject to the limitation that securities (other than securities which otherwise qualify as "real estate assets") in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we acquire with an intention of selling in a manner that might expose us to a 100% tax on "prohibited transactions" will be sold by a TRS. In addition, loans that may cause us to violate the REIT Asset Tests and/or Income Tests will also be originated and/or held by a TRS. We anticipate that the TRS through which any such sales are made may be treated as a dealer for federal income tax purposes. As a dealer, the TRS will in general mark all the loans it holds on the last day of each taxable year to their market value, and will recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, such TRS will further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a "trader" as opposed to a "dealer" for U.S. federal income tax purposes.

        One of our TRSs is expected to be the entity through which many loan modifications are made. See "—Income Tests—Cash/Income Differences/Phantom Income." Accordingly, we expect that modified loans held by that TRS will be subject to the same mark-to-market regime as the other assets of the TRS in determining the taxable income of the TRS each year.

        We also expect that some or all of the real property that we may acquire by foreclosure or similar process will be held in one or more TRSs and that any income or gain realized with respect to such real property will be subject to corporate income taxation.

Income Tests

        To qualify as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans collateralized by real property (including certain types of MBS), "rents from real property," dividends received from other REITs, and gains from the sale of real estate assets, as well as "qualified temporary investment income." "Qualified temporary investment income" includes any income which is (1) attributable to stock or debt instruments, (2) attributable to the temporary investment of "new capital" (i.e., generally, any amount received by a REIT in exchange for its shares (other than pursuant to a dividend reinvestment plan) or certain public offerings of certain of its debt obligations), and (3) received or accrued during the one-year period beginning on the date on which the REIT received such capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gain from the sale or disposition of stock or securities, none of which need have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is adequately collateralized by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is collateralized by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not collateralized by real property, or is undercollateralized, the income that it generates may nonetheless qualify for purposes of the 95% income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests if the property is not held as inventory or dealer property.

        To the extent that a REIT derives interest income from a mortgage loan, or income from the rental of real property (discussed below), where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

        We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

        We expect to invest in REMICs and other types of mortgage backed securities, including RMBS. See "—Asset Tests" for a discussion of the effect of such investments on our qualification as a REIT.

        We may hold certain participation interests, including B-notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See "Taxation of Our Company—Taxation of REITs in General," "Taxation of Our Company—Requirements for Qualification—General," "—Asset Tests" and "—Failure to Qualify."

        We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan.

        We may invest in non-Agency RMBS, CMBS and agency securities that are either pass-through certificates or collateralized mortgage obligations. We expect that the non-Agency RMBS, CMBS and agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for federal income tax purposes and that all interest income from our non-Agency RMBS, CMBS and agency securities will be qualifying income for the 95% gross income test. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of non-Agency RMBS, CMBS or agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-related securities will be qualifying income for purposes of the REIT gross income tests.

        Rents received by us, if any, will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

        We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry "real estate assets" (as described below under "—Asset Tests"), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

        Certain foreign currency gains recognized after July 30, 2008 would be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Department of the Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of Our Company—Taxation of REITs in General," even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

        Under The Housing and Economic Recovery Tax Act of 2008, the Secretary of the U.S. Department of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 20, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

        Cash/Income Differences/Phantom Income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We expect that we may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument, and is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would potentially be an ordinary loss (rather than capital loss) but this is not free from doubt, and may depend on the characteristics of the underlying obligation, and the amount of cash we collect on maturity, etc. Our ability to benefit from that ordinary loss (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. REITs may not carry back net operating losses, so this possible "income early, losses later" phenomenon could adversely affect us and our shareholders if it were persistent and in significant amounts.

        Some of the MBS that we buy may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

        In addition, pursuant to our investment strategy, including our involvement in public-private joint ventures with the federal government, or otherwise, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable U.S. Department of the Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or a trader and that makes an election to use mark-to-market accounting, such a TRS would be required at the end of each taxable year, including the taxable year in which any such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modification was made to the extent the fair market value of such debt instrument was less than its principal amount after the modification.

        In addition, in the event that any mortgage-related assets acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to the Legacy Loans Program, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

Asset Tests

        We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of MBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT's total assets.

        A significant portion of our assets may be held from time to time in TRSs, and the need to satisfy the requirement that securities held by TRSs not exceed 25% of the value of our assets may require dividends to be distributed by such TRSs to us at times when it may be beneficial to keep such assets in the TRSs. We may, in turn, distribute all or a portion of such dividends to our shareholders, at times when we might not otherwise wish to declare and pay such dividends. See "—Annual Distribution Requirements." TRS distributions classified as dividends, however, will generally not constitute "good" income for purposes of the 75% gross income test discussed above. It is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of our TRSs below 25% of our assets, but be unable to do so without violating the requirement that 75% of our gross income in the taxable year be derived from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt held by us that is issued by another REIT will generally not so qualify (however, debt issued by REITs will not be treated as "securities" for purposes of the 10% value test, as explained below).

        Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in that partnership.

        We expect to invest in non-Agency RMBS, CMBS and agency securities that are either pass-through certificates or collateralized mortgage obligations. We expect that the non- Agency RMBS, CMBS and agency securities will be treated either as interests in grantor trusts or as interests in REMICs for federal income tax purposes. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our agency securities treated as interests in grantor trusts will qualify as real estate assets. In the case of non-Agency RMBS, CMBS and agency securities treated as interests in a REMIC, such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests.

        Any interests in a REMIC held by us or our pass-through subsidiaries will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a "residual interest" in a REMIC from which it derives "excess inclusion income," the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a shareholder, the income (1) would not be allowed to be offset by any net operating losses (or other deductions) otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to foreign shareholders. Moreover, any excess inclusion income received by a REIT that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, will be subject to corporate level income tax in the REIT's hands, whether or not it is distributed. See "—Taxable Mortgage Pools and Excess Inclusion Income."

        To the extent that we hold mortgage participations or MBS that do not represent REMIC interests or pass-through certificates in a grantor trust holding qualifying mortgage loans, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

        In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status.

        In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See "—Income Tests." We may make or acquire some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

        We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (A) $50,000 per failure, and (B) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

        To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

  (1)
  the sum of

  (A)
  90% of our "REIT taxable income," computed without regard to our net capital gains and the deduction for dividends paid, and

  (B)
  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

  (2)
  the sum of specified items of non-cash income.

        These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. For distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in the REIT's organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their common shares by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

        To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

        If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non deductible 4% excise tax on the excess of such required distribution over the sum of (A) the amounts actually distributed and (B) the amounts of income retained on which we have paid corporate income tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) the inclusion of items in income by us for U.S. federal income tax purposes. This may be especially an issue with respect to our investments in distressed or modified debt instruments or our participation in the Legacy Loans Program or other similar programs with the federal government. See "—Income Tests—Cash/Income Differences/Phantom Income." Alternatively, we may declare a taxable dividend payable in cash or shares at the election of each shareholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for federal income tax purposes, the amount of the dividend paid in shares will be equal to the amount of cash that could have been received instead of shares. Other potential sources of non-cash taxable income include:

  •
  "residual interests" in REMICs or taxable mortgage pools;

  •
  loans or MBS held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

  •
  loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

        In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to make distributions in the form of our shares or taxable in-kind distributions of property.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification during our 2009 or subsequent taxable years, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described under "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through taxable years beginning on or before December 31, 2010), and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a

REIT for the four taxable years following the taxable year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

        Net income derived by a REIT from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by us will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. Therefore, in order to avoid the prohibited transactions tax, we intend to engage in certain sales and other activities that could potentially give rise to income from a prohibited transaction through a TRS and not at the REIT level.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and collateralized by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. To the extent that we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we expect to make an election to treat the related property as foreclosure property.

Foreign Investments

        We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains recognized after July 30, 2008 would be excluded from gross income for purposes of one or both of the gross income tests, as discussed above under "—Income Tests."

Derivatives and Hedging Transactions

        We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by U.S. Department of the Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Department of the Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

        An entity, or a portion of an entity, may be classified as a TMP under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets. Under U.S. Department of the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. We may enter into transactions that could result in us or a portion of our assets being treated as a TMP for U.S. federal income tax purposes. Specifically, we may securitize our assets and such securitizations will likely result in us owning interests in a TMP. We would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely enter into such transactions at a subsidiary REIT level, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes.

        If a REIT, including a subsidiary REIT formed by our operating partnership, owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT's shareholders.

        If a REIT owns less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT's compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. If a subsidiary REIT through which we held TMP securitizations were to fail to qualify as a REIT, our TMP securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.

        The U.S. Department of the Treasury has not yet issued regulations to govern the treatment of shareholders of a REIT, a portion of which is a TMP, as described below. A portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income."

        The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, would be allocated among its shareholders. A shareholder's share of excess inclusion income (1) would not be allowed to be offset by any net operating losses (or other deductions) otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See "—Taxation of Shareholders." Under recently issued IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt shareholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such shareholder by the amount of such tax paid by the REIT attributable to such shareholder's ownership. U.S. Department of the Treasury regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Annual Distribution Requirements." Our declaration of trust contemplates that any tax imposed on us in these circumstances may to the extent feasible reduce distributions to the shareholder whose status caused that tax to be imposed, or we may bear such tax as a general corporate expense.

        The manner in which excess inclusion income is calculated is not clear under current law. As required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more shareholders (as described above) could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Tax Aspects of Our Investments in Partnerships

    General

        We may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See "—Taxation of Our Company—Effect of Subsidiary Entities—Ownership of Partnership Interests and Disregarded Entities."

    Entity Classification

        Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "—Asset Tests" and "—Income Tests," and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See "—Income Tests," "—Asset Tests," and "—Failure to Qualify," for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

    Tax Allocations with Respect to Partnership Properties

        Under the Internal Revenue Code and the U.S. Department of the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the U.S. Department of the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our shares. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Shareholders

    Taxation of Taxable Domestic Shareholders

        Distributions.    Provided that we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With certain exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (15% maximum U.S. federal income tax rate through taxable years beginning on or before December 31, 2010) for qualified dividends received by domestic shareholders that are individuals, trusts and estates from taxable C corporations. Such shareholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

  (1)
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

  (2)
  dividends received by the REIT from TRSs or other taxable C corporations, or

  (3)
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions from us that are designated as capital gain dividends will generally be taxed to shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Internal Revenue Code that treat shareholders of a REIT as having received, for U.S. federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. See "—Annual Distribution Requirements." Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through taxable years beginning on or before December 31, 2010) in the case of shareholders who are individuals, trusts and estates, and 35% in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Taxation of Our Company—Annual Distribution Requirements." Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources. In addition, any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

        If excess inclusion income from a TMP or REMIC residual interest is allocated to any of our shareholders, that income will be taxable in the hands of the shareholder and would not be offset by any net operating losses of the shareholder that would otherwise be available. See "—Taxable Mortgage Pools and Excess Inclusion Income."

        Dispositions of Our Shares.    In general, a shareholder must treat any gain or loss recognized upon a sale or other disposition of our shares as capital gain or loss. Any capital gains recognized by individuals, trusts and estates upon the sale or disposition of our shares generally will be treated as long-term capital gains and will be subject to a maximum U.S. federal income tax rate of 15% (through taxable years beginning on or before December 31, 2010) if the shares are held for more than one year, and will be treated as short-term capital gains taxed at ordinary income rates if the shares are held for one year or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted U.S. Department of the Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You are encouraged to consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares or securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Information Reporting and Backup Withholding.    We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

  (1)
  are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

  (2)
  provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

        Any amount paid as backup withholding will be creditable against your income tax liability.

    Taxation of Foreign Shareholders

        The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our shares applicable to non-U.S. holders of our shares. A "non-U.S. holder" is any person other than:

  (1)
  a citizen or resident of the U.S.;

  (2)
  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., or of any state thereof, or the District of Columbia;

  (3)
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  (4)
  a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares.

        The discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

        In General.    For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. Receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT ordinary dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT ordinary dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

        Ordinary Dividends.    The portion of distributions received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusion income allocable to the foreign shareholder. See "—Taxable Mortgage Pools and Excess Inclusion Income."

        In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. holder's investment in our common shares is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

        Non-Dividend Distributions.    Unless our common shares constitute a U.S. real property interest, or a USRPI, which we do not anticipate, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. However, if, contrary to our expectation, our common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the shareholder's basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. See "Taxation of Shareholders—Taxation of Foreign Shareholders—Ordinary Dividends" for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount of capital gain dividends that we could have designated in a taxable year, to the extent such capital gain dividends would be attributable to USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, a distribution is not a USRPI capital gain if the underlying asset that was sold represented an interest held by us solely as a creditor, which is likely to be the case for a substantial majority of our assets. Capital gain dividends received by a non-U.S. holder from a REIT that are attributable to dispositions by that REIT of assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the non-U.S. holder will incur a 30% tax on his, her or its capital gains.

        Notwithstanding the foregoing, capital gain dividends attributable to USRPI capital gains paid by us to non-U.S. holders are not subject to FIRPTA (and are generally treated the same as an ordinary dividend from us (see "—Taxation of Shareholders—Taxation of Foreign Shareholders—Ordinary Dividends")) if the capital gain dividends are paid with respect to a class of our shares that is regularly traded on an established securities market in the U.S., as long as the non-U.S. holder has not owned more than 5% of such class of shares at any time during the one year period ending on the date such dividend is received. However, there can be no assurance that our common shares will ever be regularly traded on an established securities market within the meaning of this provision.

        Dispositions of Our Common Shares.    Unless our common shares constitute a USRPI, which we do not anticipate, a sale of the shares by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property held solely as a creditor. We expect that most of our assets throughout any relevant testing period will not be real property, but instead will constitute debt instruments, or securities treated as debt instruments, and stock in TRSs.

        Even if, contrary to our expectations, the foregoing test is not met, our common shares nonetheless will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We also expect for the reason given in "—In General" that we will be a domestically controlled qualified investment entity and, therefore, that the gain on the sale of our common shares should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be a domestically controlled qualified investment entity.

        If our common shares constitute a USRPI and we do not constitute a domestically controlled qualified investment entity, but our common shares become "regularly traded," as defined by applicable U.S. Department of the Treasury regulations, on an established securities market, a non-U.S. holder's sale of common shares nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common shares at all times during a specified testing period.

        If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. holder is a non-resident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        Estate Tax.    Our common shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of death will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

    Taxation of Tax-exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our common shares as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder except as described in the following paragraph.

        To the extent, however, that we (or a part of us, or a disregarded subsidiary of ours) are a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt shareholder that is allocable to excess inclusion income will be subject to tax as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt shareholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case and to the extent feasible, may reduce the amount of distributions to those shareholders whose ownership gave rise to the tax or we may bear such tax as a general corporate expense. See "—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our shareholders if a portion of a dividend paid by us is attributable to excess inclusion income.

        Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our common shares could be required to treat a percentage of the dividends from us as UBTI if we are a "pension held REIT." We will not be a pension held REIT unless we are required to "look through" one or more pension trust shareholders in order to satisfy the REIT closely held rules and either (1) one pension trust owns more than 25% of the value of our common shares, or (2) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such shares. Certain restrictions on ownership and transfer of our common shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our common shares, or us from becoming a pension held REIT.

Tax-exempt shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.

Other Tax Considerations

    Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

    State, Local and Foreign Taxes

        We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass-through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors are encouraged to consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares or other securities.

 ERISA CONSIDERATIONS

        A plan fiduciary considering an investment in our common shares should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Internal Revenue Code, or any substantially similar federal, state, or local law. ERISA and the Internal Revenue Code impose restrictions on: (1) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA; (2) plans described in Section 4975(e)(1) of the Internal Revenue Code that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh Plans; (3) any entity whose underlying assets include "plan assets" by reason of investment in such entity by a plan described in (1) or (2) (each of (1), (2), and (3), a "Plan"); and (4) persons described as "parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code who have certain specified relationships to a Plan.

        ERISA imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan's assets is considered to be a fiduciary of that Plan. A fiduciary with respect to a Plan has a duty to act solely in the interest of the Plan's participants and beneficiaries and for their exclusive benefit, ensure that Plan investments satisfy ERISA's prudence and diversification requirements, provide sufficient liquidity for the satisfaction of Plan obligations, and comply with the underlying Plan documents, including a Plan's investment policy. In addition, both ERISA and the Internal Revenue Code prohibit certain transactions involving "plan assets" between a Plan and "parties in interest" or "disqualified persons." Violations of these rules may result in the imposition of an excise tax or penalty.

        Certain affiliates of our manager and/or us may be fiduciaries, "parties in interest," or "disqualified persons" with respect to a number of Plans. Accordingly, investment in our common shares by a Plan that has such a relationship could be deemed to constitute a prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code. Such transactions may, however, be subject to one or more statutory or administrative exemptions, such as: Section 408(b)(17) of ERISA, which exempts certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 75-1, which exempts certain transactions involving a Plan and certain members of an underwriting syndicate; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in common shares. If a purchase were to result in a non-exempt prohibited transaction, such purchase may have to be rescinded.

The Plan Asset Rules

        Under ERISA, if a Plan acquires an "equity interest" in an entity, such a Plan's assets may be deemed to include an interest in the underlying assets of that entity. In that event, the operations of such entity could result in a prohibited transaction under ERISA and the Internal Revenue Code.

        If, however, a Plan acquires a "publicly offered security," as defined under the rules and regulations promulgated by the Department of Labor (the "Plan Asset Rules"), the issuer of such security is not deemed to hold the assets of a Plan for purposes of ERISA or the Internal Revenue Code. Under the Plan Asset Rules, a publicly offered security is a security that is freely transferable, part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and is either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

    Our Common Shares as "Publicly Offered Securities"

        It is anticipated that our common shares being offered hereby will meet the criteria of "publicly offered securities" under the Plan Asset Rules. Although no assurances can be given, we expect that the common shares will qualify as "freely transferable" within the meaning of the Plan Asset Rules, the common shares will be held by at least 100 independent investors at the conclusion of the offering, and the common shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and will be timely registered under the Exchange Act.

    Exemptions to Prohibited Transactions

        If the common shares fail to meet the criteria of "publicly offered securities" under the Plan Asset Rules, our assets may be deemed to include the assets of any Plan that is a purchaser of common shares. In that event, transactions involving our assets and "parties in interest" or "disqualified persons" with respect to such a Plan might be prohibited under ERISA and the Internal Revenue Code unless a statutory or administrative exemption exists and all conditions for such exemptive relief are satisfied. However, there is no assurance that such an exemption or any other exemption would apply, even if all of the conditions specified therein were satisfied.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., have severally agreed to purchase from us the following respective number of common shares at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.

Total

        The underwriting agreement provides that the obligations of the several underwriters to purchase common shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the common shares offered by this prospectus, other than those covered by the over-allotment option described below, if any of these shares are purchased.

        We have been advised by the representatives of the underwriters that the underwriters propose to offer the common shares to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $        per share under the public offering price. After the initial public offering, the representatives of the underwriters may change the offering price and other selling terms.

        We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to                        additional common shares at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common shares offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional common shares as the number of common shares to be purchased by it in the above table bears to the total number of common shares offered by this prospectus. We will be obligated to sell these additional common shares to the underwriters to the extent the option is exercised. If any additional common shares are purchased, the underwriters will offer the additional common shares on the same terms as those on which the shares are being offered.

        The underwriting discounts and commissions per share are equal to the public offering price per common share less the amount paid by the underwriters to us per share. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the underwriters' over-allotment option:

Total Fees
	Fee Per Share	Without Exercise of the Over- Allotment Option	With Full Exercise of the Over- Allotment Option
Discounts and commissions paid by us

        In addition, we estimate that our share of the total organizational and offering expenses, excluding underwriting discounts and commissions, will be approximately $             million.

        We agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        We, each of our trustees and executive officers and each executive officer of our manager (other than purchasers of common shares in the concurrent private placement) have agreed not to offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any of our common shares or other securities convertible into or exchangeable or exercisable for common shares or derivatives of our common shares owned by us or any of these persons prior to this offering or common shares issuable upon exercise of options or warrants held by these persons for a period of 180 days after the date of this prospectus without the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. However, each of our trustees and executive officers and each executive officer of our manager may transfer or dispose of our shares during this 180-day "lock-up" period in the case of gifts or for estate planning purposes where the donee agrees to a similar lock-up agreement for the remainder of the 180-day "lock-up" period.

        Affiliates of our manager who will purchase common shares in the concurrent private placement (including certain of our executive officers and trustees) have agreed that, for a period of             after the date of this prospectus, without the consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., such purchaser will not offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any of our common shares purchased in the private placement completed concurrently with the closing of this offering. However, each of our trustees and executive officers and each executive officer of our manager may transfer or dispose of our shares during this                "lock-up" period in the case of gifts or for estate planning purposes where the donee agrees to a similar lock-up agreement for the remainder of the this                "lock-up" period.

        In the event that either (1) during the last 17 days of the 180-day or        "lock-up" period described in the two preceding paragraphs, we release earnings results or material news or a material event relating to us occurs, or (2) prior to the expiration of the 180-day or        "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day or        "lock-up" period, as applicable, then, in either case, the expiration of the 180-day or        "lock-up" period, as applicable, will be extended to the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. waive, in writing, such an extension.

        There are no agreements between Credit Suisse Securities (USA) LLC or J.P. Morgan Securities Inc. and any of our shareholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 180-day or        "lock-up period," as applicable.

        The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

        In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

        Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters' option to purchase additional common shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

        Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

        Stabilizing transactions consist of various bids for or purchases of our common shares made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common shares. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise.

        A prospectus in electronic format may be made available on web sites maintained by one or more underwriters. Other than the prospectus in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus form a part.

        The underwriters or their affiliates have engaged in transactions with, and have performed underwriting, investment banking, lending and advisory services for Marathon and/or its affiliates in the ordinary course of their business and may do so for us, as well as for our manager and our affiliated loan servicer, Marix, and their affiliates in the future. Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. have previously acted as financial advisors, and provided prime brokerage, custodial services and financing arrangements to Marathon and its funds and managed accounts and have entered into repurchase agreements, credit default swaps, equity swaps, foreign exchange contracts, guarantees, derivative contracts and other financing agreements with Marathon and its funds and managed accounts. They have received or will receive customary fees and reimbursements of expenses for these transactions and services. In addition, funds managed by affiliates of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. are investors in funds managed by Marathon.

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, or a Relevant Member State, each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time,

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior content of our manager for any such offer; or

  •
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, (1) the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (2) the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in such Relevant Member State.

        We have been advised by the underwriters that they have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 or FSMA, with respect to anything done by them in relation to our common shares in, from or otherwise involving the United Kingdom; they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us.

Pricing of this Offering

        Prior to this offering, there has been no public market for our common shares. We have applied to list our common shares on the NYSE under the symbol "  ." The initial public offering price per common share will be determined by negotiation among us and the underwriters. Among the primary factors that will be considered in determining the public offering price are: prevailing market conditions, the present stage of our development, the market capitalizations and stages of development of other companies that we and the underwriter believe to be comparable to our business and estimates of our business potential.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by DLA Piper LLP (US). In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled "U.S. Federal Income Tax Considerations" is based on the opinion of DLA Piper LLP (US). Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The financial statements of Marathon Real Estate Mortgage Trust at June 12, 2009 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the shares of common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

        As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our shareholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO THE FINANCIAL STATEMENTS OF MARATHON REAL ESTATE MORTGAGE TRUST

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of
Marathon Real Estate Mortgage Trust:

        We have audited the accompanying balance sheet of Marathon Real Estate Mortgage Trust (the "Company") as of June 12, 2009 (commencement of operations). This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Marathon Real Estate Mortgage Trust at June 12, 2009 (commencement of operations), in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

June 15, 2009
New York, New York

Marathon Real Estate Mortgage Trust

Balance Sheet

June 12, 2009

Assets
Cash	$80,400

Total assets	$80,400

Liabilities and Shareholder's Equity
Payable to manager	$78,400

Total liabilities	78,400

Shareholder's equity:
Common shares of beneficial interest (par value $0.01, 1,000 shares authorized, 100 issued and outstanding)	$1
Additional paid in capital	1,999

Total shareholder's equity	$2,000

Total Liabilities and Shareholder's Equity	$80,400

See accompanying notes.

Marathon Real Estate Mortgage Trust

Notes to Financial Statements

June 12, 2009

1. ORGANIZATION

        Marathon Real Estate Mortgage Trust. (the "Company") was organized in Maryland on June 10, 2009 and commenced operations on June 12, 2009. Under the declaration of trust, the Company is authorized to issue up to 1,000 common shares of beneficial interest ("common shares"). The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code commencing with its taxable period ending on December 31, 2009. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income in the form of qualifying distributions to shareholders.

2. FORMATION OF THE COMPANY/INITIAL PUBLIC OFFERING

        The Company intends to conduct an initial public offering of common shares, which is anticipated to be finalized in the fourth quarter of 2009. Proceeds from the offering will be used primarily to acquire mortgage-backed securities, mortgage loans and other real estate-related loan and securities with a focus on residential mortgage-backed securities that are not issued or guaranteed by a U.S. government agency or a federally-chartered corporation and residential mortgage loans. As opportunities arise, the Company may also invest in commercial mortgage-backed securities and commercial loans. The Company also expects to invest in residential mortgage-backed securities for which a U.S. government agency or a federally-chartered corporation guarantees payments of principal and interest on the securities.

        The Company's core investment strategy will be to focus on investing in credit intensive assets. Many of the mortgage loans in which the Company invests may be distressed and may be acquired at discounts to their unpaid principal balances. The Company may seek to maximize the value of the acquired mortgage loans through loan modification programs, special servicing and other initiatives. The Company will be subject to the risks involved with real estate and real estate loans and securities. These include, among others, the risks normally associated with changes in the general economic climate, creditworthiness of borrowers, competition for borrowers, changes in tax laws, interest rate levels, and the availability of financing.

        The sole shareholder of the Company is Marathon Asset Management, L.P., whose initial capital contribution to the Company totaled $2,000 and was made on June 12, 2009. The Company will be managed by Marathon Asset Management, L.P., (the "Manager"), a registered investment adviser formed in 1998, pursuant to a management agreement between the Company and the Manager. The Manager is a global alternative asset manager focused on distressed and special situations investing across corporate credit, structured debt, mortgages and other real estate assets. The Company will also enter into a loan servicing agreement with Marix Servicing, LLC ("Marix"), a residential mortgage servicer and majority owned subsidiary of the Manager, pursuant to which Marix will provide the Company primary and special servicing in residential mortgage whole loans.

3. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

        The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Marathon Real Estate Mortgage Trust

Notes to Financial Statements (Continued)

June 12, 2009

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Underwriting Commissions and Costs

        Underwriting commissions and costs to be incurred in connection with the Company's common share offerings will be reflected as a reduction of additional paid-in-capital.

Organization Costs

        Costs incurred to organize the Company will be expensed as incurred. Estimated costs are not yet determinable.

Cash

        Cash is comprised of cash held in a major banking institution.

Marathon Real Estate Mortgage Trust

Shares

Common Shares

PROSPECTUS

Credit Suisse

J.P. Morgan

                        , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table shows the fees and expenses, other than underwriting discounts, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee and the FINRA fee are estimated.

SEC registration fee		$16,740
FINRA filing fee		30,500
NYSE fee			*
Legal fees and expenses (including Blue Sky fees)			*
Accounting fees and expenses			*
Printing and engraving expenses			*
Transfer agent fees and expenses			*
Miscellaneous			*
Total	$		*

    *
    To be filed by amendment.

Item 32.    Sales to Special Parties.

        None.

Item 33.    Recent Sales of Unregistered Securities.

        On June 12, 2009 the registrant issued 100 common shares of beneficial interest to Marathon Asset Management, L.P. in exchange for $2,000 in cash as its initial capitalization. Concurrently with the completion of this offering, we expect to issue an aggregate of                        of our common shares in a private placement to affiliates of our manager at the initial public offering price. In addition, at the closing of this offering, we expect to grant an aggregate of                        LTIP units to our executive officers and certain employees of Marathon and/or Marix under our equity incentive plan.

        Each of the above transactions has been, or will be, effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

Item 34.    Indemnification of Trustees and Officers.

        Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and is material to the cause of action. The registrant's declaration of trust contains such a provision and limits the liability of the registrant's trustees and officers to the maximum extent permitted by Maryland law.

        The registrant's declaration of trust authorizes it, and its bylaws require it, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any individual who is a present or former trustee or officer or (2) any individual who, while serving as the registrant's trustee or officer and at its request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. The registrant's declaration of trust and bylaws also permit the registrant to indemnify and advance expenses to any person who serves any predecessor of the registrant in any of the capacities described above and to any employee or agent of the registrant. The registrant also will enter into indemnification agreements with its trustees and executive officers that address similar matters, as described below.

        Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Upon the completion of this offering, the registrant expects to enter into customary indemnification agreements with each of its trustees and executive officers that will obligate the registrant to indemnify them to the maximum extent permitted under Maryland law. The agreements will require the registrant to indemnify the trustee or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on the registrant's behalf. In addition, the indemnification agreements will require the registrant to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on the registrant's behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions on indemnification under Maryland law exists.

        In addition, the indemnification agreements will require the registrant to advance, without a preliminary determination of the indemnitee's entitlement to indemnification thereunder, reasonable expenses incurred by the indemnitee within 10 days of the receipt by the registrant of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

  •
  a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

        The indemnification agreement also will provide for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of the registrant.

Item 35.    Treatment of Proceeds From Stock Being Registered.

        None of the proceeds will be credit to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

        (a)   Financial Statements. See page F-1 for an index to the financial statements included in this registration statement.

        (b)   Exhibit. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement
3.1	*	Form of Amended and Restated Declaration of Trust of Marathon Real Estate Mortgage Trust
3.2	*	Form of Bylaws of Marathon Real Estate Mortgage Trust
4.1	*	Specimen Common Share Certificate of Marathon Real Estate Mortgage Trust
5.1	*	Opinion of DLA Piper LLP (US) relating to the legality of the securities being registered (including consent of such firm)
8.1	*	Opinion of DLA Piper LLP (US) regarding tax matters (including consent of such firm)
10.1	*	Form of Private Placement Purchase Agreement between Marathon Real Estate Mortgage Trust and
10.2	*	Registration Rights Agreement between Marathon Real Estate Mortgage Trust and
10.3	*	Limited Partnership Agreement of Marathon Real Estate Mortgage Operating Partnership, L.P.
10.4	*	Limited Partnership Agreement of Marathon PPIP, L.P.
10.5	*	Form of Management Agreement between Marathon Real Estate Mortgage Trust and Marathon Asset Management, L.P.
10.6	*	Form of Loan Servicing Agreement between Marathon Real Estate Mortgage Trust and Marix Servicing LLC
10.7	*	Form of Indemnification Agreement
10.8	*	Marathon Real Estate Mortgage Trust 2009 Equity Incentive Plan
10.9	*	Form of Restricted Common Shares Award Agreement
10.10	*	Form of LTIP Unit Award Agreement

Exhibit Number		Description
23.1		Consent of Ernst & Young LLP
23.2	*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23.3	*	Consent of DLA Piper LLP (US) (included in Exhibit 8.1)
24.1		Power of Attorney (included on the signature page to this registration statement)
99.1	*	Consent of Independent Trustee Nominee
99.2	*	Consent of Independent Trustee Nominee
99.3	*	Consent of Independent Trustee Nominee
99.4	*	Consent of Independent Trustee Nominee

*
To be filed by amendment

Item 37.    Undertakings

        (a)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes that:

          (i)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 28th day of August, 2009.

Marathon Real Estate Mortgage Trust
/s/ DAVID ARZI David Arzi Chief Executive Officer and Trustee

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any two of the following three individuals: Bruce Richards, David Arzi and Jon Halpern, acting jointly, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BRUCE RICHARDS Bruce Richards	Chairman of the Board of Trustees	August 28, 2009
/s/ DAVID ARZI David Arzi	Chief Executive Officer and Trustee (principal executive officer)	August 28, 2009
/s/ MARK KLEINMAN Mark Kleinman	Chief Financial Officer (principal financial officer)	August 28, 2009
/s/ JON HALPERN Jon Halpern	Vice Chairman of the Board of Trustees	August 27, 2009

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement
3.1	*	Form of Amended and Restated Declaration of Trust of Marathon Real Estate Mortgage Trust
3.2	*	Form of Bylaws of Marathon Real Estate Mortgage Trust
4.1	*	Specimen Common Share Certificate of Marathon Real Estate Mortgage Trust
5.1	*	Opinion of DLA Piper LLP (US) relating to the legality of the securities being registered (including consent of such firm)
8.1	*	Opinion of DLA Piper LLP (US) regarding tax matters (including consent of such firm)
10.1	*	Form of Private Placement Purchase Agreement between Marathon Real Estate Mortgage Trust and
10.2	*	Registration Rights Agreement between Marathon Real Estate Mortgage Trust and
10.3	*	Limited Partnership Agreement of Marathon Real Estate Mortgage Operating Partnership, L.P.
10.4	*	Limited Partnership Agreement of Marathon PPIP, L.P.
10.5	*	Form of Management Agreement between Marathon Real Estate Mortgage Trust and Marathon Asset Management, L.P.
10.6	*	Form of Loan Servicing Agreement between Marathon Real Estate Mortgage Trust and Marix Servicing LLC
10.7	*	Form of Indemnification Agreement
10.8	*	Marathon Real Estate Mortgage Trust 2009 Equity Incentive Plan
10.9	*	Form of Restricted Common Shares Award Agreement
10.10	*	Form of LTIP Unit Award Agreement
23.1		Consent of Ernst & Young LLP
23.2	*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23.3	*	Consent of DLA Piper LLP (US) (included in Exhibit 8.1)
24.1		Power of Attorney (included on the signature page to this registration statement)
99.1	*	Consent of Independent Trustee Nominee
99.2	*	Consent of Independent Trustee Nominee
99.3	*	Consent of Independent Trustee Nominee
99.4	*	Consent of Independent Trustee Nominee

*
To be filed by amendment